Exhibit 10.8

Execution Text

DATED	2005

(1)	AERCAP IRELANDLIMITED

(2)	INTERNATIONAL CARGO AIRLINES COMPANY KSC (trading as “LoadAir”)

(3)	AERVENTURE LIMITED

JOINT VENTURE AGREEMENT

McCann FitzGerald

Solicitors

2 Harbourmaster Place

International Financial Services Centre

Dublin 1

25.	Announcements	36

26.	Communications	37

27.	Assignment of Agreement	38

28.	General	40

29.	Governing law and jurisdiction	41

SCHEDULE 1		43

COMPANY INFORMATION		43

SCHEDULE 2		44

BUSINESS TO BE TRANSACTED AT COMPLETION		44

SCHEDULE 3		46

AERCAP WARRANTIES		46

SCHEDULE 4		47

RESTRICTED TRANSACTIONS		47

SCHEDULE 5		51

PART 1 DEED OF ADHERENCE		51

SCHEDULE 5		53

PART 2 DEED OF ADHERENCE FOR NOMINATED PARTY		53

SCHEDULE 6		55

SHAREHOLDER’S WRITTEN RESOLUTIONS		55

SCHEDULE 7		57

EQUITY DRAWDOWN SCHEDULE		57

AGREED FORM DOCUMENTS

Administrative Agency Agreement

Articles

Cash Management Agreement

Servicing Agreement

ANNEXED DOCUMENT

Aircraft Letter of Intent

THIS AGREEMENT is made on	2005

BETWEEN:

                                  AERCAP IRELAND LIMITED, a company incorporated in Ireland (registered no. 51950), whose registered office is at debis AirFinance House, Shannon, Co. Clare, (“AerCap”);

                                  INTERNATIONAL CARGO AIRLINES COMPANY KSC (trading as “LoadAir”), a company incorporated in Kuwait, registered no.109323 whose principal place of business is at Kuwait Free Trade Zone, Moevenpick Way, Kuwait City, P.O. Box 42433 Postal Code 70655 (“LoadAir”); and

(4)                                  AERVENTURE LIMITED, a company incorporated in Ireland (registered no. 410443) whose registered office is at debis AirFinance House, Shannon, Co. Clare  (the “Company”).

RECITALS:

                              The Company was incorporated on 7 November 2005 under the Companies Acts 1963 to 2005 and is a private company limited by shares.

                                The Company has an authorised share capital of €100,000 divided into 100,000 ordinary shares of €1 one of which has been issued or allotted and is fully paid. Such share  is currently held by AerCap.

(C)                               AerCap and LoadAir have agreed that the Company shall be a joint venture vehicle for the purpose of the acquisition and leasing of a fleet of new Airbus aircraft as described in this Agreement. AerCap and LoadAir wish to participate as shareholders in the Company in order to facilitate the achievement of this purpose on the terms set out in this Agreement.

(D)                              AerCap and LoadAir have further agreed that the Company shall enter into certain services agreements described in this Agreement with AerCap and certain members of the AerCap Group, being services described in the Servicing Agreement, the Administrative Agency Agreement and the Cash Management Agreement.

(E)                                This Agreement contains the terms upon which AerCap and LoadAir have agreed to invest in the Company and provisions governing the operation of the Company.

NOW IT IS AGREED as follows:

1.                                       Interpretation

1.1                                 Unless the context otherwise requires each of the following words and expressions shall have the following meanings:

“acting in concert” has the meaning set out in section 1(3) of the Irish Takeover Panel Act, 1997;

“Additional AerCap Loan Contribution” means the non-interest bearing loan of US$18,000,000 made by AerCap to the Company on the date hereof pursuant to

Clause 3.2 for the purposes described in that Clause and to be capitalised by the issue of Shares at Completion;

“Additional Aircraft” means any aircraft from time to time and at any time owned by a member of the Group other than the Initial Aircraft;

“Additional Shareholder Capital” means the nominal value of any Shares subscribed for pursuant to Clause 13.4;

“Additional Shareholder Capital Tranche” means in respect of a Financing Start Date:

(a)                                  the sum of:

(i)                                     the amount scheduled in the Equity Drawdown Schedule to be subscribed for in Shares (in cash at par) in the Relevant Quarter or such other amount (not being more than 115% of the scheduled amount) as the Cash Manager may determine; and

(ii)                                  any amount or amounts scheduled in the Equity Drawdown Schedule to be subscribed for in Shares (in cash at par) in the quarter immediately before or after the Relevant Quarter as the Cash Manager may determine provided that such amount(s) have not already been subscribed for pursuant to Clause 13.4 and the Cash Manager has confirmed to the Shareholders that such amount(s) are required to be postponed or brought forward as a result of any deferral or acceleration of the relevant payments under the Aircraft Purchase Agreement, less any amount scheduled in the Equity Drawdown Schedule to be subscribed for in Shares (in cash at par) in the Relevant Quarter which has already been subscribed for pursuant to Clause 13.4 in accordance with paragraph (ii) above; or

(b)                                 such greater amount as the Board may approve with the consent of the Significant Shareholders.

“Administrative Agency Agreement” means the agreement to be entered into between the Company and the Administrative Agent in the agreed form and comprising one of the Services Agreements;

“Administrative Agent” means AerCap Administrative Services Limited;

“AerCap Group” means the Shareholder Group of AerCap;

“AerCap Warranties” means the warranties contained in Schedule 3 and “AerCap Warranty” means any such warranty;

“Agreed Proportion” means, in respect of a Shareholder:

(a)                                  where the term is used in Clauses 13.4, 15.1 and 15.5(c), the percentage which the nominal value of the Shares beneficially owned by that Shareholder at the relevant time bears to the aggregate nominal value of all the issued Shares from time to time (excluding any Defaulting Shares as defined in Article 17.3); and

(b)                                 where the term is used in any other provision of this Agreement, the percentage which the nominal value of the Shares beneficially owned by that Shareholder at the relevant time bears to the aggregate nominal value of all the issued Shares from time to time;

“Airbus” means Airbus SAS;

“Airbus Confidential Information” means any information subject to obligations of confidentiality in favour of Airbus under the Aircraft Letter of Intent or Airbus Purchase Agreement;

“Aircraft” means Initial Aircraft and Additional Aircraft;

“Aircraft Letter of Intent” means the letter of intent dated 23 November 2005 made between Airbus, the Company, and AerCap BV in respect of the Initial Aircraft, a copy of which is annexed hereto and initialled by the parties for the purposes of identification;

“Aircraft Purchase Agreement” means the agreement to be entered into between Airbus and the Company on the date of this Agreement inter alia for the purchase by the Company of the Initial Aircraft;

“Articles” means the articles of association of the Company in the agreed form to be adopted prior to Completion pursuant to the special resolutions set out in Schedule 6 (and as amended from time to time) and any reference in this Agreement to any Article shall be to that article of the Articles;

“Auditors” means the auditors of the Company for the time being;

“Board” means the board of Directors;

“Budget” means the first annual operating budget of the Company to be agreed at the first Board meeting of the Company after Completion based on an expansion in monthly format of the Model;

“Business” has the meaning set out in Clause 2.1;

“Business Day” means a day other than a Saturday or Sunday in Ireland on which banks are generally open for business in both Dublin and Kuwait;

“Business Plan” means, at the date of this Agreement, the Model and (when agreed) the Budget and, at any subsequent date, the most recent business plan of the Group containing the reports and other material referred to in Clause 10.5 and approved in accordance with Clause 10;

“Call Notice” has the meaning set out in Clause 13.4;

“Cash Management Agreement” means the agreement to be entered into between the Company and the Cash Manager in the agreed form and comprising one of the Services Agreements;

“Cash Manager” means AerCap Cash Manager II Limited;

“Chairman” means the chairman of the Board for the time being;

“Completion” means completion of the matters provided for in Clause 5 and Schedule 2 in accordance with that Clause and Schedule;

“Completion Date” means the date upon which Completion takes place;

“Companies Acts” means the Companies Acts 1963 to 2005 and any legislation in whatever form to be construed as one with those Acts;

“Condition Date” means in respect of a Condition, the date and time specified in that Condition;

“Conditions” means the conditions set out in Clause 4.1 (a)  and (b) and “Condition” means one such condition;

“Confidential Information” means:

(a)                                  any information, data, facts, intelligence and/or material relating to the Group and/or the Business;

(b)                                 any information, data, facts, intelligence and/or material relating to this Agreement and/or any document referred to in this Agreement; and

(c)                                  such information, data, facts, intelligence and/or material as a Shareholder may from time to time provide to any other Shareholder, whether orally or in writing, regarding the structure, business, assets, liabilities, operations, budgets and strategies of the first-mentioned Shareholder or its Shareholder Group;

“connected with”, in relation to two or more persons, means two or more persons who are connected with each other for the purposes of section 10 of the Taxes Consolidation Act 1997 and a “Connected Person” of any person means a person who is connected with that first-mentioned person;

“Deed of Adherence” means a deed in the form set out in Part 1 of Schedule 5;

“Deposit Loan” means the non-interest bearing loan of US$7,000,000 made to the Company by AerCap for the purposes of paying the partly non-refundable deposit of the same sum to Airbus  pursuant to the Aircraft Letter of Intent and to be capitalised by the issue of Shares at Completion;

“Director” means a director of the Company for the time being;

“Draft Business Plan Date”  in respect of a draft Business Plan means 15 October in the year before the start of the financial year to which the draft Business Plan relates,

save in the case of the draft Business Plan for the year to 31 December 2007, in respect of which the Draft Business Plan Date shall be 31 July 2006;

“Eligible Bank” means a bank which is acceptable to Airbus in Airbus’ sole discretion;

“Encumbrance” includes any adverse claim or right or third party right or interest, any equity, any option or right of pre-emption or right to acquire or restrict, any mortgage, charge, assignment, hypothecation, pledge, lien or security interest or arrangement of whatsoever nature, any reservation of title, and any other encumbrance, priority or security interest or similar arrangement of whatever nature;

“Equity Drawdown Schedule” means the equity drawdown schedule of the Company contained in Schedule 7;

“euro” and “€” mean the lawful currency of Ireland;

“Event of Default” means in relation to a Shareholder (other than AerCap in the case of paragraph (c) below) the occurrence of any of the following:

(a)                                  that Shareholder fails to make on the due date any payment to the Company which it is required by the Cash Manager to make pursuant to Clause 13 or to deliver the Initial Shareholder Capital Security in accordance with Clause 13.2 provided that if by the Scheduled Date (as defined in Clause 13.3) the Cash Manager has received the Initial Call Amount (as defined in Clause 13.3) payable by a Shareholder pursuant to an exercise of the Initial Shareholder Capital Security in relation to that Shareholder, that Shareholder shall not be deemed to have failed to make payment of that Initial Call Amount for the purposes of this paragraph (a); or

(b)                                 an Insolvency Event occurring in relation to that Shareholder; or

(c)                                  a Relevant Change in Control of that Shareholder without the consent of the Significant Shareholders;

“Fair Value” in respect of any Shares, means the fair value of those Shares as determined in accordance with Article 16;

“Financing Event of Default” means an Event of Default of the type described in paragraph (a) of the definition of that term;

“Financing Start Date” means the date 45 days before the first date of a quarter as set out in the Equity Drawdown Schedule which shall be the “Relevant Quarter” in respect of that Financing Start Date;

 “Group” means the Company and its subsidiary undertakings from time to time (if any), or any of them, as the context requires and “member of the Group” shall have a corresponding meaning;

“Initial Aircraft” shall mean all of the Aircraft as defined in the Aircraft Purchase Agreement;

“Initial Shareholder Capital” means US$100,000,000, comprising the Loan Contributions and the Secured Initial Shareholder Capital;

“Initial Shareholder Capital Security” means:

(a)                                  in relation to LoadAir or any person to whom LoadAir or (save in the case of a Related Holder) AerCap has transferred Shares (a “Relevant Shareholder”) an irrevocable, standby letter of credit or other irrevocable financial instrument issued by an Eligible Bank in favour of the Company (and exercisable on behalf of the Company by the Cash Manager in accordance with Clause 13.3) or such other form of security in favour of the Company (and exercisable on behalf of the Company by the Cash Manager in accordance with Clause 13.3) as may be acceptable to Airbus in Airbus’ sole discretion in each case in a form acceptable to Airbus in Airbus’ sole discretion and on terms that secure payment by the Relevant Shareholder of the Agreed Proportion of the Secured Initial Shareholder Capital (based on shareholdings at the Security Delivery Date) pursuant to Clause 13.3,

(b)                                 in relation to AerCap (or any Related holder of AerCap) a guarantee of AerCap B.V. acceptable to Airbus issued in favour of the Company (and exercisable on behalf of the Company by the Cash Manager in accordance with Clause 13.3) on terms that secure payment by AerCap of the Agreed Proportion of the Secured Initial Shareholder Capital (based on shareholdings at the Security Delivery Date) pursuant to Clause 13.3 in each case to be delivered pursuant to Clause 13.2.

“Insolvency Event” means, in relation to a Shareholder:-

(a)                                  any distress, execution, sequestration or other process being levied or enforced upon or sued out against the property of the Shareholder which is not discharged within 10 Business Days; or

(b)                                 the inability of the Shareholder to pay its debts in accordance with Section 214 of the Companies Act 1963 or any equivalent provision of any applicable law;

(c)                                  the Shareholder ceasing or threatening to cease wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation without insolvency previously approved by the other Shareholders, (such approval not to be unreasonably withheld); or

(d)                                 any encumbrancer taking possession of or a receiver or trustee being appointed over the whole or any part of the undertaking, property or assets of the Shareholder; or

(e)                                  the making of an order or the passing of a resolution for the winding up of the Shareholder, otherwise than for the purpose of a reconstruction or amalgamation without insolvency previously approved by the other Shareholder (such approval not to be unreasonably withheld); or

(f)                                    any analogous event occurring in any jurisdiction in respect of the Shareholder;

“Insurance Servicer” means AerCap Cash Manager II Limited;

“Ireland” means the Republic of Ireland;

“LoadAir Group” means the Shareholder Group of LoadAir;

“LoadAir Loan Contribution” means the non-interest bearing loan of US$25,000,000 made by LoadAir to the Company on the date hereof pursuant to Clause 3.1 for the purposes described in that Clause and to be capitalised by the issue of Shares at Completion;

“Loan Contributions” means the Deposit Loan, the Additional AerCap Loan Contribution and the LoadAir Loan Contribution;

“Model” means the cashflow and financial projections for the Company covering the period from 2006 to 2014 as reviewed by KPMG and subsequently amended by mutual agreement as at the date hereof;

“Nominated Company” has the meaning given to it in Clause 27.2;

“Original holder” means a person who acquires Subscription Shares pursuant to paragraph (d) of Schedule 2 being AerCap or LoadAir as the case may be;

“Permitted Transferee” in relation to a Shareholder, means any person or persons to whom Shares formerly held by such Shareholder have been transferred (whether or not by such Shareholder) and held pursuant to Article 14.1 or Article 14.4;

“quarters” means consecutive three monthly periods ending on 31 March, 30 June, 30 September and 31 December in any year;

“Related Company” has the meaning given to it in the Articles;

“Related holders” means in respect of an Original holder any person holding Shares as a nominee of the Original holder pursuant to a transfer pursuant to Article 14.4 and any person holding Shares as a Related Company of the Original holder pursuant to a transfer pursuant to Article 14.1;

“Relevant Change in Control” shall be deemed to occur in relation to a Shareholder (other than AerCap) if any person or persons connected with each other or persons acting in concert with each other, any one or more of which (other than LoadAir) is an international aircraft operating lessor, obtains control over the Shareholder. For this purpose, “control” has the meaning given by section 432 of the Taxes Consolidation Act 1997;

“Relevant Number of Votes” in respect of a Director means a number of votes equal to A where A is calculated as follows:

A	=

where:

B	=	the nominal value of the Shares beneficially owned by the Significant Shareholder who appointed the Director;

C	=	the number of Directors appointed by the Shareholder who appointed the Director and who are present at the relevant meeting or whose alternate is present at the relevant meeting,

in each case at the time the number of votes is being determined;

“Secured Initial Shareholder Capital” means US$50,000,000 which is to be contributed to the Company pursuant to Clause 13.3 and which is the subject of the Initial Shareholder Capital Security;

“Security Delivery Date” means 31 January 2006 save with respect to LoadAir if Airbus has declined to accept the guarantee from Al Fawares as the Initial Shareholder Capital Security in respect of LoadAir in which event the Security Delivery Date for LoadAir shall be the date which is six weeks after such decision is advised by Airbus to LoadAir;

“Service Providers” means the Administrative Agent, the Cash Manager and AerCap and the Insurance Servicer in their capacity as Servicers under the Services Agreements;

“Services Agreements” means the Administrative Agency Agreement, the Cash Management Agreement and the Servicing Agreement;

“Servicing Agreement” means the agreement to be made between the Company, AerCap, the Insurance Servicer, the Administrative Agent and the Cash Manager in the agreed form and comprising one of the Services Agreements;

“Servicer” means AerCap acting as Servicer under the Servicing Agreement;

“Shareholder” means a beneficial owner of Shares and “Shareholders” means all such beneficial owners from time to time and, upon the assignment of its interest by LoadAir to the Nominated Company under Clause 27 below, shall include that Nominated Company for so long as it continues to be a beneficial owner of Shares;

“Shareholder Capital” means the aggregate nominal value of all Shares in issue from time to time;

“Shareholder Group” means, in respect of a Shareholder, that Shareholder, its parent undertakings and subsidiary undertakings and any other subsidiary undertakings of such parent undertakings, from time to time or any of them as the context requires;

“Shares” means the ordinary shares in the capital of the Company from time to time;

“Significant Shareholder” means a Shareholder for the time being the beneficial owner of more than 10% in nominal value of all the issued Shares from time to time;

“Subscription Shares” means the 50,000,000 Shares the subscription for which by AerCap and LoadAir in equal proportions is provided for in Clause 5 and Schedule 2;

“Transfer Notice” has the meaning given to it in the Articles;

“US$” means US dollars;

“Valuer” has the meaning given to it in the Articles; and

1.2                                 In this Agreement, unless the context requires otherwise:

(a)                                  a reference to a “parent undertaking” and “subsidiary undertaking” is to be construed in accordance with the European Communities (Companies: Group Accounts) Regulations, 1992;

(b)                                 a reference to a document in the “agreed form” is a reference to a document in a form approved and for the purposes of identification signed by or on behalf of each party;

(c)                                  a reference to a person (including a party to this Agreement) includes a reference to that person’s legal personal representatives, successors and permitted assigns;

(d)                                 a reference to a document is a reference to that document as from time to time supplemented or varied;

(e)                                  any reference in this Agreement and/or in the Schedules to any statute or statutory provision shall be deemed to include any statute or statutory provision which amends, extends, consolidates, re-enacts or replaces same, or which has been amended, extended, consolidated, re-enacted or replaced (whether before or after the date of this Agreement) by same and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

(f)                                    words importing the singular shall include the plural number and vice versa and words importing a gender shall include each gender;

(g)                                 words and phrases the definitions of which are contained or referred to in the Companies Acts shall be construed as having the meanings thereby attributed to them;

(h)                                 any reference to any Clause, sub-Clause, paragraph, Schedule or Appendix shall be a reference to the Clause, sub-Clause, paragraph, Schedule or Appendix of this Agreement in which the reference occurs unless it is indicated that reference to some other provision is intended;

(i)                                     the provisions of the Schedules to this Agreement shall form an integral part of this Agreement and shall have as full effect as if they were incorporated in the body of this Agreement and the expressions “this Agreement” and “the Agreement” shall be deemed to include the Schedules to this Agreement;

(j)                                     any reference to a “person” shall be construed as a reference to any individual, firm, company, corporation, undertaking, government, state or agency of a state, or any association or partnership (whether or not having separate legal personality);

(k)                                  the headings contained in this Agreement and the Schedules are inserted for convenience of reference only and shall not in any way form part of nor affect nor be taken into account in the construction or interpretation of any provisions of this Agreement or the said Schedules;

(l)                                     all references in this Agreement to costs, charges and expenses include any value added tax or similar tax charged or chargeable in respect thereof;

(m)                               all references in this Agreement to “indemnify” and “indemnifying” any person against any circumstance include indemnifying and keeping that person harmless from all actions, claims and proceedings from time to time made against that person and all loss or damage and all payments, costs or expenses made or incurred by that person as a consequence of or which would not have arisen but for that circumstance;

(n)                                 references in this Agreement to a “company” shall be construed so as to include any company, corporation or body corporate, whenever and however established or incorporated;

(o)                                 the rule known as the ejusdem generis rule shall not apply to the interpretation of this Agreement and accordingly general words, including those introduced by “other” or followed by “including” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by general words;

(p)                                 any reference to an Irish legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than Ireland, be deemed to include a reference to what most nearly approximates in that jurisdiction to the Irish legal term;

(q)                                 a reference to the “other Shareholders” or any of them shall include a reference to the “other Shareholder” if there shall be only two Shareholders at the relevant time; and

(r)                                    if a payment would otherwise be required to be made on a day on which banks are not generally open for business in New York the payment shall be required to be made on the next following day which is a Business Day and on which banks are generally open for business in New York.

2.                                       Object of the Company

2.1                                 The primary object of the Company shall be to carry on the business of acquiring, leasing, selling or otherwise disposing of the Aircraft (the “Business”).

2.2                                 The Business shall be conducted in the best interests of the Company on sound commercial profit making principles, so as to maximise the risk adjusted present value of the cash flows over the life of the Aircraft from leasing and re-leasing or selling or otherwise disposing of the Aircraft taking into account the then existing and anticipated market conditions affecting the operating leasing of aircraft, the commercial aviation industry generally and any contractual restrictions imposed in any document executed in respect of the Aircraft and without prejudice to the generality of the foregoing in a manner which has as its objective, in so far as practicable, to:

(a)                                  maximise the use of cost effective third party funding;

(b)                                 lease the Aircraft on terms that optimise the balance between credit risk, lease term and remuneration; and

(c)                                  enable the portfolio of Aircraft to be actively traded at optimal values to enable the Shareholders to realise their financial benefits from the transaction.

2.3                                 The central management and control of the Company shall be exercised in Ireland and each of the Shareholders shall take such steps as are within its control to ensure that the Company is treated by all relevant authorities as being resident for taxation and other purposes in Ireland.

3.                                       Loan Contributions

3.1                                 In consideration for AerCap and the Company agreeing to enter into this Agreement LoadAir hereby pays to the Company the sum of US$25,000,000 on the following basis:

(a)                                  such amount comprises a non-interest bearing loan to the Company by LoadAir;

(b)                                 the Company hereby directs LoadAir to pay or to procure the payment of US$17,500,000 of such amount to Airbus on behalf of the Company and in part satisfaction of the Company’s obligations under the Aircraft Purchase Agreement to make a part payment of Predelivery Payments (as defined in the Aircraft Purchase Agreement) under the Aircraft Purchase Agreement (in this Clause 3, the “Aircraft Payments”); and

(c)                                  if each Condition is not satisfied or waived on or before the Condition Date the Company undertakes to repay the amount of US$25,000,000 to LoadAir in the case of $7,500,000 thereof within 3 Business Days of the Condition Date and in the case of US$17,500,000 thereof within 3 Business Days of the repayment by Airbus to the Company of the Aircraft Payments.

3.2                                 In consideration for LoadAir and the Company agreeing to enter into this Agreement, and in addition to the Deposit Loan, AerCap hereby pays to the Company the sum of US$18,000,000 on the following basis:

(a)                                  such amount and the Deposit Loan each comprises a non-interest bearing loan to the Company by AerCap; and

(b)                                 the Company hereby directs AerCap to pay or to procure the payment of US$10,500,000 of such amount to Airbus on behalf of the Company and in part satisfaction of the Company’s obligations under the Aircraft Purchase Agreement to make the Aircraft Payments; and

(c)                                  if each Condition is not satisfied or waived on or before the Condition Date the Company undertakes to repay the amount of US$25,000,000 (comprising the Deposit Loan and the Additional AerCap Loan Contribution) to AerCap in the case of US$7,500,000 thereof within 3 Business Days of the Condition Date and in the case of US$17,500,000 thereof within 3 Business Days of the repayment by Airbus to the Company of the Aircraft Payments.

3.3                                 The Company shall use its best endeavours to procure that Airbus repays to the Company any amount which falls due for repayment under Letter Agreement No 14 to the Aircraft Purchase Agreement.

3.4                                 The Loan Contributions shall not be repayable otherwise than as provided in Clause 3.1(c) and Clause 3.2(c).

3.5                                 On Completion the Loan Contributions shall be capitalised by way of subscription for Shares as set out in Schedule 2.

4.                                       Conditions

4.1                                 Except for Clauses 1, 3.1, 3.2 and 3.3, 4, 20, 21 and 25 to 29 (inclusive) this Agreement is conditional upon the following matters having been fulfilled or having been waived in accordance with Clause 4.4:

(a)                                  on or before 13 January 2006 (7pm CET) the conditions precedent to the Aircraft Purchase Agreement having been satisfied in accordance with the terms of the Aircraft Purchase Agreement; and

(b)                                 on or before 13 January 2006 (7pm CET) the Company having obtained a committed offer of a non-recourse borrowing facility from Calyon or another suitable provider of such finance that has been approved by said financiers’ credit committee and is subject only to documentation; such facility is to be of an amount that would fund at least 60% of the cost of the pre-delivery payments (including deposits) to be paid by the Company in respect of each of at least the first twenty (20) of the Initial Aircraft, and otherwise on terms at least as favourable to the Company as the following: an upfront fee of 1%, a margin of 1.1% and a commitment fee of the aggregate to 0.40% of the undrawn amount and US$20,000 per annum.

4.2                                 AerCap undertakes to LoadAir that it will use all reasonable endeavours to procure the satisfaction of each of the Conditions on or before the Condition Date provided that if either Condition is not satisfied or waived in accordance with Clause 4.4 before the Condition Date AerCap shall have no obligation after that date to use reasonable endeavours to procure the satisfaction of the other Condition.

4.3                                 If any Condition is not satisfied in full or waived in accordance with Clause 4.4 on or before the Condition Date, then no Clause of this Agreement other than this Clause 4 and those Clauses referred to in Clause 4.1 will have any effect and no party shall have any claim or liability to any other party, other than in respect of any breach of those Clauses.

4.4                                Each Condition may be waived with the agreement of AerCap and LoadAir on or before the Condition Date.

4.5                                 AerCap undertakes to LoadAir that it shall procure that prior to Completion the Company shall not carry out any material business or trading activities or incur any material liability or obligation, save for any activities described in paragraph 2.1 of Schedule 3 or any liability or obligation described in paragraph 2.2 of Schedule 3 or any activities carried on or any liability or obligation incurred in pursuance of any obligation of the Company under this Agreement or the Aircraft Purchase Agreement or to achieve satisfaction of the Conditions or which is the subject of an express provision in the Budget, without the prior written consent of LoadAir.

5.                                       Completion

5.1                                 Completion shall take place at the offices of McCann FitzGerald in Dublin immediately following all of the Conditions having been satisfied or waived (or at such other place or date as AerCap and LoadAir agree).

5.2                                 At Completion all, but not some only, of the actions set out in Schedule 2 shall be taken (to the extent that they have not taken place prior to Completion).

5.3                                 Subject to the Subscription Shares being allotted and issued in accordance with paragraph (d) of Schedule 2, AerCap and LoadAir consent to their names being entered in the register of members of the Company in respect of the Subscription Shares to be subscribed for by them and agree that they will take such Shares with the benefit of the rights and subject to the restrictions set out in the Articles.

5.4                                 The parties consent to the subscriptions provided for in this Clause 5 and Schedule 2 and made pursuant to Clause 13 and waive or agree to procure the waiver of any rights or restrictions which may exist in the Articles or otherwise which might prevent any such subscriptions.

5.5                                 Subject to Clauses 4.3, 7.10 and 19 this Agreement shall not be rescinded or terminated.

6.                                       Directors

6.1                                 Subject to Clause 9.1(a) the Board shall have responsibility for the supervision and management of the Company and its business.

6.2                                 For so long as each Shareholder beneficially owns the percentage of the issued Shares set out in column (1) below, it shall be entitled to appoint up to the number of persons set out in column (2) below as Directors and to remove from office any person so appointed and to appoint another person in his place.

(1)	(2)
Percentage of issued Shares held	Number of Directors

Equal to or greater than 50%	4

Equal to or greater than 25% but less than 50%	2

Greater than 10% but less than 25%	1

Equal to or less than 10%	None

6.3                                 Each Shareholder agrees with the other parties that if at any time the percentage of the issued Shares which it beneficially owns is reduced (by whatever means) such that the number of Directors which it is entitled to appoint under Clause 6.2 is thereby reduced, it shall forthwith upon such reduction procure the removal of such number of Directors appointed by it as is necessary to reflect this reduction. If any Shareholder fails immediately to procure the removal of a Director(s) as required under this Clause 6.3, the office of such Director(s) shall be automatically vacated.

6.4                                 Any Director appointed by a Shareholder (or his alternate) voting on a resolution at a meeting of Directors shall be deemed to exercise the Relevant Number of Votes.

6.5                                 Each Significant Shareholder shall have the right exercisable alternately for a period of one year of nominating one of the Directors to be the Chairman of meetings of the Board and Shareholders and a Chairman so appointed shall hold office as such until the termination of the next annual general meeting following his appointment or (if earlier) the first day after such appointment on which the Shareholder who has nominated such Chairman ceases to be a Significant Shareholder.

6.6                                 Notwithstanding the generality of Clause 6.5, the first Chairman shall be nominated by AerCap, and the second Chairman shall be nominated by LoadAir.

6.7                                 If the Chairman is unable to attend any meeting of the Board, then the Shareholder who nominated him shall be entitled to appoint another Director to act as chairman in his place at such meeting.

6.8                                 In the case of an equality of votes at any meeting of the Board the Chairman shall not be entitled to a second or casting vote and the Chairman shall not have a second or casting vote at any meeting of the Shareholders of the Company.

6.9                                 Any appointment or removal pursuant to this Clause shall be made by notice in writing served on the Company and the Company agrees to procure that such appointment and/or removal shall be effected as soon as possible following receipt of such notice.

6.10                           Notwithstanding any provision of the Articles, each Director and each person appointed to the board of directors of any subsidiary undertaking of the Company shall be entitled to appoint any person to be an alternate director, shall not be entitled to be paid any remuneration by any member of the Group, shall not be required to hold any share qualification, shall not be subject to retirement by rotation and shall not be removed except by the Shareholder which appointed him or pursuant to Clause 6.3 or pursuant to Article 24.6(a), (c), (d), (e) or (g).

6.11                           Each Director shall have the right to be appointed to any committee or sub-committee of or established by the Board provided that this right may be waived by that Director or any other Director appointed by the same Shareholder on his behalf including by approving the establishment of such committee or sub-committee.

6.12                           Each Shareholder agrees with each of the parties that if it removes a Director appointed by it in accordance with this Clause 6 or if any such Director is removed pursuant to Clause 6.3 or Article 24.6 (a), (c), (d) (e) or (g) it shall be responsible for, and shall indemnify the Company and the other Shareholders against, any claims by such Director arising out of the Director’s removal or loss of office. Each Shareholder acknowledges that the Company shall not be obliged to procure any insurance in respect of its Directors and officers.

6.13                           A quorum for meetings of the Board shall comprise one Director appointed by each Significant Shareholder or their duly appointed alternates present in person, provided that if a quorum is not present the meeting shall be adjourned to the same time and place fourteen days later when the Directors present shall constitute a quorum.

6.14                           A meeting of the Board shall, unless otherwise agreed by at least one Director appointed by each of the Significant Shareholders, be called by notice in writing to all Directors of no less than 14 days (exclusive of the date of service or deemed service and the date of the meeting) or such lesser period as may be required to enable the Company to give any instructions, directions, consent or response to the Service Providers in accordance with the terms of the Servicing Agreements and such notice shall specify the place, the day and the hour of the meeting, and the nature of the business to be discussed thereat.

6.15                           This Clause 6 shall apply to any subsidiary undertaking of the Company mutatis mutandis provided that for such purposes the term “Shareholders” shall continue to have the meaning set out in Clause 2.

7.                                       AerCap Warranties

7.1                                 In consideration of LoadAir agreeing to enter into this Agreement, AerCap warrants to LoadAir in the terms of the AerCap Warranties.

7.2                                 Immediately prior to Completion, AerCap shall be deemed to warrant to LoadAir in the terms of the AerCap Warranties. For this purpose only, where in an AerCap Warranty there is an express or implied reference to “the date of this Agreement”, that reference is to be also construed as a reference to the “date of Completion”.

7.3                                 Each of the AerCap Warranties is to be construed separately, independently and without prejudice to any other AerCap Warranty and to any matter expressly provided for under this Agreement but is otherwise subject to no qualification whatever.

7.4                                 Subject to Clause 7.6, AerCap shall not be liable in respect of any claim pursuant to the AerCap Warranties (a “Relevant Claim”):

(a)                                  if the amount of the Relevant Claim does not exceed US$500,000;

(b)                                 unless the aggregate amount of all Relevant Claims for which AerCap would otherwise be liable exceeds US$1,000,000 and in the event that the aggregate amount exceeds US$1,000,000, AerCap shall be liable only for the excess; or

(c)                                  to the extent that the aggregate liability of AerCap in respect of all Relevant Claims would exceed US$50,000,000.

7.5                                 Subject to Clause 7.6, AerCap shall be not liable in respect of a Relevant Claim unless it has been given written notice of the Relevant Claim (containing reasonable details of the grounds on which the Relevant Claim is made) not later than 5 p.m. on the second anniversary of Completion. A Relevant Claim so notified and not satisfied settled or withdrawn shall be unenforceable against AerCap on the expiry of the period of nine months starting on the day of such notification unless proceedings in respect of the Relevant Claim have been issued and served on AerCap.

7.6                                 In the case of fraud by AerCap giving rise to a claim pursuant to the AerCap Warranties its liability in respect of such claim shall not be limited as set out in Clause 7.4 or Clause 7.5.

7.7                                 AerCap shall not be liable in respect of a Relevant Claim:

(a)                                  to the extent that the matter giving rise to the Relevant Claim would not have arisen but for an act, omission or transaction after Completion by a member, director, employee or agent of any member of the LoadAir Group;

(b)                                 to the extent that the matter giving rise to the Relevant Claim would not have arisen but for the passing of, or a change in, after the date of this Agreement a law, regulation or administrative practice of a government, governmental department, agency or regulatory body, in each case not actually or prospectively in force at the date of this Agreement;

(c)                                  to the extent that the matter giving rise to the Relevant Claim arises wholly or partially from an act, omission or transaction before or after Completion at the written request or with the written consent of a member of the LoadAir Group;

(d)                                 to the extent that the matter giving rise to the Relevant Claim would not have arisen but for any change in the rate of taxation and/or practice of any relevant tax or revenue authority made after the Completion Date with retroactive effect and not in force or announced as coming into force at the date of this Agreement; or

(e)                                  to the extent that the matter giving rise to the Relevant Claim is a matter in respect of which a member of the LoadAir Group or the Company has recovered any amount from a person other than AerCap whether under a provision of applicable law, insurance policy or otherwise.

7.8                                 If AerCap pays to LoadAir an amount in respect of a Relevant Claim and any member of the LoadAir Group or the Company (the “Recipient”) subsequently recovers from another person an amount which relates to the matter giving rise to the Relevant Claim:

(a)                                  if the amount paid by AerCap in respect of the Relevant Claim is equal to or more than the amount recovered, LoadAir shall immediately pay to AerCap an amount equal to the sum recovered (less reasonable costs incurred by LoadAir in recovering such amount); and

(b)                                 if the amount paid by AerCap in respect of the Relevant Claim is less than the amount recovered, LoadAir shall, within 10 Business Days of the date of recovery pay to AerCap an amount equal to the amount paid by AerCap (less reasonable costs incurred by the Recipient in recovering such amount).

7.9                                 AerCap undertakes to LoadAir that it will disclose forthwith (after becoming aware of it) in writing to LoadAir any matter or thing which may arise or become known to it after the date of this Agreement and before Completion which would be inconsistent with any of the AerCap Warranties as if they were repeated on Completion.

7.10                           (a)                                  If any of the AerCap Warranties is not or was not true, complete, accurate in all material respects at the date of this Agreement or immediately prior to Completion such that the aggregate liability of AerCap in respect of a claim on foot of such breach would exceed US$50,000,000, LoadAir shall have a right to terminate this Agreement. If LoadAir does not exercise this right, each party shall proceed to Completion as far as is practicable but without prejudice to its rights (whether under this Agreement, generally, or under this clause).

(b)                                 LoadAir shall not have the right to terminate this Agreement in the event of any breach of the AerCap Warranties other than as provided in Clause 7.10(a).

(c)                                  The rights and remedies of LoadAir in respect of a breach of any of the AerCap Warranties shall not be affected:

(i)                                     by Completion; or

(ii)                                  by LoadAir terminating this Agreement pursuant to Clause 7.10(a),

except by a specific and duly authorised written waiver or release by LoadAir.

7.11                           Each Party warrants to each other Party that:

(a)                                  it is validly incorporated with limited liability and is duly incorporated or organised and validly existing under the applicable laws of its jurisdiction of incorporation or organisation and has the power and all necessary governmental and other consents, approvals, licences and authorities under any applicable jurisdiction to own its material assets and carry on its business substantially as it is conducted on the date of this Agreement;

(b)                                 it has full power and authority to enter into and perform this Agreement and any other agreements referred to in this Agreement to which it is a party and no limits on its powers will be exceeded as a result of the taking of any action contemplated by any such agreement;

(c)                                  all actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents and approvals), in order to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations contained in this Agreement and any other agreements referred to in this Agreement to which it is a party have been so taken, fulfilled or done and the requisite resolutions of its board of directors have been duly and properly passed at a duly convened and constituted meetings at which all statutory and other relevant formalities were observed to authorise its execution and performance of this Agreement and any other agreements referred to in this Agreement to which it is a party and such resolutions are in full force and effect and have not been varied or rescinded;

(d)                                 when executed, this Agreement and any other agreements referred to in this Agreement to which it is a party, will constitute legal, valid and binding obligations on it in accordance with their terms; and

(e)                                  neither the execution nor the delivery of this Agreement and any other agreements referred to in this Agreement to which it is a party, nor the carrying out of any transaction or the exercise of any rights or the performance of any obligations contemplated by this Agreement and any other agreements referred to in this Agreement to which it is a party will result in:-

(i)                                     violation of any law to which it is subject;

(ii)                                  any breach of any of its constitutional documents;

(iii)                               any breach of any deed, agreement, instrument or obligation made with or owed to any other person; or

(iv)                              any breach of any order, judgment or decree of any Court or governmental agency to which it is a party or by which it is bound; and

(f)                                    it is not involved in or engaged in any litigation, arbitration or other legal proceedings of a litigious nature (whether as plaintiff, claimant or defendant and whether civil, criminal or administrative) which is likely to be adversely determined and, if adversely determined, would have an adverse effect on its ability to perform its obligations under this Agreement and any other agreements referred to in this Agreement to which it is a party.

7.12                           No person to whom AerCap transfers or disposes of Shares shall have any liability under or in respect of the AerCap Warranties whether under a Deed of Adherence or otherwise.

8.                                       Provision of information to the Shareholders

8.1                                 The Company shall supply the Shareholders with the following information (in addition to the information referred to in Clause 10):

(a)                                  the audited accounts of the Company and the audited consolidated accounts of the Group for each financial year (together with copies of any management letters produced by the Auditors in connection with the annual audit) as soon as practical, and at the latest by four months after the end of that financial year; and

(b)                                 quarterly management accounts for the Group consisting of a balance sheet, profit and loss account, cashflow statement and cashflow forecast for the following three months together with a review of the relevant Business Plan, a comparison against actual results and a summary of material contracts entered into by the Group in that quarter as soon as practical, and at the latest by six weeks after the end of each quarter.

8.2                                 Each Shareholder and each Director shall be entitled to examine the books and accounts kept by each member of the Group during normal business hours and on reasonable prior notice and shall be permitted to take and remove copies of such books and accounts.

8.3                                 Each Director appointed by a Significant Shareholder shall be entitled to exercise all rights of the Company under the Services Agreement to make enquiries of and receive information from the Service Providers.

8.4                                 Each Shareholder and Director shall be entitled to have at all reasonable times the facility of remote electronic access to the contract management and other appropriate systems of the AerCap Group relating to the Aircraft and the Business but only to the extent that those systems give access to information relating solely to the Aircraft and the Business.

8.5                                 (a)                                  Subject to Clause 8.5(b) a Director may pass any information received from the Group or a party to the Services Agreement to a Shareholder and a Shareholder may pass any information received from the Group or a Director to:

(i)                                     any member of the Shareholder Group;

(ii)                                  any adviser to, trustee or manager of any member of the Shareholder Group;

(iii)                               the Shareholder’s investment adviser and any of its other professional advisers; and

(iv)                              any prospective purchaser of the Shares of the Shareholder or any investor or prospective investor in any member of the Shareholder Group.

(b)                                 No information which comprises Airbus Confidential Information shall be disclosed to a person pursuant to Clause 8.5(a) unless that person shall have entered in a confidentiality agreement with respect to such information either with Airbus or, if Airbus so agrees, with the Company and in either case in a form satisfactory to Airbus.

9.                                       Conduct of the Company’s affairs

9.1                                 Each Shareholder undertakes to each other Shareholder that it shall comply with its obligations under this Agreement and shall exercise all voting rights and other powers of control available to it in relation to the Company and the Directors or otherwise so as to procure (insofar as it is able by the exercise of such rights and powers) that at all times during the term of this Agreement:

(a)                                  no member of the Group undertakes any matter referred to in Part A, Part B or Part C of Schedule 4 unless the consent requirements in respect of that matter specified to Schedule 4 have been satisfied;

(b)                                 full effect is given to the terms and conditions of this Agreement;

(c)                                  the business of the Group:

(i)                                     consists exclusively of the Business;

(ii)                                  is properly managed and carried on in an effective and businesslike manner in accordance with Clause 2.2;

(iii)                               is carried on in compliance with all applicable laws;

(d)                                 the operation, expansion and development of the Business is controlled by the Company and that the Company does not enter into any contract or transaction whereby the Business would or might be controlled otherwise than by the Board;

(e)                                  subject to the Services Agreements, each member of the Group keeps books of account and makes true and complete entries in those books of all its dealings and transactions of and in relation to its business and, where applicable, the business of any other relevant member of the Group;

(f)                                    each Shareholder is supplied with information and access in accordance with Clause 8;

(g)                                 each member of the Group complies with the provisions of its memorandum and articles of association;

(h)                                 at least 4 Board meetings are held each year and that, in any case, the intervals between Board meetings shall not exceed 4 months;

(i)                                     subject to Clause 6.12 each member of the Group is insured with an insurer approved by the Insurance Servicer under the Servicing Agreement against appropriate risks to the extent and in accordance with good commercial practice in each case as recommended by the Insurance Servicer and remains so insured at all times;

(j)                                     no disposal of Shares is made or registered other than in compliance with Clause 15 and the Articles, as applicable; and

(k)                                  the Company is managed and controlled in Ireland and that all Board meetings are held in Ireland.

9.2                                 Clause 9.1(a) shall have effect notwithstanding, and prevail over, any other provision of this Agreement and, as between the Shareholders, any provision of the Articles.

9.3                                 Neither the entry by any party into, nor the performance by it of its obligations or the exercise by it of its rights or entitlements under, the Services Agreements or any of them shall constitute a breach of any term or provision of this Agreement.

9.4                                 To the extent to which it is able to do so by law, the Company undertakes with each of the Shareholders that it will comply with each of the provisions of this Agreement and that it will procure that no matter set out in Part B or Part C of Schedule 4 occurs unless the consent requirements applicable to that matter pursuant to Schedule 4 have been satisfied. Each undertaking by the Company in respect of each provision of this Agreement shall be construed as a separate undertaking and if any of the undertakings is unlawful or unenforceable the remaining undertakings shall continue to bind the Company.

10.                                 Business Plan

10.1                           No later than the Draft Business Plan Date the Company shall procure that there shall be prepared in accordance with the Services Agreements and delivered to the Board and each Shareholder a draft Business Plan for that financial year which shall contain the information set out in Clause 10.5. Unless the Board otherwise determines the financial year end of the Company shall be 31 December and if the financial year end of the Company is changed to a date other than 31 December, the dates referred to in Clause 10.1 and 10.2 shall be changed to permit the same period of time for consideration and approval of the draft Business Plan.

10.2                           Within 10 Business Days of receiving a draft Business Plan, or, if later, the date (being no later than 30 November in the year before the start of the financial year) on which each Director receives reasonably satisfactory responses to any reasonable queries on the draft Business Plan which may have been raised by the Board or any Director, the Board shall approve the draft Business Plan subject to any amendment which it deems appropriate, whereupon it shall become the Business Plan for the next financial year.

10.3                           Any Director may exercise any rights of the Company pursuant to the Services Agreement to seek clarification of any matter included in a draft Business Plan.

10.4                           The Board may make written changes to a Business Plan at any time during the financial year to which that Business Plan relates and such changes shall be dealt with in accordance with the Servicing Agreement.

10.5                           The information to be contained in a draft Business Plan includes:

(a)                                  a strategy paper recommending how to develop the current and future aircraft portfolio of the Company in terms of additions, disposals and possible deferrals in order to achieve the objectives of the Business;

(b)                                 a marketing plan prepared by the Servicer showing the macro and micro situation for the financial year to which the draft Business Plan relates in detail and the following two years in prospect insofar as it will affect placement of the Aircraft being delivered or in respect of which the leases are due to terminate or expire during such period, together with a commentary on the outlook for the Aircraft and any other relevant facts or analysis;

(c)                                  a technical report covering macro and micro developments affecting the portfolio Aircraft and future deliveries, including details of any significant developments of the Airbus and competing narrowbody families, plus any widebody market sectors in which current or future Aircraft types will compete;

(d)                                 details of any actual or anticipated legal disputes involving a Group Member as lessor and a Lease (as defined in the Servicing Agreement) and the extent to which they are expected to affect the Aircraft and Business Plan (net of insurance recoveries);

(e)                                  the proposed budgets specified in Clause 7.3(d) of the Servicing Agreement;

(f)                                    a set of projected servicing fees for the applicable period, together with a good faith estimate of the additional reimbursable expenses to be charged to the Company;

(g)                                 an update of the annual projected results for the Company’s portfolio of Aircraft to 2014 (or to such other date as may be communicated by the Company to the Administrative Agent by 1 July in the year before the start of the relevant financial year) based on the Model whose assumptions shall have been amended to reflect the latest anticipated market conditions and the recommendations submitted to the Board by the Cash Manager; and

(h)                                 such additional analysis, facts or data as the Service Providers in their sole discretion consider the Board should consider or be aware of or which the Board has requested the Service Providers to provide in accordance with the Services Agreements.

11.                                 Staff

The Company shall have no staff.

12.                                 Dividend policy

12.1                           Subject to Clause 18, the Shareholder shall procure that the profits of the Company available for distribution in accordance with law shall be distributed to the maximum amount permissible by law provided that the Board shall have formed the view that the payment of any such distribution can reasonably be made having regard to the Company’s then current and prospective obligations and in accordance with the Company’s obligations to third party lenders.

12.2                           The Shareholders shall procure that the Board shall not declare any other dividend in respect of a Share before it has paid the Initial Dividend (including any accrued Initial Dividend) in accordance with this Clause 12 provided that the declaration of the Initial Dividend shall be subject to the restrictions and considerations set out in Clause 12.1.

12.3                           In Clause 12.2 the Initial Dividend shall mean an annual cumulative dividend payable on a Share at the rate of 8% per annum of the nominal value of that Share with effect from the date of issue of that Share.

12.4                           Clause 12.1 shall apply to any subsidiary undertaking of the Company mutatis mutandis, provided that for such purposes, the term “Shareholders” shall mean the parent undertaking of such subsidiary undertaking.

13.                                 Financing of the Company

13.1                           The Shareholder Capital shall be applied by the Company in accordance with the Business Plan.

13.2                           Each Shareholder shall deliver the Initial Shareholder Capital Security to the Company on or before the Security Delivery Date. AerCap will use its reasonable endeavours to seek to persuade Airbus to accept a guarantee from Al Fawares in suitable form as the Initial Shareholder Capital Security in relation to LoadAir, it being accepted by each of AerCap and LoadAir that Airbus may decide in its sole discretion not to accept such a guarantee for such purposes.

13.3                           (a)                                  The Shareholders and the Company shall procure that on or before the date by which any tranche of the Secured Initial Shareholder Capital is scheduled in the Equity Drawdown Schedule to be contributed (the “Scheduled Date”):

(i)                                     the Cash Manager shall:

(A)                              not less then 45 days before the Scheduled Date issue a notice in writing requiring each Shareholder to pay to the Company the Agreed Proportion of that tranche of the Secured Initial Shareholder Capital (the “Initial Call Amount”) by a date no more than 10 Business Days before the Scheduled Date (the “Required Payment Date”); and

(B)                                if any Shareholder fails to pay the Initial Call Amount by the Required Payment Date, make a call on the Initial Shareholder Capital Security provided by that Shareholder for the Initial Call Amount; and

(ii)                                  on the later of the date of receipt of an Initial Call Amount by the Company and the Scheduled Date, the Board shall issue to the Shareholder in respect of which the Initial Call Amount has been paid, Shares fully paid at par having a nominal value equal to the amount of that Initial Call Amount.

(b)                                 In the event that:

(i)                                     the Secured Initial Shareholder Capital is to be called in more than one tranche pursuant to Clause 13.3(a); and

(ii)                                  a Shareholder who has provided Third Party Security in respect of its obligation to pay the Secured Initial Shareholder Capital pays the Initial Call Amount in respect of that tranche and the Cash Manager is not required to make a call on such Third Party Security in respect thereof, the Shareholder shall be entitled to reduce the amount to which such Third Party Security relates by the amount of the Initial Call Amount.

13.4                           (a)                                  On any date on or before a Financing Start Date the Cash Manager shall by notice in writing (the “Call Notice”) require that each Shareholder shall pay to the Company no later than ten Business Days before the Relevant Quarter (the “Due Date”), the Agreed Proportion of the Additional Shareholder Capital Tranche (the “Call Amount”) provided that the Agreed Proportion shall be determined by reference to the shareholdings in the Company as at the date of the Call Notice.

(b)                                 Each Shareholder undertakes to each other Shareholder to pay the Call Amount as set out in any such Call Notice in the manner specified in the Call Notice.

(c)                                  The Board shall issue to a Shareholder who pays a Call Amount, Shares fully paid at par having a nominal value equal to the Call Amount.

(d)                                 Each Shareholder shall provide to the Cash Manager no later than 30 Business Days prior to any quarter specified in the Equity Drawdown Schedule proof that it has sufficient liquid funds or committed funding in an amount sufficient to discharge the amount specified in the Call Notice.

13.5                           The Shareholders shall ensure that the Company uses all reasonable endeavours to procure that its requirements for capital to finance the Business in excess of the Initial Shareholder Capital and the Additional Shareholder Capital are met as far as practicable by borrowings on a non-recourse basis to the Shareholders from banks, financial institutions and other customary sources of aviation finance including the Export Credit Agencies. Such borrowings shall be sought and obtained in accordance with the Cash Management Agreement.

13.6                           Notwithstanding any other provision of this Clause 13, the provisions of Clause 13 do not constitute any undertaking from any Shareholder to the Company or the Group to provide the Additional Shareholder Capital or any part thereof or any funds (other than the Initial Shareholder Capital) to the Company or the Group or to give any guarantee, security, indemnity or other support in respect of any of the liabilities or obligations of any member of the Group.

14.                                 Distressed Aircraft

14.1                           The Company shall procure that the Servicer shall:

(a)                                  notify each Shareholder if the Company becomes entitled under the Aircraft Purchase Agreement to acquire a distressed aircraft (the “Distressed Aircraft”); and

(b)                                 prepare and provide to each Shareholder a summary of the terms of the proposed acquisition, a summary of the Distressed Aircraft specification and a proposal for such changes to the Business Plan as appear to the Servicer to be required in order for the Company to be able to acquire the Distressed Aircraft (the “Business Plan Changes”)

in each case within three Business Days of such entitlement arising.

14.2                           AerCap shall provide to each other Shareholder full details of any data procured or any analysis prepared by it for the purposes of its own evaluation of any entitlement which may accrue to it pursuant to Clause 14.5(a) on the same day such details become available to AerCap.

14.3                           Provided that all Shareholders expressly approve the Business Plan Changes within 6 Business Days of receipt of notification and the proposal for the Business Plan Changes, the Company shall exercise the entitlement of the Company to acquire the Distressed Aircraft.

14.4                           The Shareholders shall within 10 Business Days from the date that all Shareholders have approved the Business Plan Changes (or so much earlier as the Business Plan Changes provide) provide any Additional Shareholder Capital required pursuant to the Business Plan Changes in accordance with Clause 13 (mutatis mutandis) and for the avoidance of doubt a failure to provide such Additional Shareholder Capital shall be a Financing Event of Default.

14.5                           If any one or more Shareholders (“Declining Shareholder”) shall not approve the Business Plan Changes within the time limit set out in Clause 14.3 AerCap and LoadAir (provided that either of them is not a Declining Shareholder) will enter into good faith negotiations and use reasonable endeavours to agree terms on the basis of which they would acquire the Distressed Aircraft together and if they fail to agree such terms:

(a)                                  in the case of the first Distressed Aircraft to be considered under this Clause 14, AerCap (provided that it was not a Declining Shareholder) shall be entitled to acquire the Distressed Aircraft provided that if AerCap was a Declining Shareholder or does not wish to exercise its entitlement as aforesaid LoadAir shall be entitled to acquire the Distressed Aircraft; and

(b)                                 in the case of the second Distressed Aircraft to be considered under this Clause 14, LoadAir (provided that it was not a Declining Shareholder) shall be entitled to acquire the Distressed Aircraft provided that if LoadAir was a Declining Shareholder or does not wish to exercise its entitlement as aforesaid AerCap shall be entitled to acquire the Distressed Aircraft; and

provided that paragraph (a) shall apply to the third Distressed Aircraft to be considered under this Clause 14 and paragraph (b) shall apply to the Fourth Distressed Aircraft and so forth in sequence thereafter and in each case the Company will procure that Airbus is notified in a timely fashion of the identity of the acquirer of the Distressed Aircraft.

14.6                           In the event that the exercise (the “Exercise”) by a Shareholder of any rights under Clause 14.5 alone (“Sole Reconfirmation Right”) or together with the acquisition by the Company of a Distressed Aircraft and/or with exercise by another Shareholder of a right under Clause 14.5 (“Joint Reconfirmation Right”) entitles the Company to a Reconfirmation Right under the Aircraft Purchase Agreement and the Company does not exercise that reconfirmation right the Company shall pay to that Shareholder within 7 Business Days from the last day such Reconfirmation Right was exercisable, in case of a Sole Reconfirmation Right, the Reconfirmation Right Compensation and in case of a Joint Reconfirmation Right, a proportionate share of the Reconfirmation Right Compensation provided for the avoidance of doubt that the Company shall not be entitled to any part of the Reconfirmation Right Compensation and further provided that a Shareholder shall not be entitled to any part of the Reconfirmation Right Compensation unless:

(a)                                  as at the date of the Exercise the Company has earned and not exercised less than 10 (ten) Reconfirmation Rights under the Aircraft Purchase Agreement; and

(b)                                 any Reconfirmation Rights which have been earned by the Company as at the date of the Exercise through the acquisition by the Company of Distressed Aircraft under the Aircraft Purchase Agreement have been used by the Company (that is they shall not be exercised by the Company) before any Reconfirmation Rights accruing to the Company as a result of an exercise by a Shareholder of its rights under Clause 14.5 are used by the Company.

14.7                           In this clause “Reconfirmation Right Compensation” means US$500,000.

14.8                           The rights of AerCap and LoadAir under Clauses 14.5 and 14.6 are personal to each of them and their Related holders (including in the case of Load Air the Nominated Company) and no person (other than a Related holder) to which AerCap or LoadAir transfers Shares shall become entitled to such rights whether by entry into a Deed of Adherence or otherwise.

15.                                 Issues and Transfers of Shares

15.1                           Unless each Significant Shareholder agrees otherwise in writing, the Agreed Proportion of all new Share issues shall before issue be offered to each Shareholder.

15.2                           Each Shareholder undertakes to each other Shareholder that it will not, without the prior written consent of each other Significant Shareholder (subject to Clause 15.3) dispose of any interest in or create any Encumbrance over the Shares registered in his name other than transfers permitted or required by this Agreement and (save to the extent that they are modified or qualified by this Agreement) the Articles and made in compliance with this Clause 15.

15.3                           For the purposes of Clause 15.2, each Shareholder undertakes with and covenants to the other Shareholder that it will not withhold its consent to the granting of a mortgage, charge or other security interest (a “Security Interest”) over the Shares held by that Shareholder where:-

(a)                                  the person in whose favour the Security Interest is to be granted satisfies the minimum net worth criteria set out in Article 15.9(a)(i) provided that the reference to the number of Sale Shares in the definition of “Relevant Amount” shall be deemed to be a reference to the number of Shares in respect of which the Security Interest is to be granted;

(b)                                 the Security Interest is granted only for the purposes of raising finance; and

(c)                                  the Security Interest only permits the exercise by a person, other than the Shareholder, of the Relevant Rights attaching to the Shares if there has been an event of default under the document by which the Security Interest has been granted where “Relevant Rights” means any right to attend at any meeting, to vote (whether in a show of hands or on a poll and whether exercisable at a general meeting of the Company or at a separate meeting of the class in question) or to appoint any director.

15.4                           Except with the consent of each Significant Shareholder, no Shares shall be allotted, issued or transferred to any person who is not already a party to this Agreement (a “New Shareholder”) unless:-

(a)                                  such allotment, issue or transfer is in compliance with this Agreement and (save to the extent that they are modified and qualified by this Agreement) the Articles; and

(b)                                 at the time of or prior to such allotment, issue or transfer the New Beneficial Owner (being the New Shareholder or, if it is a nominee of another person, that other person) enters into a Deed of Adherence and if the Secured Initial Shareholder Capital has not been paid in full to the Company provides Initial Shareholder Capital Security in respect of the Agreed Proportion of the Secured Initial Shareholder Capital (the “Replacement Security”), provided that in the case of a transfer of Shares which complies with the provisions of this Clause 14.5, the transferor of the Shares shall be entitled to a release (or, as the case may be, the partial release) of the Initial Shareholder Capital Security in the amount of the Replacement Security.

15.5                           Each of AerCap and LoadAir or, as the case may be, its Related holders (a “Transferor”)  may transfer Shares to one or more persons by way of one or more transactions in the period to two years after Completion without being required to comply with Article 15 provided that:

(a)                                  the aggregate number of Shares which a Transferor may transfer pursuant to this Clause 15.5 shall not comprise more than 25% of the total number of Shares in issue;

(b)                                 the requirements of Article 15.9(a)(i), 15.9(a)(ii) (where the relevant Original Holder is LoadAir), 15.9(a)(iii) (where the relevant Original Holder is AerCap) and 15.9(iv) are met; and

(c)                                  where AerCap is the Transferor, AerCap shall procure, before the transfer is made and lodged for registration, that the proposed transferee (the “Transferee”) has made an unconditional offer (the “Tag-Along Offer”) to each of the other Shareholders to purchase from that Shareholder such number of Shares as represents the Agreed Proportion in respect of that Shareholder of the number of Shares which AerCap proposes to transfer (the “Transfer Number”) to the Transferee on the same terms and conditions (including as to price) as shall have been agreed between AerCap and the Transferee (the “Agreed Terms”) and the Tag-Along Offer shall remain open for acceptance for not less than 15 Business Days (the “Acceptance Period”) PROVIDED THAT:

(i)                                     if the Tag-Along Offer is accepted by a Shareholder (an “Accepting holder”) to which it is made within the Acceptance Period the number of Shares which AerCap shall transfer to the Transferee shall be reduced accordingly so that the aggregate number of Shares transferred by AerCap and all of the Accepting Holders to the Transferee on foot of the foregoing provisions shall equal the Transfer Number; and

(ii)                                  if the Tag-Along Offer is not accepted by the Shareholders to which it is made within the Acceptance Period AerCap may proceed with the transfer to the Transferee of the Transfer Number of Shares;

(iii)                               in determining the price paid or agreed to be paid for the relevant Shares under the Agreed Terms, there shall be included in each case an amount equal to the relevant proportion of any other consideration (in cash or otherwise) received or receivable by AerCap (or persons connected with it, or persons acting in concert with it) which, having regard to the substance of the transaction as a whole, can reasonably be regarded as forming part of the consideration for the  Shares to be transferred and AerCap shall be obliged to disclose details of such other consideration to the other Shareholders; and

(iv)                              in the event of disagreement in relation to identification of the Agreed Terms (including disagreement as to the price paid or agreed to be paid for the relevant Shares), the identification of the Agreed Terms shall be referred to the Valuers at the request of any of the parties concerned. The Valuers shall act as experts and not as arbitrators and their determination shall be final and binding. Each of the parties concerned shall provide the Valuers with whatever information they reasonably require for the purpose of their determination.

15.6                           Article 17.1 shall apply mutatis mutandis for the purposes of determining whether a Tag-Along Offer is required to be or ought to have been made by AerCap. If the Board makes an enquiry pursuant to Article 17.1 and the purpose of the enquiry was to establish whether a Tag-Along Offer is required to be or ought to have been made, and the Board determines to its reasonable satisfaction, on the basis of the information or evidence furnished to it pursuant to Article 17.1, that a Tag-Along Offer is required or ought to have been made, the Board shall give written notice to the Shareholder or Shareholders which are required to or ought to have made the Tag-Along Offer (the “Defaulting Holder(s)”) requiring that Defaulting Holder(s) make such a Tag-Along Offer within 14 days of the date of the notice. If such a Tag-Along Offer is not made within that 14 day period, then any Shares held by the Defaulting Holder(s) (other than any Shares held by the Defaulting Holder(s) prior to the obligation to make a Tag-Along Offer arising) shall immediately cease to confer upon the Defaulting Holder(s) (or any proxy) any rights:-

(a)                                  to vote (whether on a show of hands or on a poll and whether exercisable at a general meeting of the Company or at a separate meeting of the class in question); or

(b)                                 to receive dividends or other distributions (other than the nominal value of such shares upon a return of capital),

otherwise attaching to such Shares or to any further Shares issued in right of such Shares or in pursuant of an offer made to the Defaulting Holder(s) PROVIDED THAT such rights shall be immediately re-instated in respect of any such Shares upon the Tag-Along Offer having been made in accordance with Clause 15.5 (save for the timing of the making of the Tag-Along Offer).

15.7                           AerCap covenants with LoadAir that it will not without the prior written consent of LoadAir in its sole discretion sell or otherwise dispose of any Shares or any interest in Shares, whether under the provisions of this Clause, under the Articles or otherwise if as a result of such sale or disposal the Shares held by it and its Related holders (in aggregate) would fall below 25% of all of the issued Shares from time to time.

15.8                           Each of AerCap and LoadAir acknowledge that the other of them intends to sell or transfer Shares to one or more third parties in accordance with Clause 15.5. Each of them agrees to co-operate and to co-ordinate in good faith with the efforts of the other to identify and negotiate with suitable third parties for such purposes in so far as is reasonably practicable and to the extent consistent with its own objectives and requirements and to act reasonably in considering amendments to this Agreement or the Articles proposed by the other for the purposes of such a sale or transfer. In particular AerCap shall procure that the Service Providers will provide such information and support in relation to any proposed sale by LoadAir or by LoadAir and AerCap together as they would be required to provide under 2.3 of the Services Agreement to the extent applicable provided that:

(a)                                  AerCap shall not be obliged to procure that the Service Providers shall provide such information and support more than twice in the two year period commencing on the date hereof, or more than once per year at any time after the expiry of such period provided that on any one such occasion physical presentations to potential investors shall be provided for a period of no more than one week unless otherwise agreed between AerCap and LoadAir;

(b)                                 if the proposed transaction involves the sale of Shares by both LoadAir and AerCap, AerCap and LoadAir shall reimburse the Service Providers for all out of pocket expenses incurred by them arising from the provision of such information and support in the proportion to the number of Shares sold by each of them;

(c)                                  if the proposed transaction involves the sale of Shares by LoadAir but not AerCap, LoadAir shall reimburse the Service Providers for all out of pocket expenses incurred by them arising from the provision of such information and support, plus a further fee equal to 5% of the amount by which the price paid to LoadAir for such sale (in respect of which information and support are provided) exceeds an amount equal to the nominal value of the relevant Shares compounded at the rate of 25% per annum from the date of issue of such Shares and provided that in determining the price so paid Clause 15.5(c)(iii) and 15.5(c)(iv) shall apply mutatis mutandis; and

(d)                                 if LoadAir requests the assistance of AerCap or the Service Providers more frequently than that outlined in Clause 15.8(a), any payment to be made by LoadAir therefor shall be agreed at the relevant time.

16.                                 Default

16.1                           Each of the Shareholders undertakes that it shall notify the Company and the other Shareholders as soon as reasonably practicable after it becomes aware that it has committed or suffered an Event of Default.

16.2                           If a Shareholder (the “Defaulting Shareholder”) commits or suffers a Financing Event of Default Article 17.3 shall have effect.

16.3                           If a Shareholder (the “Defaulting Shareholder”) commits or suffers an Event of Default other than a Financing Event of Default at any time within six months of becoming aware of the Event of Default, any other Shareholder may serve a written notice on the Defaulting Shareholder requiring that the Defaulting Shareholder and each of its Permitted Transferees offer to transfer all of their Shares in accordance with Article 15. Upon service of such a notice, the Defaulting Shareholder and each of its Permitted Transferees shall immediately be deemed to have given a Transfer Notice in accordance with Article 15 and the provisions of Article 15 shall apply accordingly, provided that:

(a)                                  the Transfer Notice shall be deemed to be in respect of all (but not part only) of the Shares held or beneficially owned by the Defaulting Shareholder or the Permitted Transferee (as the case may be) (the “Sale Shares”);

(b)                                 the Transfer Price shall be the Fair Value of the Sale Shares;

(c)                                  if the offer made pursuant to Article 15.5(a) is not accepted within the period referred to in Article 15.5(a), the Transfer Notice shall be deemed to have been withdrawn.

16.4                           The application of this Clause 16 shall be without prejudice to any other rights which the Shareholders other than the Defaulting Shareholder or any of them may have against the Defaulting Shareholder in relation to the relevant Event of Default.

16.5                           If a Transfer Notice is deemed to have been given in accordance with Clause 16.3, the Transfer Notice shall be deemed to have been given:-

(a)                                  in cases within paragraph (b) of the definition of “Event of Default”, immediately prior to the occurrence of the relevant Insolvency Event; and

(b)                                 in all other cases within the definition of “Event of Default”, upon the occurrence of the relevant event.

17.                                 Deadlock

17.1                           Where a proposed transaction or course of action by the Company requires the consent of the Shareholders pursuant to this Agreement or otherwise and:-

(a)                                  a Shareholder refuses to provide the consent within ten Business Days of being first asked to do so; and

(b)                                 in the reasonable opinion of any Shareholder which is, or Shareholders which together are, the beneficial owner(s) of 50% or more in nominal value of the

Shares or, if the Shares are beneficially owned by two Shareholders equally, either such Shareholder, the inability of the Company to proceed with the proposed transaction or course of action has the effect of preventing the Company from continuing to effectively carry on the Business, any Shareholder may give the other Shareholders written notice (a “Deadlock Notice”) to the effect that a deadlock exists.

17.2                           Within twenty Business Days of the service of a Deadlock Notice, each of the Shareholders shall cause its appointees on the Board to prepare and circulate to the other Shareholders and the other Directors a written statement setting out its position on the matter in dispute and its reasons for adopting such position (each a “Position Statement”). Each Position Statement shall be considered by the Chief Executive Officer of each Shareholder then holding office who shall respectively use their reasonable endeavours to resolve such dispute. If they agree upon a resolution or disposition of the matter, they shall jointly execute a statement setting forth the terms of such resolution or disposition and the Shareholders shall exercise the voting rights and other powers of control available to them in relation to the Company to procure that such resolution or disposition is fully and promptly carried into effect.

17.3                           If a resolution or disposition is not agreed in accordance with the provisions of Clause 17.2 within 14 days after delivery of the last of the Position Statements, or such longer period as the Shareholders may agree in writing, then any Shareholder may require that the  matter(s) in dispute be the subject of a mediation in accordance with the Model Mediation Procedure and Agreement (the “Mediation Rules”) of the Centre for Effective Dispute Resolution (“CEDR Solve”) by serving written notice to this effect on the other Shareholders (a “Mediation Notice”).

17.4                           A mediation under this Agreement (a “Mediation”) shall be conducted in accordance with the procedure in the Mediation Rules amended to take account of any relevant provisions of this Agreement including, without limitation, the provisions of this Clause 17. If the Shareholders are unable to agree on any such amendment within 10 Business Days of the date of the Mediation Notice, such terms shall be decided by CEDR Solve after consultation with the Shareholders.

17.5                           A Mediation shall commence not later than 28 days after the date of the Mediation Notice.

17.6                           No party may commence any court proceedings in relation to any matter which is the subject of a Deadlock Notice unless such matter has been the subject of a Mediation and such Mediation has terminated without the conclusion of a binding settlement agreement between the Shareholders resolving the dispute which is the subject of the Deadlock Notice.

17.7                           Any Mediation Notice served under this Agreement shall be copied to CEDR Solve within five Business Days of service.

17.8                           Any Mediation shall take place in London and the language of the mediation will be English. The courts of Ireland have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with any Mediation and any settlement agreement entered into as a result of any Mediation and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of Ireland.

17.9                           If a Mediation is terminated without resolution of the matter which was the subject of the relevant Deadlock Notice, for the period of 30 days following such termination (the “Dissolution Period”) the Shareholders shall attempt to reach agreement on the most appropriate mechanism to dissolve the joint venture between them in a manner satisfactory to the Shareholders, either by the transfer of all of the Shares of one or more of the Shareholders, the transfer of all of the issued Shares or the splitting of the Group’s business, assets and liabilities between the Shareholders or on any other basis considered acceptable by the Shareholders.

17.10                     If no agreement is reached pursuant to Clause 17.9, the issued Shares shall be valued in accordance with Article 16. Each Shareholder shall be entitled, within 20 Business Days of notification of the Fair Value of the Shares, to make an offer to purchase all of the Shares of the other Shareholders (an “Offer”) at a price per Share to be stated in a notice in writing to each other Shareholder (the “Offer Notice”). In the event that:

(a)                                  any one or more Offers equals or exceeds the Fair Value, the highest Offer shall be deemed to be accepted by each of the Shareholders other than the Shareholder who made that Offer and the Shareholders shall complete the sale and purchase of the Shares on the earlier of:

(i)                                     the day 40 Business Days after the notification of the Fair Value of the Shares; and

(ii)                                  the date on which any consent permission or approval of any regulatory authority required by law for the sale and purchase have been obtained provided that the provisions of Article 15.6 shall apply to transfers of Shares pursuant to such deemed acceptance mutatis mutandis; and

(b)                                 no Offer exceeds the Fair Value, the Shareholders shall be free to accept any Offer which has been made at any time during the period of 20 Business Days after the date of the Offer Notice containing that Offer provided that all of the Shareholders (other than the Shareholder who made that Offer) accept such Offer during that period and in that event the Shareholders shall complete the sale and purchase of the Shares on the earlier of:

(i)                                     the day 30 Business Days after the date of the Offer Notice; and

(ii)                                  the date on which any consent permission or approval of any regulatory authority required by law for the sale and purchase have been obtained,

provided that the provisions of Article 15.6 shall apply to transfers of Shares pursuant to such acceptances mutatis mutandis.

17.11                     If no Shareholder makes an offer pursuant to Clause 17.10 any Shareholder may by notice in writing to the other Shareholders require that the Shareholders procure that their appointees on the Board shall, at the earliest practicable date:

(a)                                  make or concur in the making of a statutory declaration in the terms mentioned in Section 256 of the Companies Act, 1963 (if the state of the Company’s affairs admits of the making of such a declaration); and

(b)                                 where the state of the Company’s affairs enables the making of the declaration referred to in paragraph (a) above convene an extraordinary general meeting of the Company to consider:

(i)                                     the matter from which the deadlock arose; and

(ii)                                  the passing of a special resolution to place the Company in members’ voluntary liquidation,

(iii)                               such meeting or meetings to be held within 5 weeks after the making of any declaration made pursuant to Clause 17.11(a); and

(c)                                  where the state of the Company’s affairs does not enable the making of the declaration referred to paragraph (a) above, convene a meeting of the Company’s creditors in accordance with Section 266 of the Companies Act, 1963.

17.12                     If, at an extraordinary general meeting referred to in Clause 17.11(b), no resolution is carried in relation to the matter from which the deadlock arose by reason of an equality of votes for and against any proposal for dealing with such matter, the Shareholders shall vote in favour of the special resolution for winding up the Company.

18.                                 Facilitation Fee

18.1                           The Company shall pay to AerCap the Facilitation Fee in accordance with this Clause 18 in consideration for introducing the Company to Airbus and facilitating the negotiation of the Aircraft Letter of Intent.

18.2                           The Facilitation Fee shall comprise the aggregate of the Relevant Fee Amounts.

18.3                           Each Shareholder other than AerCap hereby irrevocably waives in favour of the Company an amount of each Extra ROE Distribution equal to 10% of that Extra ROE Distribution.

18.4                           Each Relevant Fee Amount shall be paid to AerCap at the same time as the Payable Extra ROE Distribution is paid to the Shareholder to whom it is payable.

18.5                           The Facilitation Fee shall continue to accrue to AerCap if it transfers or disposes of Shares to any other person and no person to whom AerCap transfers or disposes of Shares shall have any right to receive any part of the Facilitation Fee whether under a Deed of Adherence or otherwise.

18.6                           In this Clause 18 the following words and expressions shall have the following meanings:

“Relevant Fee Amount” means an amount equal to 10% of any Extra ROE Distribution;

“Extra ROE Distribution” means, in respect of a Shareholder (other than AerCap), the amount of any distribution (or portion of a distribution) in excess of the ROE Distribution which (save for the provisions of Clause 18.3 and any deduction of withholding tax made) would have been paid to that Shareholder;

“ROE Distribution” means, in respect of a Shareholder, an aggregate amount of distributions, dividends, redemption payments, or other payments by the Company in respect of Shares (or portions thereof) other than the proceeds of the sale of Shares which (save for any deduction of withholding tax made) have been received by such Shareholder equal to (x) 108% multiplied by (y) the amount invested in Shares by such Shareholder; and

“Payable Extra ROE Distribution” means, in respect of a Relevant Fee Amount, the Extra ROE Distribution to which it relates less the amount of that Extra ROE Distribution waived pursuant to Clause 18.3.

19.                                 Termination

19.1                           This Agreement shall cease and determine:

(a)                                  on the passing of an effective resolution to wind up the Company or the issue of a binding order for the winding up of the Company;

(b)                                 in respect of a Shareholder, upon the Shareholder ceasing to be beneficial owner of any Shares provided that, the transferee of such Shares shall have entered into a Deed of Adherence;

(c)                                  if all the Shares are held by a single Shareholder.

19.2                           Any cessation and determination pursuant to Clause 19.1 shall be without prejudice to the rights, obligations or liabilities of any party which shall have accrued or arisen prior to such cessation and determination.

20.                                 Confidential Information

20.1                           Each Shareholder undertakes to the other Shareholders and to the Company that:

(a)                                  it shall keep in strict confidence and shall not disclose to any third party any Confidential Information;

(b)                                 it shall not use any Confidential Information for any purpose other than in connection with the Group and its Business or as otherwise contemplated by this Agreement; and

(c)                                  it shall require that all of its employees, agents and any other person it authorises to have access to any Confidential Information will maintain the confidentiality required by its obligations under this Clause.

20.2                           Subject to Clause 20.3 the obligations in Clause 20.1 shall not apply where the Shareholder wishing to disclose the Confidential Information can prove that the Confidential Information:

(a)                                  is in the public domain otherwise than as a result of a breach of this Agreement;

(b)                                 was obtained by that party other than pursuant to this Agreement free from restriction from a source permitted to disclose the same;

(c)                                  was developed by an officer, employee or agent of that party independently of and without reference to the Confidential Information;

(d)                                 is required be disclosed pursuant to a statutory obligation, the order of a court of competent jurisdiction or that of a competent regulatory body; or

(e)                                  is to be disclosed to a bona fide current and/or potential purchaser of any Shares, an investor in or lender to the Company or a Shareholder, and any legal and/or professional representatives thereof, provided that any such person is be subject to a confidentiality agreement (on terms usual to such transactions) covering such Confidential Information.

20.3                           Each Shareholder undertakes to the other Shareholders and to the Company that it keep all Confidential Information which comprises Airbus Confidential Information in strict confidence and shall not disclose to any third party any such Confidential Information other than as agreed between that Shareholder and Airbus.

20.4                           For the avoidance of doubt, Confidential Information shall not be deemed to be in the public domain merely because it is known to a limited number of third parties having experience in the relevant field. In addition, any combination of elements of the Confidential Information shall not be deemed to be within the foregoing exceptions merely because individual elements of the Confidential Information are in the public domain but only if the combination is in the public domain.

20.5                           The obligations imposed by this Clause 20 shall continue to apply after the expiration or sooner termination of this Agreement without limit in time.

21.                                 Costs

21.1                           Each party shall pay its own costs relating to the negotiation, preparation, execution and implementation by it of this Agreement and of each agreement to be entered into pursuant to this Agreement.

21.2                           For the avoidance of doubt all out-of-pocket costs of the Company relating to the negotiation, preparation, execution and implementation by it of the Aircraft Purchasing Agreement shall be borne by the Company.

22.                                 Shareholders’ consents and enforcement

22.1                           If a proposed transaction or matter requires the consent or approval of the Shareholders under more than one provision of this Agreement, then a single consent or approval given by each Shareholder to that proposed transaction or matter shall be deemed to cover all consents and approvals required under this Agreement from the Shareholders in respect of that proposed transaction or matter.

22.2                           The Shareholders may authorise any person (including a Director) to give written consents and approvals on its behalf and such authorisation may be specific or general in nature and may be revoked at any time and notice of such authorisation or revocation must be communicated in writing to the Company.

22.3                           The Company shall supply to the Shareholders all information and documents necessary to enable them to give proper consideration over a reasonable period to any proposed transaction or matter on which their approval is required pursuant to this Agreement taking into account any time limits within which a decision regarding the proposed transaction or matter must be taken.

22.4                           Any consent or approval or agreement given or made by or on behalf of a Shareholder shall be given or made in writing.

23.                                 Continuing obligations

23.1                           Each of the obligations and undertakings given by the Company and the Shareholders pursuant to this Agreement shall continue in full force and effect notwithstanding Completion.

23.2                           Any party who has the beneficial interest in Shares held by a nominee who is not a party to this Agreement undertakes to the other parties to this Agreement to procure that the nominee observes the provisions of this Agreement which would be binding on it if it were named in this Agreement as a Shareholder.

24.                                 Acknowledgements

Each party acknowledges that damages would not be an adequate remedy for any breach of the undertakings by that party contained in this Agreement and that any other party shall be entitled (in addition to damages) to the remedies of injunction, specific performance and other equitable remedy for any threatened or actual breach of any such undertakings.

25.                                 Announcements

25.1                           Subject to Clause 25.2, no party may, either before or after Completion, make or send a public announcement, communication or circular concerning the transactions referred to in this Agreement unless it has first obtained the other parties’ written consent (not to be unreasonably withheld or delayed) and, if the proposed announcement, communication or circular contains any Airbus Confidential Information, the written consent of Airbus.

25.2                           Clause 25.1 does not apply to a public announcement, communication or circular to the extent that it is required by law or by any panel or regulatory body which any party to this Agreement is a member of or otherwise regulated by or subject to provided that if a party becomes aware of any such requirement to which it is subject it will promptly notify the other parties in writing of that fact and of the nature and extent of the requirement.

26.                                 Communications

26.1                           Notices or other communications given pursuant to this Agreement shall be in writing and shall be sufficiently given:

(a)                                  if delivered by hand or by courier to the address and for the attention of the person set forth in this Clause of the party to which the notice or communication is being given or, subject to Clause 26.2, to such other address and for the attention of such other person as such party shall communicate to the party giving the notice or communication; or

(b)                                 if sent by facsimile to the facsimile number and for the attention of the person set forth in this Clause of the party to which the notice or communication is being given or, subject to Clause 26.2, to such other facsimile number and for the attention of such other person as such party shall communicate to the party giving the notice or communication.

26.2                           Every notice or communication given in accordance with this Clause shall be deemed to have been received as follows:

Means of Dispatch	Deemed Received

Delivery by hand or courier:	the day of delivery; and

Facsimile:	when sender receives a completed transmission sheet or otherwise receives a mechanical confirmation of transmission

Provided that if, in accordance with the above provisions, any such notice or other communication would otherwise be deemed to be given or made outside working hours (being 9 a.m. to 5 p.m. on a Business Day) such notice or other communication shall be deemed to be given or made at the start of working hours on the next Business Day.

26.3                           The relevant addressee, address and facsimile number of each party for the purposes of this Agreement, subject to Clause 27.4 are:

Name of Party	Address/Fax no

AerVenture Limited	debis AirFinance House
Shannon
Ireland
FAO: Company Secretary
Fax: +353 61 723850

AerCap Ireland Limited	debis AirFinance House
Shannon
Ireland
FAO: Company Secretary
Fax: +353 61 723850

International Cargo Airlines Company KSC	Kuwait Free Trade Zone
Moevenpick Way
Kuwait City
P.O. Box 42433
Postal Code 70655
FAO: Chairman and CEO
Fax:+965 4613179/4613180

26.4                           A party shall notify the other of a change to its name, relevant addressee or address, facsimile number for the purposes of Clause 27.2. Such notification shall only be effective on:

(a)                                  the date specified in the notification as the date on which the change is to take place; or

(b)                                 if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

27.                                 Assignment of Agreement

27.1                           Subject to Clauses 27.2 - 27.12 this Agreement is personal to the parties and shall not be capable of assignment by any party without the prior written consent of the others except in the case of a Shareholder to the successors in title of its Shares pursuant to a transfer permitted and effective in accordance with this Agreement and the Articles and in accordance with a Deed of Adherence entered into by those successors in title.

27.2                           LoadAir may at any time, by not less than three days notice in writing to AerCap and the Company, nominate a wholly owned subsidiary of LoadAir (the “Nominated Company”) to which it is to assign all of its interest under this Agreement on the terms set out below in this Clause 27.

27.3                           The Nominated Company and the parties hereto shall enter into a Deed of Adherence in the form set out in Part 2 of Schedule 5 so that the Nominated Company shall become a party to this Agreement under the terms thereof.

27.4                           LoadAir irrevocably and unconditionally guarantees the due and punctual performance of each of the obligations of the Nominated Company under this Agreement (the “Obligations” and each an “Obligation”) to each person to whom they are owed (each an “Obligee” and together the “Obligees”).

27.5                           LoadAir shall pay to each Obligee from time to time on demand by the Obligee or any of them any sum of money which the Nominated Company is at any time liable to pay to that Obligee under or pursuant to the Obligations and which has not been paid at the time the demand is made and LoadAir will in the case of default by the Nominated

Company in the performance of any of the Obligations duly perform or procure the performance of the Obligations.

27.6                           If any of the Obligations is void or unenforceable for any reason, LoadAir’s liability under Clauses 27.4 and 27.5 is unaffected and LoadAir shall perform the Obligations as if it were primarily liable for the performance thereof.

27.7                           LoadAir’s liability under Clauses 27.4 and 27.5 is a continuing liability and is not satisfied, discharged or affected by an intermediate payment or settlement of account by, or a change in the constitution or control of, or the insolvency of, or bankruptcy, winding up or analogous proceedings relating to the Nominated Company.

27.8                           The Obligees or any of them may at any time as they or it think(s) fit and without reference to LoadAir:

(a)                                  grant time for payment or grant another indulgence or agree to an amendment, variation, waiver or release in respect of any of the Obligations;

(b)                                 give up, deal with, vary, exchange or abstain from perfecting or enforcing other securities or guarantees held by the Obligees or any of them;

(c)                                  discharge a party to all or any other securities or guarantees held by the Obligees or any of them and realise all or any of those securities or guarantees; and

(d)                                 compound with, accept compositions from and make other arrangements with the Nominated Company or a person or persons liable on other securities or guarantees held or to be held by the Obligees or any of them.

27.9                           So long as the Nominated Company is under an actual or contingent obligation under the Obligations LoadAir shall not exercise a right which it may at any time have by reason of the performance of its obligations under Clauses 27.4 and 27.5 to be indemnified by the Nominated Company, to claim a contribution from another surety of the Obligations or to take the benefit (wholly or partly and by way of subrogation or otherwise) of any of the rights of any Obligee under the Obligations or of any other security taken by any Obligee in connection with the Obligations.

27.10                     LoadAir’s liability under Clauses 27.4 and 27.5  is not affected by the avoidance of an assurance, security or payment or a release, settlement or discharge which is given or made on the faith of an assurance, security or payment, in either case, under an enactment relating to bankruptcy or insolvency.

27.11                     Each payment to be made by LoadAir under this Clause 27 shall be made in the same currency as the relevant payment was due to be made by the Nominated Company in accordance with the terms of the relevant Obligation. If any sums payable under this Clause 27 by LoadAir shall be or become subject to any deduction or withholding, the amount of such payments shall be increased so that LoadAir will pay all monies due free and clear of and without deduction for or on account of any or all present or future taxes, levies, imposts, charges, fees, deductions or withholdings so that the net amount received by the relevant Obligee shall equal the amount which, but for such deduction or withholding, would have been receivable by the relevant Obligee under this Clause from LoadAir.

27.12                     In the event that LoadAir transfers some part of the shares of the Nominated Company to one or more other persons or than a person connected with LoadAir the Shareholders agree that LoadAir shall be entitled to require that its obligations under Clauses 27.4 and 27.5 would be replaced with identical undertakings from LoadAir and such other persons save that such undertakings would be given on a several basis with the result that LoadAir and such other person shall be liable under such undertakings in proportion to their shareholdings in the Nominated Company.

28.                                 General

28.1                           This Agreement and any document referred to in this Agreement constitute the entire agreement, and supersede any previous agreement, between the parties relating to the subject matter of this Agreement. Each party acknowledges that in entering into this Agreement and the agreements into which it is required to enter hereunder (the “Transaction Documents”), it is not relying on any agreement, undertaking, representation, warranty, promise or assurance of any nature whatsoever which is not expressly set out in the Transaction Documents.

28.2                           In the event of any conflict or inconsistency between the provisions of this Agreement and the Articles, the provisions of this Agreement shall prevail as between the Shareholders and the parties shall procure that, if required, the terms of the Articles are amended so as to accord with the provisions of this Agreement.

28.3                           A variation of this Agreement or agreement of the Parties made pursuant to this Agreement is valid only if it is in writing and signed by or on behalf of each party.

28.4                           A failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of that right or remedy or the exercise of another right or remedy.

28.5                           Except where this Agreement provides otherwise the rights and remedies contained in this Agreement are cumulative and not exclusive of rights or remedies provided by law.

28.6                           Each of the Shareholders hereby declares for the purposes of the Financial Transfers Act 1992 that

(a)                                  it is not resident in any jurisdiction to which financial transfers (within the meaning of that Act) are restricted by order of the Minister for Finance in accordance with the provisions of that Act;

(b)                                 it does not hold and will not hold any Shares subscribed pursuant to this Agreement as nominee for any person so resident; and

(c)                                  it is not, to its knowledge, controlled directly or indirectly by persons so resident.

28.7                           No provision of this Agreement creates a partnership between any of the parties or makes a party the agent of another party for any purpose. A party has no authority or power to bind, to contract in the name of, or to create a liability for, another party in any way or for any purpose.

28.8                           If at any time any provision of this Agreement (or any part of a provision of this Agreement) is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(a)                                  the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement (including the remainder of a provision, where only part thereof is or has become illegal, invalid or unenforceable); or

(b)                                 the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

28.9                           This Agreement may be executed in any number of counterparts each of which when executed and delivered by one or more of the parties to this Agreement is an original, but all the counterparts together constitute the same document provided that this Agreement shall not be effective until each party has executed and delivered at least one counterpart.

28.10                     A waiver by a party of any of the terms, provisions or conditions of this Agreement or the acquiescence of a party in any act (whether commission or omission) which but for such acquiescence would be a breach as aforesaid shall not constitute a general waiver of such term, provision or condition or of any subsequent act contrary thereto. Save as expressly provided in this Agreement Completion shall not constitute a waiver by that party of any breach of any provision of this Agreement whether or not known to that party at the date of Completion.

28.11                     Any liability to any party under the provisions of this Agreement may in whole or in part be released, varied, compounded or compromised by such party in its absolute discretion as regards any party under such liability without in any way prejudicing or affecting its rights against any other party under the same or a like liability whether joint and several or otherwise.

29.                                 Governing law and jurisdiction

29.1                           This Agreement is governed by, and shall be construed in accordance with, the laws of Ireland.

29.2                           The courts of Ireland have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (“Proceedings”) and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of Ireland.

29.3                           Each party irrevocably waives any objection which it might at any time have to the courts of Ireland being nominated as the forum to hear and decide any Proceedings and agrees not to claim that the courts of Ireland are not a convenient or appropriate forum.

29.4                           LoadAir hereby irrevocably authorises and appoints Matheson Ormsby Prentice Solicitors, 30 Herbert Street, Dublin 2 (or such other address as may from time to time be notified to the parties) as its authorised agent to accept service of all legal process in Ireland on its behalf and service on such appointee shall be deemed to be service on LoadAir as the case may be. LoadAir agrees that any failure by its process agent to notify it of the legal process shall not invalidate the proceedings concerned. Nothing contained in this Clause 29 affects the right to serve process in another manner permitted by law.

IN WITNESS WHEREOF the parties have executed this Agreement on the date written above.

SCHEDULE 1

COMPANY INFORMATION

Incorporated in Ireland under the Companies Acts 1963 – 2005 on 7 November 2005.

Registered Number:	410443

Registered Office:	debis AirFinance House, Shannon, Co. Clare

The Directors:	Sean Gerard Brennan Wouter Marinus den Dikken Gerard Hastings Klaus Walter Willi Heinemann

The Secretary:	Sean Gerard Brennan

Financial Year End:	31 December

Annual Return Date:	07 May

Authorised Share Capital:	€100,000

Issued Share Capital:	1 ordinary share of €1.00

Registered Holder and Beneficial Owner	Shares held

AerCap Ireland Limited	1

SCHEDULE 2

BUSINESS TO BE TRANSACTED AT COMPLETION

(a)                                  A meeting of the Board shall be held at which the matters described in this Schedule 2 are approved;

(b)                                 Each of the special resolutions of the Company set out in Schedule 6 shall be passed;

(c)                                  The Deposit Loan and the Additional AerCap Loan Contribution shall be applied by AerCap and the LoadAir Loan Contribution shall be applied by LoadAir in subscribing for cash at par for the numbers of Shares set out opposite their respective names below:-

Name	Number of Shares	Subscription Amount

AerCap	25,000,000	US$	25,000,000

LoadAir	25,000,000	US$	25,000,000

(d)                                 The Company shall allot and issue to AerCap and LoadAir the Shares specified in paragraphs (c) above, shall enter the names of AerCap and LoadAir in the register of members of the Company as registered holders of such Shares and shall issue and deliver to each of AerCap and LoadAir share certificates duly executed by the Company for the Shares subscribed by it;

(e)                                  Gerard Hastings and Klaus Heinemann shall each resign as a Director and Aengus Kelly and Heinrich Loechteken shall be appointed as Directors by AerCap (Sean Brennan and Wouter den Dikken continuing as Directors appointed by AerCap), Sheikh Khalifa Ali Al-Sabah, Captain Husam Alshamlan, Keith Bolshaw and one additional person to be nominated by LoadAir shall be appointed as Directors by LoadAir and Heinrich Loechteken shall be appointed as the initial Chairman;

(f)                                    the Administrative Agent shall be appointed as the secretary of the Company;

(g)                                 such one of PriceWaterhouseCoopers and KPMG as the Board may nominate shall be appointed as the Auditors;

(h)                                 the Services Agreements shall be executed by the parties thereto;

(i)                                     LoadAir shall deliver to AerCap a legal opinion or opinions in form and substance satisfactory to AerCap in respect of, inter alia, the due execution by and enforceability against, LoadAir and, if relevant, the Nominated Company of this Agreement and any documentation required to be executed by LoadAir and, if relevant, the Nominated Company pursuant to this Agreement; and

(j)                                     AerCap shall deliver to LoadAir a legal opinion in form and substance satisfactory to LoadAir, in respect of, inter alia, the due execution by and enforceability against AerCap (or any member of the AerCap Group (as the case requires)) of this Agreement and any documentation required to be executed by AerCap (or any member of the AerCap Group (as the case required)) pursuant to this Agreement.

SCHEDULE 3

AERCAP WARRANTIES

1.                                       Company information

The information relating to the Company in the Recitals and Schedule 1 is accurate. The issued share capital of the Company is beneficially owned by AerCap, is fully paid, and no money is owing in relation to it.

2.                                       The Company

2.1                                 The Company has never traded or undertaken any activities or entered into any contracts, agreements or arrangements other than the Aircraft Letter of Intent, the Deposit Loan, this Agreement, the Aircraft Purchase Agreement and when entered into the Services Agreements.

2.2                                 The Company has no liabilities or other obligations (whether actual or contingent) other than pursuant to the Deposit Loan, the Aircraft Purchase Agreement and when entered into the Services Agreements and the costs referred to in Clause 21.2 which do not, at the date hereof, exceed US$500,000.

2.3                                 The register of members and all other records required to be kept by the Company by statute have been properly completed and are up-to-date.

2.4                                 None of the Company’s share capital is under option or subject to any Encumbrance save as provided in this Agreement.

2.5                                 No dividends or other rights or benefits in respect of the Company’s capital have been declared, made or paid or agreed to be declared, made or paid in either case, except as required or permitted by this Agreement.

3.                                       Aircraft Purchase Agreement

3.1                                 Save as expressly provided in the Aircraft Purchase Agreement or the Aircraft Letter of Intent, Airbus has not agreed to provide to any member of the AerCap Group any monetary incentive or other consideration of an economic or operational nature in connection with the subject matter of the Aircraft Letter of Intent.

4.                                       Model

The Model has been prepared by AerCap using reasonable diligence and the assumptions which are used in the Model, to the extent applicable, are reasonably consistent with assumptions applied by AerCap with respect to other similar portfolios of aircraft which AerCap owns.

SCHEDULE 4

RESTRICTED TRANSACTIONS

PART A – THE FOLLOWING ACTS OR OMISSIONS SHALL REQUIRE THE PRIOR WRITTEN CONSENT OF ALL SIGNIFICANT SHAREHOLDERS:

Otherwise than in accordance with this Agreement:

1.                                       the creation, allotment or issue of any shares or securities or loan capital or the grant of any right to require the allotment or issue of any such shares or securities or loan capital;

2.                                       the increase, reduction, redemption, repayment, purchase (or repurchase), sub-division, consolidation or other variation of its share or loan capital, or the reduction in the amount (if any) standing to the credit of any non-distributable reserve (including the share premium account or capital redemption reserve);

3.                                       the amendment of any provision of its memorandum of association or articles of association;

4.                                       the change of the rights for the time being attached to any class of shares in its capital; or

5.                                       the proposing or passing of any resolution relating to its winding-up, or the filing of any petition for the appointment of an examiner or liquidator to it, or the making of an invitation to any person to appoint an administrative receiver to it or the entry by it into any scheme or arrangement with its creditors.

PART B - THE FOLLOWING ACTS OR OMISSIONS SHALL REQUIRE THE PRIOR WRITTEN CONSENT OF ALL SIGNIFICANT SHAREHOLDERS:

Otherwise than in accordance with this Agreement or in compliance with the Company’s obligations under (i) the Aircraft Purchase Agreement (including, without prejudice to the generality of the foregoing, the obligation to purchase the Initial Aircraft), and (ii) the Services Agreements (subject to Part C of this Schedule):

1.                                       any material change in the nature of the Business;

2.                                       any act or omission which could reasonably be considered to be a breach of the Aircraft Purchase Agreement;

3.                                       any borrowing or raising of money or other activity materially inconsistent with the Business Plan;

4.                                       the creation, extension or variation of any guarantee, save as:-

(a)                                  implied by law; or

(b)                                 given in the normal course of the supply of goods and services by the Group or for the purposes of obtaining or maintaining Group financing pursuant to this Agreement or the Cash Management Agreement;

5.                                       the creation of any Encumbrance over the whole or any part of its undertaking, property or assets or the extension or variation of any such Encumbrance in each case otherwise than as required for the purposes of obtaining or maintaining Group financing pursuant to this Agreement or the Cash Management Agreement;

6.                                       any acquisition or disposal (including any purchase, sale, transfer, lease, licence or hire purchase) of :

(a)                                  whole of any undertaking; or

(b)                                 any asset or group of assets (including shares in the capital of a company), which acquisition or disposal is material in the context of the Group as a whole or has a value of more than US$50 million other than to the extent that such acquisition or disposal is specifically forecast or provided for in the Business Plan for the financial year in which it occurs.

7.                                       the acquisition or formation of any subsidiary undertaking save to the extent that the Board considers it necessary or desirable for the purposes of the Group’s tax planning;

8.                                       the formation, entry into, termination or withdrawal from any partnership, consortium, joint venture or any other unincorporated association;

9.                                       the undertaking or entering into of any transaction of any nature whatsoever other than by way of bargain at arm’s length and upon normal commercial terms or other than in the normal course of trading (including any transaction which, if it were listed on the Irish Stock Exchange, would constitute a transaction with a related party (as defined from time to time in the listing rules of the Irish Stock Exchange));

10.                                 the entry into any arrangements with either of the Shareholders or their respective Connected Persons or on their behalf or for their benefit;

11.                                 the making of any loan or advance or provision of any credit, other than:

(a)                                  in the ordinary course of its business; or

(b)                                 to a wholly-owned subsidiary undertaking for use in the ordinary course of business;

12.                                 the commencement or settlement of any material litigation other than litigation related to the collection of debts owing to it in the ordinary course of its business;

13.                                 the change of its registered office or places of business or any of them or the change of its place of management and control, in each case to a place in any country other than Ireland or the registration of a branch of it in any country other than Ireland;

14.                                 any change in the dividend policy set out in Clause 12 of this Agreement;

15.                                 the entry into any agreement or arrangement for:

(a)                                  the provision of services to the Company other than the Services Agreements;

(b)                                 any amendment to the Services Agreements; or

16.                                 Any action or omission which comprises a breach by the Company of any of the Services Agreements;

17.                                 the entry into any material agreement or arrangement or the amendment or termination thereof; or

18.                                 a decision by the Company in accordance with the Articles to purchase any Shares from a Shareholder.

PART C – EACH INSTRUCTION OR DIRECTION GIVEN BY THE COMPANY OR ACTION TAKEN BY THE COMPANY PURSUANT TO THE SERVICES AGREEMENTS SHALL REQUIRE THE APPROVAL OF THE BOARD SUBJECT AS PROVIDED BELOW:

1.                             any Director appointed by AerCap shall abstain from voting on a resolution to approve an instruction of the Board to the Servicer to withdraw from acting as Servicer pursuant to Clause 3.2(c) of the Servicing Agreement;

2.                             the giving of express prior written approval of the Company for the purposes set out in Clause 7.4(a)(i) of the Servicing Agreement shall require the consent in writing of each Significant Shareholder where the purchase price in respect of the Aircraft proposed to be sold or disposed of is less than the net book value of such Aircraft at the date of such sale (as certified by the Administration Agent);

3.                             any Director appointed by AerCap shall abstain from voting on a resolution to approve the giving of the express prior written approval of the Company for the purposes set out in Clause 7.4(a)(vi) of the Servicing Agreement;

4.                             the express prior written approval of the Company for the purposes set out in Clause 7.4(a)(viii) of the Servicing Agreement shall require the prior written consent of each Shareholder;

5.                             the express prior written approval of the Company for the purposes set out in Clause 7.4(a)(x) of the Servicing Agreement (save where that consent is in respect of the service of an Aircraft Type Conversion Notice) shall require the prior written consent of each Significant Shareholder;

6.                             any resolution passed pursuant to Clause 10.2(b) or (c) of the Servicing Agreement shall require the approval of at least one Director appointed by each Significant Shareholder (excluding AerCap) and any Director appointed by AerCap shall abstain from voting on that resolution;

7.                             any Director appointed by AerCap shall abstain from voting on a resolution to approve the giving of consent by the Company pursuant to Clause 12 of the Servicing Agreement;

8.                             any director appointed by AerCap shall abstain from voting on a Special Board Resolution pursuant to Clause 2.3(k) of the Administrative Agency Agreement;

9.                             any Director appointed by AerCap shall abstain from voting on a decision of the Board for the purposes of Clause 3.3(b) of the Administrative Agency Agreement;

10.                       a resolution to terminate the Administrative Agency Agreement pursuant to Clause 7.2(b) or (c) of the Administrative Agency Agreement shall require the approval of at least one Director appointed by each Significant Shareholder (excluding AerCap) and any Director appointed by AerCap shall abstain from voting on that resolution;

11.                       any Director appointed by AerCap shall abstain from voting on a resolution to approve a consent of the Company given pursuant to Clause 8.1 of the Administrative Agency Agreement;

12.                       any Director appointed by AerCap shall abstain from voting on a resolution to approve a consent of the Company given pursuant to Clause 11.1(a) of the Cash Management Agreement; or

13.                       a decision by the Company to exercise its rights in respect of a default by a Service Provider under any of the Services Agreements shall require the prior written consent of each Significant Shareholder (other than AerCap).

SCHEDULE 5

PART 1
DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made the	day of

BETWEEN:

(1)                                  [               ] whose contact details appear in the Schedule (the “New Party”).

(2)                                 [All the Parties to the Principal Agreement including any person who has entered into a Supplemental Agreement pursuant to the Principal Agreement but excluding any Shareholder (other than the Transferor) who has ceased to hold Shares.]

RECITALS:

(A)                             Under the terms of a joint venture agreement dated [                 ] (the “Principal Agreement”) and entered into between (1) AerCap Ireland Limited, (2) International Cargo Airlines Company KSC (trading as LoadAir) and (3) AerVenture Limited and [and to which [                ] (the “Transferor”) is [an original party] [a party by virtue of a Deed of Adherence dated [             ]] the Transferor has sold and transferred to the New Party [insert number and type of Shares] (the “Transfer Shares”) subject to the New Party entering into this Deed of Adherence].

(B)                               The New Party wishes to accept the Transfer Shares subject to such condition and to enter into this Deed of Adherence pursuant to Clause 15 (Issues and Transfers of Shares) of the Principal Agreement.

IT IS AGREED AS FOLLOWS:

1.                                       Expressions defined in the Principal Agreement shall (unless the context otherwise requires) have the same meaning when used in this Deed.

2.                                       The New Party hereby undertakes to and covenants with all the Parties to the Principal Agreement (including any person who has entered into a Deed of Adherence pursuant to the Principal Agreement) to comply with the provisions of and to perform all the obligations in the Principal Agreement (save as expressed provided therein) so far as they become due to be observed and performed on or after the date hereof as if the New Party had been an original Party to the Principal Agreement in place of the Transferor [in respect of the Transfer Shares].

3.                                       The New Party shall become a Shareholder and the Transferor shall cease to be a Shareholder [in respect of the Transfer Shares] and on and after the date hereof the New Party shall have the benefit of the provisions of the Principal Agreement (save as expressly provided therein) as if the New Party had been an original Party thereto in place of the Transferor [in respect of the Transfer Shares] and the Principal Agreement shall be construed and apply accordingly.

4.                                       For the avoidance of doubt, the New Party shall not be entitled to any amount which has fallen due for payment to the Transferor before the date hereof and shall not be liable in respect of any breach or non-performance of the obligations of the Transferor pursuant to the Principal Agreement before the date hereof and the Transferor shall remain entitled to each such amount and shall not be released from any liability in respect of any such breach or non-performance.

5.                                       Except as expressly varied by this Deed, the Principal Agreement shall continue in full force and effect, and the Principal Agreement shall be interpreted accordingly.

6.                                       The provisions of Clauses 1 (Interpretation), 21 (Costs), 27 (Assignment of Agreement), 28 (General) and 29 (Governing law and jurisdiction) of the Principal Agreement shall apply to this Deed mutatis mutandis as if those provisions had been set out expressly in this Deed, which shall take effect from the date set out above.

IN WITNESS whereof the parties have executed and delivered this document as their deed the day and year first above written.

The Schedule

Details of New Party

Name:

Registered no. (if a company):

Country of incorporation (if a company):

Address:

Facsimile no.:

Other notice details:

[Execution clause]

SCHEDULE 5

PART 2
DEED OF ADHERENCE
FOR NOMINATED PARTY

THIS DEED OF ADHERENCE is made the               day of

BETWEEN:

(1)                                  [               ] whose contact details appear in the Schedule (the “New Party”).

(2)                                 All the Parties to the Principal Agreement including any person who has entered into a Supplemental Agreement pursuant to the Principal Agreement.

RECITALS:

(A)                             Under the terms of a joint venture agreement dated [                 ] (the “Principal Agreement”) and entered into between AerCap Ireland Limited (1), International Cargo Airlines Company KSC (trading as LoadAir) (2) and AerVenture Limited (3) and to which LoadAir (the “Transferor”) is an original party the Transferor has assigned to the New Party all of its interest in the Principal Agreement subject to the New Party entering into this Deed of Adherence.

(B)                               The New Party wishes to accept such assignment and to subscribe for Shares under the Principal Agreement and to enter into this Deed of Adherence pursuant to Clause 15 (Issues and Transfers of Shares) of the Principal Agreement.

IT IS AGREED AS FOLLOWS:

1.                                       Expressions defined in the Principal Agreement shall (unless the context otherwise requires) have the same meaning when used in this Deed.

2.                                       The New Party hereby undertakes to and covenants with all the Parties to the Principal Agreement to comply with the provisions of and to perform all the obligations in the Principal Agreement so far as they become due to be observed and performed on or after the date hereof as if the New Party had been an original Party to the Principal Agreement in place of the Transferor.

3.                                       The New Party shall become a Shareholder and the Transferor shall cease to be a Shareholder and on and after the date hereof the New Party shall have the benefit of the provisions of the Principal Agreement as if the New Party had been an original Party thereto in place of the Transferor and the Principal Agreement shall be construed and apply accordingly.

4.                                       For the avoidance of doubt, the New Party shall not be entitled to any amount which has fallen due for payment to the Transferor before the date hereof and shall not be liable in respect of any breach or non-performance of the obligations of the Transferor pursuant to the Principal Agreement before the date hereof and the Transferor shall remain entitled to each such amount and shall not be released from any liability in respect of any such breach or non-performance.

5.                                       Except as expressly varied by this Deed, the Principal Agreement shall continue in full force and effect, and the Principal Agreement shall be interpreted accordingly.

6.                                       The provisions of Clauses 1 (Interpretation), 21 (Costs), 27 (Assignment of Agreement), 28 (General) and 29 (Governing law and jurisdiction) of the Principal Agreement shall apply to this Deed mutatis mutandis as if those provisions had been set out expressly in this Deed, which shall take effect from the date set out above.

7.                                       The New Party hereby irrevocably authorises and appoints Matheson Ormsby Prentice Solicitors, 30 Herbert Street, Dublin 2 (or such other address as may from time to time be notified to the parties) as its authorised agent to accept service of all legal process in Ireland on its behalf and service on such appointee shall be deemed to be service on the New Party as the case may be. The New Party agrees that any failure by its process agent to notify it of the legal process shall not invalidate the proceedings concerned. Nothing contained in this Clause 7 affects the right to serve process in another manner permitted by law.

IN WITNESS whereof the parties have executed and delivered this document as their deed the day and year first above written.

The Schedule

Details of New Party

Name:

Registered no. (if a company):

Country of incorporation (if a company):

Address:

Facsimile no.:

Other notice details:

[Execution clause]

SCHEDULE 6

SHAREHOLDER’S WRITTEN RESOLUTIONS

AERVENTURE LIMITED

DECISION OF SOLE MEMBER

of

AERVENTURE LIMITED

We, the undersigned being the sole member entitled to attend and vote at general meetings of the above named company (the “Company”), HEREBY RESOLVE, in accordance with Section 141 (8) of the Companies Act, 1963, Regulation 9(3) of the European Communities (Single-Member Private Limited Companies) Regulations, 1994, and the Articles of Association of the Company that the following resolutions be passed as Special Resolutions:

1.                                                                                       THAT the authorised share capital of the Company be and is hereby reduced, with immediate effect, to €1.00 by the cancellation of €99,999 of the authorised share capital of the Company consisting of 99,999 Shares of €1.00 which at the date hereof have not been taken or agreed to be taken by any person.

2.                                                                                       THAT, subject to Resolution 1 above being effected, the Articles of Association of the Company be and they are hereby amended as follows:

(a) by the deletion of Article 3 of the Articles of Association in its entirety and the substitution therefor of the following new Article 3:

“. The share capital of the Company is €1.00 divided into 1 ordinary share of €1.00.”

(b) by the deletion of Article 6(b) of the Articles of Association in its entirety.

3.                                                                                       THAT, subject to Resolution 1 and 2 above being effected, the authorised share capital of the Company be and is hereby increased with immediate effect to €1.00 and US$400,000,000 divided into 1 Ordinary Share of €1.00 and 400,000,000  Ordinary Shares of US$1.00 each.

4.                                                                                       THAT, subject to Resolution 3 above being effected, the Articles of Association of the Company be and they are hereby amended as follows:

(a) by the deletion of Article 3 of the Articles of Association in its entirety and the substitution therefor of the following new Article:

“3. The share capital of the Company is €1.00 and US$400,000,000 divided into 1 Ordinary Share of €1.00 and 400,000,000 Ordinary Shares of US$1.00 each.”

(b) by the insertion of the following new Article 6(b):

“(b). The directors are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot relevant securities within the meaning of Section 20 of the Companies (Amendment) Act, 1983. The maximum amount of relevant securities which may be allotted under the authority hereby conferred shall be 400,000,000 Ordinary Shares of US$1.00. The authority hereby conferred shall expire on the date which is five years after the date of incorporation of the Company.”

5.                                                                                       THAT, subject to Resolution 3 and 4 above being effected and to the issue of 2 ordinary shares of US$1.00 in the capital of the Company for the purposes of redemption, 1 issued Ordinary Share of €1.00 in the capital of the Company registered in the name of AerCap Ireland Limited be and it is hereby converted into a Redeemable Ordinary Share of €1.00, subject to the rights set out in Article 3 of the Articles of Association of the Company:

6.                                                                                       THAT, subject to Resolution 5 above being effected, the Articles of Association of the Company be and they are hereby amended by the deletion of Article 3 of the Articles of Association in its entirety and the substitution therefor of the following new Article:

“3. The share capital of the Company is €1.00 and US$400,000,000 divided into 1 Redeemable Ordinary Share of €1.00 and 400,000,000 Ordinary Shares of US$1.00 each. The Redeemable Ordinary Share shall be redeemable at par at the option of the Company without notice.”

7.                                                                                       THAT, contingent upon the issue of 2 ordinary shares of US$1.00 in the capital of the Company for the purposes of redemption, the 1 issued Redeemable Ordinary Share of €1.00 in the capital of the Company be redeemed for cash and at par, the redemption monies of €1.00 be paid to the holder of the share on such redemption and such share be cancelled;

8.                                                                                       THAT, contingent upon the redemption and cancellation at Resolution 7 above taking place, the authorised share capital of the Company be and is hereby reduced, with immediate effect, to US$400,000,000 by the cancellation of €1.00 of the authorised share capital of the Company consisting of 1 Redeemable Ordinary Share of €1.00 which, having been so redeemed, has not since such redemption been taken or agreed to be taken by any person;

9.                                                                                       THAT subject to Resolution 8 above being effected, the regulations contained in the document attached to this written resolution, for the purpose of identification marked ‘A’ be and they are hereby approved and adopted as the Articles of Association of the Company in substitution for, and to the exclusion of the existing  Articles of Association.

SCHEDULE 7

EQUITY DRAWDOWN SCHEDULE

Quarter Start Date	Equity on Qtrly Basis

January-06	(50,000,000)
April-06	—
July-06	—
October-06	—
January-07	—
April-07	—
July-07	(2,656,325)
October-07	(9,847,656)
January-08	(12,221,275)
April-08	(17,136,262)
July-08	(22,686,055)
October-08	(25,943,933)
January-09	(30,244,714)
April-09	(26,008,962)
July-09	(20,003,439)
October-09	(13,671,014)

(230,419,635)

SIGNED by AERCAP IRELAND LIMITED	)
)
a duly authorised representative of	)
AERCAP IRELAND LIMITED	)
in the presence of:	)

Witness:

Address:

Occupation: ]

SIGNED by INTERNATIONAL CARGO AIRLINES COMPANY
KSC (trading as “LoadAir”))
)
a duly authorised representative of	)
INTERNATIONAL CARGO AIRLINES COMPANY	)
KSC (trading as “LoadAir”))
in the presence of:	)

Witness:

Address:

Occupation: ]

SIGNED by AERVENTURE LIMITED	)
)
a duly authorised representative of	)
AERVENTURE LIMITED	)
in the presence of:	)

Witness:

Address:

Occupation: ]

Agreed Form

The Companies Acts 1963 to 2005

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

AERVENTURE LIMITED

(Incorporated on 7 November 2005)

(adopted by

Special Resolution on                    )

McCann FitzGerald

Solicitors

2 Harbourmaster Place

International Financial Services Centre

Dublin 1

26.	Borrowing powers	25

27.	Powers and duties of directors	25

28.	Proceedings of directors	26

29.	Secretary	28

30.	The seal	28

31.	Register of directors’ Share and debenture holdings	29

32.	Authentication of documents	29

33.	Dividends	29

34.	Accounts	31

35.	Capitalisation of profits	31

36.	Auditors	32

37.	Notices	33

38.	Winding-up	34

39.	Indemnity	34

The Companies Acts 1963 to 2005

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

-of-

AERVENTURE LIMITED

(adopted by Special Resolution on                                )

1.                                       Preliminary

1.1                                 The regulations contained in Table A in the First Schedule to the Companies Act 1963 shall not apply to the Company.

1.2                                 In the interpretation of these Articles, unless the context otherwise requires, the following words and expressions shall have the following meanings:-

“the Act” means the Companies Act 1963;

“the Acts” means the Companies Acts 1963 to 2005 and every statutory extension modification or re-enactment thereof from time to time in force;

“Additional Shareholder Capital Tranche” has the meaning given to it in the Agreement;

“AerCap” means AerCap Ireland Limited;

“AerCap Group” has the meaning given in the Agreement;

“Agreement” means a joint venture agreement dated [                  ] made between (1), Aercap (2) LoadAir and (3) the Company as the same may be supplemented, varied or amended;

“Articles” means these articles of association (as amended from time to time);

“Auditors” means the auditors for the time being of the Company;

“Board” means the board of directors of the Company from time to time or, as the context may require, any duly authorised committee thereof;

“Business Day” means a day other than a Saturday or Sunday in Ireland on which banks are generally open for business in Dublin and Kuwait;

“Call Notice” has the meaning given to it in the Agreement;

“connected with”, in relation to two or more persons, means two or more persons who are connected with each other for the purposes of section 10 of the Taxes Consolidation Act 1997;

“Date of Adoption” means the date of adoption of these Articles being [                       ];

“Directors” means the directors for the time being of the Company;

“Encumbrance” means includes any adverse claim or right or third party right or interest, any equity, any option or right of pre-emption or right to acquire or restrict, any mortgage, charge, assignment, hypothecation, pledge, lien or security interest or arrangement of whatsoever nature, any reservation of title, and any other encumbrance, priority or security interest or similar arrangement of whatever nature;

“Fair Value” means, in relation to any Shares the fair value of the Shares as determined by the Valuer pursuant to Article 16;

“Financing Event of Default” has the meaning given in the Agreement;

“Group” means the Company and its subsidiaries from time to time, or any of them, as the context requires;

“holder” means a person for the time being registered by the Company as the holder of one or more Shares and, in respect of any particular Share, means the person or persons for the time being registered by the Company as the holder(s) of that Share;

“LoadAir” means International Cargo Airlines Company KSC (trading as LoadAir);

“LoadAir Group” has the meaning given in the Agreement;

“Office” means the registered office for the time being and from time to time of the Company;

“paid up” means paid up or credited as paid up;

“Register” means the register of members of the Company to be kept as required by section 116 of the Act;

“Related Company” means, in relation to any body corporate, any other body corporate which is for the time being its subsidiary or holding company or another subsidiary of its holding company;

“Required ROE” means in respect of a Shareholder an amount of distributions, dividends, redemption payments or other payments by the Company in respect of Shares (or portions thereof) received by such Shareholder equal to (x) 125% multiplied by (y) the amount invested in Shares by such Shareholder compounded annually.

“Secretary” means the secretary of the Company and shall include an assistant or an acting secretary for the time being;

“Seller” has the meaning set out in Article 15.1;

2

“Share” means an ordinary share of US$1 in the capital of the Company;

“Share Capital” means the nominal value of all of the Shares in issue from time to time;

“Significant Shareholder” means any member of the Company who is a holder of Shares representing more than 10% in nominal value of all of the Shares in issue from time to time;

“Subscription Shares” has the meaning given in the Agreement;

“the State” means the Republic of Ireland;

“the 1983 Act” means the Companies (Amendment) Act 1983;

“Transfer Notice” has the meaning set out in Article 15.1; and

“US$” means US dollars;

“Valuer” means an independent investment bank or corporate finance firm appointed by the Board for the purpose of valuing Shares in accordance with Article 16.

1.3                                 In these Articles, unless the context requires otherwise:-

(a)                                  a reference to a “subsidiary” or “holding company” is to be construed in accordance with section 155 of the Companies Act 1963, and a reference to a “parent undertaking” and “subsidiary undertaking” is to be construed in accordance with the European Communities (Companies: Group Accounts) Regulations 1992;

(b)                                 a reference to a document is a reference to that document as from time to time supplemented or varied;

(c)                                  any reference to any statute or statutory provision shall be deemed to include any statute or statutory provision which amends, extends, consolidates, re-enacts or replaces same, or which has been amended, extended, consolidated, re-enacted or replaced (whether before or after the date of adoption of these Articles) by same and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

(d)                                 words importing the singular shall include the plural number and vice versa and words importing a gender shall include each gender;

(e)                                  words and phrases the definitions of which are contained or referred to in the Acts shall be construed as having the meanings thereby attributed to them;

(f)                                    any reference to a “person” shall be construed as a reference to any individual, firm, company, corporation, undertaking, government, state or agency of a state, or any association or partnership (whether or not having separate legal personality);

3

(g)                                 expressions referring to writing shall, unless the contrary intention appears, be construed as including reference to printing, lithography, photography, facsimile transmission, and any other means of reproducing or representing words in visible form; and

(h)                                 if a payment would otherwise be required to be made on a day which is not a Business Day or on which banks are not generally open for business in New York, the payment shall be required to be made on the next following day which is a Business Day and on which banks are generally open for business in New York.

2.                                       Private company

The Company is a private company and accordingly:

(a)                                  the right to transfer Shares is restricted in the manner prescribed in these Articles;

(b)                                 the number of members of the Company (exclusive of persons who are in the employment of the Company and of persons who, having been formerly in the employment of the Company, were while in such employment, and have continued after the determination of such employment to be, members of the Company) is limited to fifty, so, however, that where two or more persons hold one or more Shares jointly, they shall, for the purpose of this Article, be treated as a single member;

(c)                                  any invitation to the public to subscribe for any Shares or debentures of the Company is prohibited; and

(d)                                 the Company shall not have power to issue share warrants to bearer.

SHARE RIGHTS

3.                                       Share capital

3.1                                 The share capital of the Company is US$400,000,000 divided into 400,000,000 shares of US$1 each.

3.2                                 Without prejudice to any special rights previously conferred on any holders, any Share may be issued with such preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by special resolution determine, and subject to the provisions of the Acts, any Shares may be issued on the terms that they are, or are liable at the option of the Company or the holder, to be redeemed on such terms and in such manner as may be provided by these Articles. Subject as aforesaid, the Company may cancel any Shares so redeemed or may hold them as treasury shares and re-issue any such treasury shares as shares of any class or classes.

4.                                       Variation of rights

4.1                                 If at any time the share capital is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of

4

that class) may, subject to the provisions of the Acts, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the holders of three fourths of the issued Shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the Shares of the class but not otherwise.

4.2                                 The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of such Shares, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

4.3                                 To every such separate general meeting held pursuant to Article 4.1 all the provisions of these Articles relating to general meetings of the Company shall apply but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third in nominal amount of the issued Shares of the class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present those holders who are present shall be a quorum). Any holder of the Shares of the class present in person or by proxy may demand a poll, and each such person shall upon such poll have one vote in respect of every Share of the class held by him respectively

5.                                       Increase and alteration of share capital

5.1                                 The Company may from time to time by ordinary resolution increase the share capital by such sum to be divided into Shares of such amounts as the resolution shall prescribe.

5.2                                 Except so far as otherwise provided by the conditions of issue or by these Articles any capital raised by the creation of new Shares shall be considered part of the pre-existing capital, and shall be subject to the provisions of these Articles with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien and otherwise.

5.3                                 The Company from time to time and at any time may by ordinary resolution:-

(a)                                  consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(b)                                 sub-divide its existing Shares, or any of them, into Shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless to section 68(1)(d) of the Act); or

(c)                                  cancel any Shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken by any person.

5.4                                 The Company may by special resolution reduce its share capital, any capital redemption reserve fund or share premium account in any manner and with and subject to any incident authorised, and consent required, by law

5

6.                                       Purchase of own shares

6.1                                 Subject to the provisions of the Acts and to any rights conferred on the holders of any class of Shares, the Company may purchase all or any of its own Shares of any class, including any redeemable shares.

6.2                                 Neither the Company nor the Directors shall be required to select the Shares to be purchased rateably or in any other particular manner as between the holders of Shares of the same class or as between them and the holders of Shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of Shares.

6.3                                 Subject as aforesaid, the Company may cancel any Shares so purchased or may hold them as treasury shares and reissue any such treasury shares as Shares of any class or classes.

6.4                                 Notwithstanding anything to the contrary contained in these Articles, the rights attached to any class of Shares shall be deemed not to be varied by anything done by the Company pursuant to this Article 6.

7.                                       Allotment of Shares

7.1                                 Except as otherwise determined by the Board with the consent in writing of all Significant Shareholders or pursuant to the Agreement, all new Shares in a particular class shall before issue be offered to such holders as at the date of the offer are entitled to receive notice of and vote at general meetings in proportion (as nearly as may be) to the nominal value of the existing Shares of that class held by them. Such offer shall be made by notice in writing:-

(a)                                  specifying the number of Shares offered;

(b)                                 limiting the time (being not less than two weeks) within which the offer if not accepted will be deemed to be declined; and

(c)                                  inviting any holder who accepts the offer to indicate that they would accept, on the same terms, shares (specifying a maximum number) which have not been accepted by other holders (“Excess Shares”).

Any Excess Shares shall be allotted to holders who have indicated they would accept Excess Shares. Excess Shares shall be allotted pro rata to the aggregate number of Shares held by holders accepting Excess Shares (provided that no such holder shall be allotted more than the maximum number of Excess Shares such holder has indicated he is willing to accept). If the total number of Shares applied for is more than the available number of Shares, the Shares shall be allocated in the manner set out in Article 15.5(c)(ii). If thereafter any Shares shall not have been accepted they shall be issued to such persons and upon such terms and conditions as the Directors deem most beneficial to the Company.

7.2                                 Subject to the provisions of these Articles relating to new Shares, the Shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Acts) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its shareholders.

6

7.3                                 Subject to Articles 7.1 and 7.2, for the purposes of section 20 of the 1983 Act the Directors are generally and unconditionally authorised to allot relevant securities (within the meaning of the said section 20) up to an aggregate nominal amount of US$400,000,000 provided that this authority shall expire after a period of five years from the Date of Adoption. The Company may, before such expiry, make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement, notwithstanding that the authority hereby conferred has expired.

7.4                                 In accordance with section 23(10) of the 1983 Act the application of sub-sections (1), (7) and (8) of section 23 of the 1983 Act is hereby excluded in relation to the allotment of equity securities (as defined by section 23(13) of the 1983 Act).

7.5                                 The Company may exercise the powers of paying commissions conferred by section 59 of the Act. Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid Shares or partly in one way and partly in the other.

8.                                       No recognition of trusts

Except as required by law, no person shall be recognised by the Company as holding any Share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share or (except only as by these Articles or by law otherwise provided) any other right in respect of any Share except an absolute right to the entirety thereof in the registered holder, but this shall not preclude the Company from requiring the holders or a transferee of Shares to furnish the Company with information as to the beneficial ownership of any Share, when such information is reasonably required by the Company.

9.                                       Share certificates

9.1                                 Every person whose name is entered as a holder in the Register shall be entitled without payment to one certificate for all his Shares and, if he transfers part of his holding, to one certificate for the balance. Upon payment of such sum, not exceeding US$0.10 for every certificate after the first, as the Directors shall from time to time determine, he shall also be entitled to several certificates, each for one or more of his Shares. Every certificate shall be issued within two months after allotment or the lodgement with the Company of a transfer of the Shares, unless the conditions of issue of such Shares otherwise provide. Every such certificate shall be under the Common Seal of the Company and shall specify the number and class of Shares to which it relates, the distinguishing numbers (if any) allocated to such Shares and the amount paid up thereon. The Company shall not be bound to register more than three persons as joint holders of any Share (except in the case of executors or trustees of a deceased holder) and, in the case of a Share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all.

9.2                                 If any such certificate shall be worn out, defaced, destroyed or lost, it may be renewed on such evidence being produced and on payment of such amount not exceeding

7

US$0.10 as the Directors shall require, and, in case of wearing out or defacement, on delivery up of the old certificate and, in case of destruction or loss, on execution of such indemnity (if any) as the Directors may from time to time require. In case of destruction or loss, the holder to whom such renewed certificate is given shall also bear and pay to the Company all expenses incidental to the investigation by the Company of the evidence of such destruction or loss and to such indemnity.

10.                                 Lien

10.1                           The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all monies (whether immediately payable or not) called or payable at a fixed time in respect of that Share, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share shall extend to all dividends payable thereon.

10.2                           For the purpose of enforcing any such lien as aforesaid the Directors may sell all or any of the Shares subject thereto at such time and in such manner as they think fit, but no such sale shall be made unless a sum in respect of which the lien exists is immediately payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the registered holder for the time being of the Share, or to all the joint registered holders thereof, or the person entitled thereto by reason of his or their death or bankruptcy (as the case may be). If the Directors wish to enforce any lien by selling any Shares subject thereto such Shares shall be offered for sale in accordance with the provisions of Article 15 as if they were the subject of a Transfer Notice as defined in Article 15.

10.3                           The net proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is immediately payable, and the residue, if any, shall (subject to a like lien for sums not immediately payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

11.                                 Calls on Shares

11.1                           The Directors may from time to time make calls upon the holders in respect of any moneys unpaid on their Shares (whether on account of the nominal value of the Shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that excepting so far as may be otherwise agreed between the Company and any holder in the case of the Shares held by him no call shall be payable at less than one month from the date fixed for payment of the last preceding call, and each holder shall (subject to receiving at least 14 days’ notice specifying a time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his Shares. A call may be revoked or postponed as the Directors may determine. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed, and may be required to be paid by instalments.

11.2                           The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

8

11.3                           If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate, not exceeding 10 per cent per annum, as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

11.4                           On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the holder sued is entered in the Register as the holder, or one of the holders, of the Shares in respect of which such debt has accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the holder sued, in the pursuance of these Article and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

11.5                           Any sum which, by the terms of issue of a Share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the Share or by way of premium, shall, for the purposes of these Articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment thereof all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such sum had become payable by virtue of a call duly made and notified.

11.6                           The Directors may, on the issue of Shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

11.7                           The Directors may, if they think fit, receive from any holder willing to advance the same, all or any part of the monies uncalled and unpaid upon any Shares held by him, and upon all or any of the monies so advanced may (until the same would, but for such advance, become payable) pay interest at such rate not exceeding (unless the Company in general meeting otherwise directs) 10 per cent per annum, as may be agreed upon between the Directors and the holder paying such sum in advance; but any sum paid in excess of the amount for the time being called up shall not be included or taken into account in ascertaining the amount of the dividend payable on the Shares in respect of which such advance has been made.

12.                                 Forfeiture of Shares

12.1                           If a holder fails to pay any call or instalment of a call on a day appointed for the payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

12.2                           The notice shall name a further day (not earlier than the expiration of 14 days from the date of the service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

9

12.3                           If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by resolution of the Directors to that effect. A forfeiture of Shares shall include all dividends declared in respect of the forfeited Shares, and not actually paid before the forfeiture.

12.4                           A forfeited Share may be sold, re-issued, or otherwise disposed of, either to the person who was before the forfeiture the holder thereof or entitled thereto, or to any other person upon such terms and in such manner as the Directors shall think fit, and whether with or without all or any part of the amount previously paid on the Share being credited as paid, and at any time before such sale, re-issue or disposal the forfeiture may be cancelled on such terms as the Directors may think fit. The Directors, may if necessary, authorise some person to transfer a forfeited Share to such other person. If the Directors wish to sell or re-issue or otherwise dispose of any forfeited Share such Share shall be offered for sale in accordance with the provisions of Article 15 as if it were the subject of a Transfer Notice as defined in Article 15.

12.5                           A holder whose Shares have been forfeited shall cease to be a holder in respect of the forfeited Shares, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all calls made and not paid on such Shares at the time of forfeiture with interest thereon to the date of payment at such rate not exceeding 10 per cent per annum as the Directors shall think fit, in the same manner and in all respects as if the Shares had not been forfeited, and to satisfy all claims and demands (if any) which the Company might have enforced in respect of the Shares at the time of forfeiture without any deduction or allowance for the value of the Shares at the time of forfeiture.

12.6                           A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share. The Company may receive the consideration, if any, given for the Share on a sale or disposition thereof, and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of, and he shall thereupon be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-issue or disposal of the Share.

12.7                           The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

10

TRANSFER OF SHARES

13.                                 Transfers - General

13.1                           No transfer of any Share shall be made or registered unless such transfer complies with the provisions of these Articles and the transferee has if so required by the terms of the Agreement or otherwise, first entered into an appropriate deed of adherence pursuant to the Agreement.

Subject thereto, the Board shall sanction any transfer so made unless (i) the registration thereof would result in the registration of a transfer of Shares on which the Company has a lien or (ii) the Board is otherwise entitled to refuse to register such transfer pursuant to these Articles. Any transfer, or purported transfer, of any Shares in breach of these Articles shall be void.

13.2                           For the purposes of these Articles the following shall be deemed (but without limitation) to be a transfer by a holder:-

(a)                                  any direction (by way of renunciation or otherwise) by a holder entitled to an allotment or transfer of Shares that a Share be allotted or issued or transferred to some person other than himself; and

(b)                                 any sale or any other disposition (including by way of Encumbrance or other security interest) of any legal or equitable interest in a Share (including any voting right attached to it), (i) whether or not by the relevant holder, (ii) whether or not for consideration, and (iii) whether or not effected by an instrument in writing.

14.                                 Permitted Transfers

14.1                           Any holder which is a body corporate may at any time transfer all or any of its Shares to a Related Company but if any such transferee ceases to be a Related Company in relation to the body corporate first holding the relevant Shares on or after the date of adoption of these Articles or following a transfer made in accordance with this Article 14 (otherwise than pursuant to this Article 14.1) or Article 15 it shall, within 21 days of so ceasing, transfer any Shares held by it to such body corporate or any Related Company of such body corporate and failing such transfer within such period, the relevant holder(s) shall be deemed to have given a Transfer Notice pursuant to Article 15.

14.2                           Any holder may transfer his Shares to another person in accordance with and to the extent permitted by the Agreement.

14.3                           Any holder may at any time transfer all or any of his Shares to any other person with the prior written consent of all holders.

14.4                           Subject to the Agreement, any holder of Shares may at any time transfer all or any of his Shares to a nominee or trustee for that holder alone and any such nominee or trustee of any person or persons may at any time transfer any Shares to that person or persons or to another nominee or trustee for that person or persons PROVIDED THAT no beneficial interest in such Shares passes by reason of any such transfer.

11

14.5                           Any holder may at any time transfer all or any of his Shares in accordance with the provisions of the Acts to the Company.

15.                                 Pre-emption on transfers

15.1                           Any holder who wishes to transfer Shares otherwise than in accordance with Article 14 (the “Seller”) shall give notice in writing (the “Transfer Notice”) to the Company of his wish specifying:-

(a)                                  the number of Shares which he wishes to transfer (the “Sale Shares”);

(b)                                 the name of the third party (if any) to whom he proposes to sell the Sale Shares;

(c)                                  the price at which he wishes to transfer the Sale Shares (which shall be deemed to be the Fair Value of the Sale Shares if no price is specified) (the “Transfer Price”); and

(d)                                 whether or not the Transfer Notice is conditional upon all, and not part only, of the Sale Shares being sold pursuant to the offer hereinafter mentioned and, in the absence of such stipulation, it shall be deemed not to be so conditional.

15.2                           Where any Transfer Notice is deemed to have been given in accordance with these Articles, the holder of the Shares to which the deemed Transfer Notice relates shall be deemed to be a Seller and the deemed Transfer Notice shall be treated as having specified:-

(a)                                  that all of the Shares registered in the name of the Seller shall be included for transfer;

(b)                                 that the price for the Sale Shares shall be as agreed between the Board and the Seller or, failing agreement, shall be the Fair Value of the Sale Shares; and

(c)                                  that no condition as referred to in Article 15.1(d) shall apply.

15.3                           The Transfer Notice shall constitute the Company the agent of the Seller for the sale of the Sale Shares at the Transfer Price.

15.4                           The Board shall be entitled to offer the Sale Shares at the Transfer Price to the Company on the following basis:-

(i)                                     such offer must be made within 14 days of the date of the Transfer Notice;

(ii)                                  it must be accepted or rejected (and, if not accepted, it will be deemed to have been rejected) within a further period of 30 days provided that such further period of 30 days shall be extended to the extent necessary for the Company to comply with the statutory requirements in relation to its acquisition of the Sale Shares; and

(iii)                               if the offer is not made or accepted in respect of all of the Sale Shares, and the Transfer Notice was subject to the condition referred to in

12

Article 15.1(d), then any acceptance shall be conditional on the balance of the Sale Shares being sold pursuant to the pre-emption provisions contained in the following provisions of this Article 15.

The Company and the Seller shall use their best endeavours to ensure that, after any such offer is accepted, the completion of the transfer of the relevant Sale Shares occurs as soon as reasonably practicable.

15.5                           (a)                                  The Company shall as soon as practicable following receipt of a Transfer Notice or, where later, upon the determination of the Transfer Price or, where later, following any invitation and acceptance under Article 15.4 (to the extent not fully taken up) give notice in writing to each of the holders (other than the Seller) informing them of the number of Sale Shares that are available to purchase and of the Transfer Price. Such notice shall invite each such holder to state, in writing within 21 days from the date of such notice (which date shall be specified therein), whether he is willing to purchase any and, if so, how many of the Sale Shares.

(b)                                 Sale Shares shall be offered to each holder other than the Seller on terms that, in the event of competition, the Sale Shares offered shall be sold to the holders accepting the offer in proportion (as nearly as may be) to their existing holdings of Shares (the “Proportionate Entitlement”). It shall be open to each such holder to specify if he is willing to purchase Sale Shares in excess of his Proportionate Entitlement (“Excess Shares”) and, if the holder does so specify, he shall state the number of Excess Shares.

(c)                                  After the expiry of the offers to be made pursuant to Article 15.5(a) (or sooner if all the Sale Shares offered shall have been accepted in the manner provided in Article 15.5(a)), the Board shall subject to Article 15.8 allocate the Sale Shares in the following manner:-

(i)                                     if the total number of Shares applied for is equal to or less than the available number of Sale Shares, the Company shall allocate the number applied for in accordance with the applications; or

(ii)                                  if the total number of Shares applied for is more than the available number of Sale Shares, each holder shall be allocated his Proportionate Entitlement (or such lesser number of Sale Shares for which he may have applied); applications for Excess Shares shall be allocated in accordance with such applications or, in the event of competition, (as nearly as may be) to each holder applying for Excess Shares in the proportion which the number Shares held by such holder bears to the total number of Shares held by all such holders applying for Excess Shares PROVIDED THAT such holder shall not be allocated more Excess Shares than he shall have stated himself willing to take, and in either case the Company shall forthwith give notice of each such allocation (an “Allocation Notice”) to the Seller and each of the persons to whom Sale Shares have been allocated (a “Member Applicant”) and shall specify in the Allocation Notice the place and time (being not earlier than five days and not later than 14 days after the date of the Allocation Notice) at which the sale of the Sale Shares shall be completed.

13

15.6                           Subject to Article 15.7 and Article 15.8, upon such allocations being made as aforesaid, the Seller shall be bound, on payment of the Transfer Price, to transfer the Sale Shares comprised in the Allocation Notice to the Member Applicants named therein at the time and place therein specified. If he makes default in so doing:-

(a)                                  the chairman for the time being of the Company or, failing him, one of the Directors, or some other person duly nominated by a resolution of the Board for that purpose, shall forthwith be deemed to be the duly appointed attorney of the Seller with full power to execute, complete and deliver in the name and on behalf of the Seller all documents necessary to give effect to the transfer of the relevant Sale Shares to the Member Applicants;

(b)                                 the Board and/or any Director may receive and give a good discharge for the purchase money on behalf of the Seller and (subject to the transfer being duly stamped) enter the name of the Member Applicants in the register of members as the holder or holders by transfer of the Sale Shares so purchased by him or them; and

(c)                                  the Board shall forthwith pay the purchase money into a separate bank account in the Company’s name and shall hold such money on trust (but without interest) for the Seller until he shall deliver up his certificate or certificates for the relevant Sale Shares (or an indemnity, in a form reasonably satisfactory to the Board, in respect of any lost certificate) to the Company when he shall thereupon be paid the purchase money (but without interest).

The appointment referred to in Article 15.6(a) shall be irrevocable and is given to secure the performance of the obligations of the relevant holder under these Articles.

15.7                           Any proposed transfer of Sale Shares pursuant to this Article 15 shall be conditional upon the person so acquiring Sale Shares (the “Relevant Member”) obtaining all necessary consents, permissions or approvals of any regulatory or supervisory authorities or other persons in any relevant jurisdiction which are or may be required to enable the Relevant Member lawfully to acquire such Sale Shares (each, a “Regulatory Consent”) as soon as possible. In the event that any Regulatory Consent is not obtained by a Relevant Member within 120 days of the date of the Allocation Notice (or such longer period as the Board may agree to), the proposed transfer of Sale Shares to that Relevant Member shall not be effective, and the Seller shall give, or shall be deemed to have given, a new Transfer Notice to the Company indicating that it desires to transfer such Sale Shares and the provisions of this Article 15 shall apply accordingly (provided that such Sale Shares shall not be offered to the Relevant Member).

15.8                           If the Seller shall have included in the Transfer Notice a provision that unless all the Sale Shares are sold none shall be sold and:-

(a)                                  the total number of Shares applied for by Member Applicants is less than the number of Sale Shares then the Allocation Notice shall refer to such provision and shall contain a further invitation, open for 28 days, to those persons to whom Sale Shares have been allocated to apply for further Sale Shares; or

14

(b)                                 the total number of Shares applied for by Member Applicants is equal to or greater than the number of Sale Shares, but Sale Shares are required to be re-offered in accordance with Article 15.7, completion of the sales in accordance with the preceding paragraphs of this Article 15 shall be conditional upon such provision as aforesaid being complied with in full.

15.9                           In the event of all the Sale Shares not being sold under the preceding paragraphs of this Article 15 the Seller may, at any time within six calendar months after receiving confirmation from the Company that the pre-emption provisions contained in these Articles have been exhausted, transfer any Sale Shares (which have not been sold) to any person or persons at any price not less than the Transfer Price provided that:-

(a)                                  the Board shall refuse registration of the proposed transferee:

(i)                                     unless the proposed transferee has a minimum net worth of not less than the Relevant Amount where the “Relevant Amount” means

(ii)                                  where the Seller is not a member of the AerCap Group, if the proposed transferee is or could reasonably be considered to be an international aircraft operating lessor (an  “AerCap Competitor”) or a nominee or a Related Company of or a person connected with a Competitor;

(iii)                               where the Seller is not a member of the LoadAir Group, if the proposed transferee is or could reasonably be considered to be an international aircraft operating lessor carrying on or proposing to carry on business in competition with any member of the LoadAir Group (a “LoadAir Competitor”) or a nominee or a Related Company of or a person connected with a LoadAir Competitor; or

(iv)                              if arising from such registration, the proposed transferee would hold more than 50% and less than 100% of the Share Capital.

(b)                                 if the Seller stipulated in the Transfer Notice that unless all the Sale Shares were sold none should be sold, the Seller shall not be entitled, save with the written consent of all of the other holders, to sell hereunder only some of the Sale Shares comprised in the Transfer Notice to such person or persons; and

(c)                                  any such sale shall be a bona fide sale and the Board may require to be satisfied in such manner as it may reasonably require that the Sale Shares are being sold in pursuance of a bona fide sale for not less than the Transfer Price without any deduction, rebate or allowance whatsoever to the buyer and, if not so satisfied, may refuse to register the instrument of transfer.

16.                                 Valuation of Shares

16.1                           If the Valuer is required to determine the price at which Shares are to be transferred pursuant to these Articles, such price shall be the amount the Valuer shall, on the

15

application of the Board (which application shall be made as soon as practicable following the time it becomes apparent that a valuation pursuant to this Article 16 is required), certify in writing to be the price which, in its opinion, represents a fair value for such Shares as between a willing seller and a willing buyer as at the date the Transfer Notice or deemed Transfer Notice is given. Any such determination shall not take any account of whether or not the Sale Shares comprise a majority or a minority interest in the Company or of the fact that the transfer of such Shares is restricted under these Articles or the Agreement.

16.2                           In so certifying, the Valuer shall act as an expert and not as arbitrator and its decision shall be conclusive and binding on the Company and upon all of its holders for the purposes of these Articles.

16.3                           The costs of the Valuer shall be borne by the Company.

16.4                           The Company shall:-

(a)                                  fully co-operate with the Valuer in its carrying out of a valuation pursuant to this Article 16;

(b)                                 comply with all reasonable requests of the Valuer; and

(c)                                  provide the Valuer with all information requested by the Valuer to enable it to carry out a valuation pursuant to this Article 16.

17.                                 Compliance and disenfranchisement

17.1                           For the purpose of ensuring (i) that a transfer of Shares is duly authorised under these Articles or (ii) that no circumstances have arisen whereby a Transfer Notice is required to be or ought to have been given under these Articles the Board may require:-

(a)                                  any holder;

(b)                                 the legal personal representatives of any deceased holder;

(c)                                  any person named as transferee in any transfer lodged for registration; or

(d)                                 such other person as the Board or any such holder may reasonably believe to have information relevant to such purpose,

to furnish to the Company within seven days or such longer period as the Board may determine (the “Enquiry Period”) such information and evidence as the Board may think fit regarding any matter which they deem relevant to such purpose, including (but not limited to) the names, addresses and interests of all persons respectively having interests in any Shares which are relevant for such purpose.

17.2                           If the Board makes an enquiry pursuant to Article 17.1, and the purpose of the enquiry was to establish whether:-

(a)                                  a transfer of Shares which has not as yet been registered is duly authorised, and the Board determines to its reasonable satisfaction, on the basis of the

16

information or evidence furnished to it within the Enquiry Period (if any) as a result of such enquiry, that the transfer of Shares is not duly authorised, the Board shall refuse to register such transfer;

(b)                                 a transfer of Shares which has already been registered was duly authorised, and the Board determines to its reasonable satisfaction, on the basis of the information or evidence furnished to it within the Enquiry Period (if any) as a result of such enquiry, that the transfer of Shares was not duly authorised, the Board shall give written notice to the holder(s) of the relevant Shares notifying them of such fact and, if such matter is not remedied within 14 days of such notice, those Shares shall immediately cease to confer upon the holder(s) thereof (or any proxy) any rights:-

(i)                                     to vote (whether on a show of hands or on a poll and whether exercisable at a general meeting of the Company or at a separate meeting of the class in question); or

(ii)                                  to receive dividends or other distributions (other than the Issue Price of such shares upon a return of capital),

(iii)                               otherwise attaching to such Shares or to any further Shares issued in right of such Shares or in pursuant of an offer made to the relevant holder(s) PROVIDED THAT such rights shall be immediately re-instated in respect of any such Shares upon the matter being remedied; or

(c)                                  a Transfer Notice is required to be or ought to have been given, and the Board determines to its reasonable satisfaction, on the basis of the information or evidence furnished to it within the Enquiry Period (if any) as a result of such enquiry, that a Transfer Notice is required or ought to have been given, a Transfer Notice shall be deemed to have been given by the holder of the relevant Shares in respect of such Shares.

17.3                           If a Shareholder commits or suffers a Financing Event of Default (a “Defaulting Shareholder”), the Shares held by that Shareholder on the occurrence of the Financing Event of Default (“Defaulting Shares”) shall with immediate effect on the occurrence of the Financing Event of Default cease to confer to the holder(s) thereof (or any proxy) from time to time any rights whatsoever, including any right:-

(a)                                  to attend at any meeting;

(b)                                 to vote (whether on a show of hands or on a poll and whether exercisable at a general meeting of the Company or at a separate meeting of the class in question);

(c)                                  to receive dividends or other distributions;

(d)                                 to receive any return of capital;

(e)                                  under Article 7 or the Agreement to any new Shares;

(f)                                    any rights under Article 15;

17

(g)                                 any rights as a Shareholder under the Agreement; and

(h)                                 to appoint any director and the office of any director appointed by that Shareholder shall automatically vacated

PROVIDED THAT:

(i)                                     if on a winding up of the Company all other Shareholders have received in respect of all Shares other than non Defaulting Shares held by them the Required ROE the Defaulting Shares shall entitle the holders thereof to participate as though the Shares were not Defaulting Shares in the winding up but only to the extent that they receive the nominal value of the Defaulting Shares; and

(ii)                                  a Defaulting Shareholder shall not be liable to contribute in respect of the Defaulting Shares any part of any Additional Shareholder Capital Tranche which is the subject of a Call Notice issued after the occurrence of the Financing Event of Default.

18.                                 Transmission of Shares

In the case of the death of a holder:-

(a)                                  where the deceased was a joint holder of any Share(s), the survivor or survivors shall be the only person(s) recognised by the Company as having any title to his interest in the Share(s); and

(b)                                 where the deceased was a sole holder of any Share(s), or only surviving joint holder, the personal representatives of the deceased shall give, or shall be deemed to have given, a Transfer Notice to the Company indicating that they desire to transfer all of the Shares which were held by the deceased holder and the provisions of Article 15 shall apply accordingly (provided that such Shares shall constitute Sale Shares, and the Transfer Price shall be the Fair Value of the Shares), provided that nothing in these Articles shall release the estate of a deceased joint holder from any liability in respect of any Share which had been jointly held by him with other persons.

GENERAL

19.                                 General meetings

19.1                           Subject to Article 19.2, the Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next.

19.2                           So long as the Company holds its first annual general meeting within 18 months of its incorporation, it need not hold it in the year of its incorporation or in the year following.

18

19.3                           The annual general meeting shall be held at such time and place as the Directors shall determine. All general meetings other than annual general meetings shall be called extraordinary general meetings and shall be held at such time and place as the Directors shall determine.

19.4                           The Directors may whenever they think fit, convene an extraordinary general meeting and an extraordinary general meeting shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by section 132 of the Act.

19.5                           A resolution in writing (other than one in respect of which extended notice is required by the Act to be given) signed by all the holders for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly appointed representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held and, if described as a special resolution, shall be deemed to be a special resolution within the meaning of the Act. Any such resolution may consist of several documents in the like form each signed by one or more holders for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly appointed representatives).

20.                                 Notice of general meetings

20.1                           Subject to sections 133 and 141 of the Act, an annual general meeting and a meeting called for the passing of a special resolution shall be called by 21 days’ notice in writing at the least, and a meeting of the Company (other than an annual general meeting or a meeting for the passing of a special resolution) shall be called by 14 days’ notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of the meeting, and in the case of special business, the general nature of that business, and shall be given, in the manner set out below, to such persons as are, under these Articles entitled to receive such notices from the Company. Every such notice shall comply with the provisions of section 136(3) of the Act as to giving information to holders in regard to their right to appoint proxies.

20.2                           (a)                                  A general meeting other than a meeting for the passing of a special resolution shall, notwithstanding that it is called by shorter notice than that specified above, be deemed to have been duly called if it is so agreed by the Auditors and by all the holders entitled to attend and vote thereat.

(b)                                 A resolution may be proposed and passed as a special resolution at a meeting of which less than 21 days’ notice has been given, if it is so agreed by a majority in number of the holders having the right to attend and vote at any such meeting, being a majority together holding not less than 90% in nominal value of the Shares giving that right.

20.3                           Where, by any provision contained in the Acts, extended notice is required of a resolution, the resolution shall not be effective unless (except when the Directors have resolved to submit it) notice of the intention to move it has been given to the Company not less than 28 days (or such other period as the Acts permit) before the

19

meeting at which it is to be moved, and the Company shall give to the holders notices of any such resolutions as required by and in accordance with the provisions of the Acts

21.                                 Proceedings at general meetings

21.1                           All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the Directors and Auditors, the reappointment of the retiring Auditors and the fixing of the remuneration of the Auditors.

21.2                           No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. A quorum shall consist of not less than two holders present in person or by proxy.

21.3                           If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of holders shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved.

21.4                           The chairman, if any, of the Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

21.5                           If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the holding of the meeting, the holders present shall choose one of their number to be chairman of the meeting.

21.6                           The chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

21.7                           At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a)                                  by the chairman; or

(b)                                 by at least two holders present in person or by proxy; or

20

(c)                                  by any holder or holders present in person or by proxy and representing not less than one-tenth of the total voting rights of all the holders having the right to vote at the meeting.

Unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn.

21.8                           Except on the questions of the appointment of a chairman or of an adjournment (in which cases a poll shall be taken immediately) a poll shall be taken in such manner and at such a time as the chairman of the meeting may direct, and the result of a poll shall be deemed to be the resolution of the meeting.

21.9                           When there is an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote

22.                                 Voting rights

22.1                           Subject to any rights or restrictions for the time being attached to any class or classes of Shares, on a show of hands every holder present in person and every proxy shall have one vote, so, however, that no individual shall have more than one vote, and on a poll every holder shall have one vote for each Share of which he is the holder.

22.2                           Where there are joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register.

22.3                           A holder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, by his committee, receiver, guardian or other person appointed by that court, and any such committee, receiver, guardian or other person may vote by proxy.

22.4                           Unless the Directors determine otherwise, no holder shall be entitled to vote at any general meeting unless all calls or other sums immediately payable by him in respect of Shares have been paid.

22.5                           No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

22.6                           Votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

22.7                           The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorised in writing, or, if the appointer is a body corporate, either under seal or under the hand of an officer or attorney duly authorised. A holder

21

shall in addition be entitled to appoint a proxy by facsimile transmission but no such appointment shall be valid unless or until any a Director shall have endorsed the same with a certificate that he is satisfied as to the authenticity thereof. A proxy need not be a holder and a holder may appoint more than one proxy.

22.8                           The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the Office or at such other place within the State as is specified for that purpose in the notice convening the meeting, before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll before the time appointed for the taking of the poll, and, in default, the instrument of proxy shall not be treated as valid.

22.9                           The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

22.10                     An instrument appointing a proxy shall be in the following form or in any other form which the Directors may accept:

“AerVenture Limited

I/We                                                                                                                     of

being a member/members of the above-named Company hereby appoint •of • or failing him, • of • as my/our proxy to exercise the voting rights attached to [all / •] of the shares in the Company held by  me/us on my/our behalf at the (annual or extraordinary, as the case may be) general meeting of the Company to be held on • 200• and at any adjournment thereof

Signed • 200•.

This form is to be used *in favour of/against the resolution.

Unless otherwise instructed the proxy will vote as he thinks fit.

*Strike out whichever is not desired.”

22.11                     A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the Share in respect of which the proxy is given, if no intimation in writing of such death, insanity, revocation or transfer as aforesaid is received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the proxy is used.

23.                                 Bodies corporate acting by representatives at meetings

Any body corporate which is a holder may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of holders of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the body

22

corporate which he represents as that body corporate could exercise if it were an individual holder

24.                                 Directors

24.1                           The number of the Directors shall be not less than two nor more than eight. The Directors shall not retire by rotation.

24.2                          Directors shall be appointed and removed in accordance with the Agreement. Subject to the Agreement:-

(a)                                  without prejudice to section 182 of the Act, the Company may, by ordinary resolution, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company; and

(b)                                 the continuing Directors may act notwithstanding any vacancy in their number, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of summoning a general meeting of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two holders may summon a general meeting for the purpose of appointing Directors.

24.3                           A Director shall not require a share qualification but nevertheless shall be entitled to attend and speak at any general meeting.

24.4                           Subject to the Agreement, the remuneration of the Directors shall from time to time be determined by the Directors and shall be deemed to accrue from day to day. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company.

24.5                           Subject to the Agreement, any Director who serves on any committee or who devotes special attention to the business of the Company or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director may be paid such extra remuneration by way of salary, commission, participation in profits or otherwise as the Directors may determine.

24.6                           Subject to the Agreement, the office of a Director shall be vacated automatically:

(a)                                  if he is adjudicated bankrupt, or any event equivalent or analogous thereto occurs, in the State or any other jurisdiction or he makes any arrangement or composition with his creditors generally; or

(b)                                 if he becomes of unsound mind;

(c)                                  if he ceases to be a Director or be prohibited from being a Director by an Order made, under any provision of the Acts;

23

(d)                                 if he resigns his office by notice in writing to the Company;

(e)                                  if the Court makes a declaration in respect of him under section 150 of the Companies Act, 1990;

(f)                                    if he is removed under Article 24.2(a); or

(g)                                 if any Shareholder fails to procure his removal as required under of the Agreement immediately on becoming required to do so.

24.7                           Subject to the Agreement, the Directors may from time to time appoint one or more of their body to be the holder of any executive office including the office of chairman or deputy chairman or managing or joint managing director on such terms and for such period as they think fit and subject to the terms of any agreement entered into in any particular case may revoke such appointment provided that:-

(a)                                  a Director so appointed to the office of managing or joint managing director shall automatically cease to hold such office if he ceases from any cause to be a Director.

(b)                                 a Director so appointed to any other executive office shall automatically cease to hold such office if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise.

(c)                                  a Director holding any such executive office shall receive such remuneration, whether by way of salary, commission, participation in profits or otherwise or partly in one way and partly in another as the Directors may determine.

(d)                                 the Directors may confer upon a Director holding any such executive office any of the powers exercisable by them as Directors upon such terms and conditions as they deem fit (but not to the exclusion of their own powers), and may from time to time revoke, withdraw or vary all or any such powers.

25.                                 Alternate directors

25.1                           A Director may appoint any other person as his alternate Director and may at any time revoke any such appointment.

25.2                           Any alternate Director shall be entitled to notice of meetings of Directors, to attend and vote as a Director at any meeting at which his appointer is not personally present, and generally, in the absence of his appointer, to exercise all the functions of his appointer as a Director.

25.3                           An alternate Director shall while acting as such be deemed an officer of the Company and not the agent of his appointer. An alternate Director shall not be entitled to receive from the Company any part of the appointer’s remuneration.

25.4                           An alternate Director shall cease to be an alternate Director if for any reason his appointment is revoked or his appointer ceases to be a Director.

24

25.5                           All appointments and revocations of appointments of alternate Directors shall be in writing under hand of the appointer left at the Office, or sent by facsimile transmission to the Office signed in the name of the appointer provided that in such case the appointment or revocation shall not be effective unless a Director shall have endorsed a copy of such facsimile transmission with his certificate that he is satisfied as to the authenticity thereof.

26.                                 Borrowing powers

Subject to the Agreement, the Directors may without any limitation as to amount exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and, subject to section 20 of the 1983 Act, to issue debentures, debenture stock and other securities, whether outright or as security for any debt, liability or obligation of the Company or of any third party

27.                                 Powers and duties of directors

27.1                           The business of the Company shall be managed by the Directors, who may exercise all such powers of the Company and do on behalf of the Company all such acts, as may be exercised and done by the Company and as are not, by the Acts or by these Articles, required to be exercised or done by the Company in general meeting, subject, nevertheless, to any of these Articles, the Agreement and to such directions being not inconsistent with the aforesaid Articles or provisions as may be given by the Company in general meeting; but no direction given by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that direction had not been given.

27.2                           The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

27.3                           A Director who is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Directors at which the question of entering into a contract or arrangement is first taken into consideration, if his interest then exists, or in any other case at the first meeting of the Directors after he becomes so interested. A general notice given by a Director to the effect that he is a member of a specified company or firm and is to be regarded as interested in all transactions with such company or firm shall be sufficient declaration of interest under this Article, and after such general notice is given it shall not be necessary to give any special notice relating to any subsequent transaction with such company or firm, provided that either the notice is given at a meeting of the Directors or the Director giving the notice takes reasonable steps to secure that it is brought up and read at the next meeting of the Directors after it is given.

25

27.4                           A Director may vote in respect of any contract appointment or arrangement in which he is interested and he shall be counted in the quorum present at the meeting.

27.5                           A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established.

27.6                           All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

27.7                           The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to, any persons (including Directors and other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessors in business of the Company or any such subsidiary or holding company and the wives, widows, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid, or its members, and payments for or towards the insurance of any such persons as aforesaid, and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him hereunder, subject only, where the Acts require, to proper disclosure to the holders and the approval of the Company in general meeting.

27.8                           The Directors shall cause minutes to be made in books provided for the purpose:

(a)                                  of all appointments of officers made by the Directors;

(b)                                 of the names of the Directors present at each meeting of the Directors and of any committee of Directors; and

(c)                                  of all resolutions and proceedings at all meetings of the Company and of the Directors and of any committee of Directors

26

28.                                 Proceedings of Directors

28.1                           The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. Where there is an equality of votes the Chairman shall not have a second or casting vote. Any person acting as an alternate at any meeting of Directors shall have one vote in respect of each person who shall have appointed him as such alternate (in addition, if he is a Director to the vote exercisable by him in such capacity).

28.2                           A Director may and the Secretary on the request of a Director shall, at any time summon a meeting of the Directors.

28.3                           The quorum necessary for the transaction of the business of the Directors shall be two individuals personally present.

28.4                           Subject to the Agreement, the Directors may from time to time appoint a chairman of meetings of the Directors and shall notify the secretary in writing of such appointment.

28.5                           The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of any power so delegated conform to any regulations that may from time to time be imposed upon it by the Directors.

28.6                           The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meeting and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Article.

28.7                           All acts done by any meeting of the Directors or by any committee appointed under Article 28.5 or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or member of a committee or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if such defect had not occurred.

28.8                           The Directors may appoint any managers or agents for managing any of the affairs of the Company, either in the State or elsewhere, and may fix their remuneration, and may delegate to any manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

28.9                           A resolution in writing signed by all the Directors shall be as valid as if it had been passed at a meeting of the Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors. Such a resolution may also consist of one or more facsimile transmissions in like form signed in the name of all of the Directors provided that in the case of each such facsimile transmission a Director shall have endorsed the same with a certificate stating that he

27

is satisfied as to the authenticity thereof. For the purpose of this Article the signature of an alternate Director shall suffice in lieu of the Director whom he represents.

28.10                     For the purposes of these Articles, the contemporaneous linking together by telephone or other means of audio communication of a number of Directors not less than the quorum shall be deemed to constitute a meeting of the Directors, and all the provisions in these Articles as to meetings of the Directors shall apply to such meetings provided that:-

(a)                                  each of the Directors taking part in the meeting is able to speak, be heard and to hear each of the other Directors taking part;

(b)                                 at the commencement of the meeting each Director acknowledges his presence and that he accepts that the conversation shall be deemed to be a meeting of the Directors; and

(c)                                  a Director may not cease to take part in the meeting by disconnecting his telephone or other means of communication unless he has previously obtained the express consent of the chairman of the meeting, and a Director shall be conclusively presumed to have been present and to have formed part of the quorum at all times during the meeting unless he has previously obtained the express consent of the chairman of the meeting to leave the meeting as aforesaid.

A minute of the proceedings at such meeting by telephone or other means of communication shall be sufficient evidence of such proceedings and of the observance of all necessary formalities if certified as a correct minute by the chairman of the meeting.

29.                                 Secretary

29.1                           The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they think fit; and any Secretary so appointed may be removed by them.

29.2                           Anything by the Acts or these Articles required or authorised to be done by or to the Secretary may be done by or to any assistant or acting secretary, or if there is no assistant or acting secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors provided that any provision of the Acts or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary

28

30.                                 The seal

30.1                           The common seal of the Company shall be used only by the authority of the Directors or of a committee of Directors authorised by the Directors in that behalf, and every instrument to which the common seal of the Company shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose.

30.2                           The Company may exercise the powers conferred by section 41 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors

31.                                 Register of directors’ Share and debenture holdings

The Register of Directors’ Share and Debenture Holdings shall be open to the inspection of any holder or any holder of debentures of the Company on each day during which the same is bound to be open for inspection pursuant to the Acts

32.                                 Authentication of documents

32.1                           Any Director or the Secretary or any person appointed by the Directors for the purpose, shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office, the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.

32.2                           A document purporting to be a copy of a resolution of the Directors or an extract from the minutes of a meeting of the Directors which is certified as such in accordance with the provisions of the last preceding Article, shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed, or, as the case may be, that such extract is a true and accurate record of a duly constituted meeting of the Directors

33.                                 Dividends

33.1                           Subject to the Agreement, the Company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

33.2                           Subject to the Agreement, the Directors may from time to time pay to the holders such interim dividends as appear to the Directors to be justified by the profits of the Company. Subject to Article 33.1 if at any time the share capital of the Company is divided into different classes, the Directors may pay such interim dividends in respect of those Shares in the capital of the Company which confer on the holders thereof deferred or non-preferred rights as well as in respect of those Shares which confer on the holders thereof preferential rights with regard to dividend, and provided that the Directors act bona fide they shall not incur any responsibility to the holder of Shares carrying a preference for any damage that they may suffer by reason of the payment of an interim dividend on any Shares having deferred or non-preferred rights. The

29

Directors may also pay half-yearly or at other suitable intervals to be settled by them any dividend which may be payable at a fixed rate if they are of opinion that the profits justify the payment. All dividends shall be paid in the proportion to the numbers of Shares in each class or the amounts paid or credited as paid on the Shares.

33.3                           Subject to the rights of persons, if any, entitled to Shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the Shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a Share in advance of calls shall be treated for the purposes of this Article as paid on the Share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the Shares during any portion or portions of the period in respect of which the dividend is paid; but if any Share is issued on terms providing that it shall rank for dividend as from a particular date, such Share shall rank for dividend accordingly.

33.4                           No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of Part IV of the 1983 Act.

33.5                           Subject to the Agreement, the Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

33.6                           The Directors may deduct from any dividend payable to any holder all sums of money (if any) immediately payable by him to the Company on account of calls or otherwise in relation to any Shares.

33.7                           The Directors may retain the dividends payable upon Shares in respect of which any person is under Article 15 entitled to become a holder or which any person under that Article is entitled to transfer until such person shall become a holder in respect thereof, or shall duly transfer same.

33.8                           No dividend shall bear interest as against the Company.

33.9                           All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

33.10                     Any dividend, interest or other monies payable in cash in respect of any Share, may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or, where there are joint holders, to the registered address of that one of the joint holders who is first named in the Register, or to such person and to such address as the holder or joint holders may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders may direct, and payment of the cheque or warrant shall be a good discharge for the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

30

33.11                     Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other monies payable in respect of the Shares held by them as joint holders.

33.12                     Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets, and in particular of paid up Shares, debentures or debenture stock of any other company, or in any one or more of such ways, and the Directors shall give effect to such resolution. Where a difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any holders upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any specific assets in trustees upon trust for the persons entitled to the dividend as the Directors think expedient, and generally may make such arrangements for the allotment, acceptance and sale of such specific assets or fractional certificates, or any part thereof, and otherwise as they think fit.

34.                                 Accounts

34.1                           The Directors shall cause to be kept such books of accounts as are necessary to comply with the provisions of the Acts. Proper books of account shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and explain its transactions.

34.2                           The books of account shall be kept at the Office, or at such other place within the State or (subject to compliance with the Acts) outside the State as the Directors think fit, and shall always be open to the inspection of the Directors, or of holders as authorised by the Directors.

34.3                           The Directors shall from time to time, determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open for the inspection of holders, not being Directors, and if all the holder with a right to vote at general meetings so determine in writing no holder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting.

34.4                           The Directors shall from time to time in accordance with the provisions of the Acts cause to be prepared and to be laid before a general meeting of the Company such profit and loss accounts, balance sheets, group accounts (if any) and reports as may be necessary.

34.5                           A copy of the Directors’ and Auditors’ reports, accompanied by copies of the balance sheet, profit and loss account and other documents required by the Acts to be annexed to the balance sheet shall, 21 days at least before the annual general meeting, be delivered or sent by post to the registered address of every holder and every holder of debentures in the Company (whether or not they are entitled to receive notice of the meeting) and to the Auditors provided that if copies of such documents are sent less than 21 days before the date of the meeting, they shall, notwithstanding that fact, be

31

deemed to have been duly sent if it is so agreed by all the holders entitled to attend and vote at the meeting.

34.6                           The Auditors’ report shall be read before the Company in general meeting, and shall be open to inspection by any holder.

35.                                 Capitalisation of profits

35.1                           Subject to the Agreement, the Company may by ordinary resolution on the recommendation of the Directors resolve that it is desirable to capitalise any undistributed profits of the Company (including profits carried and standing to any reserve or reserves) and any accretions of capital assets or other capital surplus not currently required for paying the fixed dividends on any Shares entitled to fixed preferential dividends with or without further participation in profits or, subject as hereinafter provided, any sums standing to the credit of any share premium account,  capital redemption reserve fund, capital conversion reserve fund or any other undistributable reserve of the Company and accordingly that the Directors be authorised and directed to appropriate the profits or sum resolved to be capitalised to the holders in the proportion in which such profits or sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such profits or sum on their behalf, either in or towards paying up the amounts (if any) for the time being unpaid on any Shares or debentures held by such holders respectively, or in paying up in full unissued Shares or debentures of the Company of a nominal amount equal to such profits or sum, or partly in one way and partly in the other, such Shares or debentures to be allotted and distributed credited as fully paid up to and amongst such holders in the proportion aforesaid; provided that the share premium account, the capital redemption reserve fund, the capital conversion reserve fund, any capital surplus arising on the revaluation of unrealised fixed assets and any profits which are not available for distribution may, for the purpose of this Article, only be applied in the paying up of unissued shares (excluding, in the case of the share premium account, the capital redemption reserve fund and the capital conversion reserve fund, redeemable shares) to be issued to members as fully paid.

35.2                           Whenever such a resolution as is referred to in Article 35.1 shall have been passed, the Directors shall make all appropriations and applications of the undistributed profits resolved to be capitalised thereby, and all allotments and issues of fully paid Shares and debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision as they shall think fit for the case of Shares or debentures becoming distributable in fractions (and, in particular but without prejudicing the generality of the foregoing, to sell the Shares or debentures represented by such fractions and distribute the net proceeds of such sale amongst the holders otherwise entitled to such fractions in due proportions or to ignore fractions or to accrue the benefit thereof to the Company rather than the members) and also to authorise any person to enter on behalf of all the holders concerned into an agreement with the Company providing for the allotment to them respectively credited as fully paid up of any further Shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing Shares,

32

and any agreement made under such authority shall be effective and binding on all such holders.

36.                                 Auditors

36.1                           Auditors shall be appointed and their duties regulated in accordance with the provisions of the Acts.

36.2                           Subject to the provisions of the Acts, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.

37.                                 Notices

37.1                           A notice may be given by the Company to any holder either personally or by sending it addressed to that holder to his registered address by post or facsimile transmission and where the notice is given by post, airmail post shall be used in the case of any holder whose registered address is outside of the State. Where a notice or other document is served by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the notice, and to have been effected in the case of the notice of a meeting at the expiration of 48 hours after the letter containing the same was posted, and in any other case at the time at which the letter would be delivered in the ordinary course of post; and in proving such service by post, it shall be sufficient to prove that the envelope or wrapper containing the notice was properly addressed and put into the Post Office. A certificate in writing signed by the Secretary or any other officer of the Company that the envelope or wrapper containing the notice was so addressed and posted shall be conclusive evidence thereof. A notice given by facsimile transmission shall be deemed to have been received simultaneously with despatch.

37.2                           A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder first named in the Register in respect of the Share, and notice so given shall be sufficient notice to all the joint holders.

37.3                           A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a holder by sending it through the post in a prepaid letter addressed to them by name or by the title of the representatives of the deceased or official assignee in bankruptcy or by any like description at the address supplied for the purpose by the person who is claiming to be so entitled, or (until such address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

37.4                           Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy or liquidator of a holder shall be bound by a notice given as aforesaid if sent to the last registered address of such holder, notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such holder.

37.5                           The signature to any notice to be given by the Company may be written or printed.

33

37.6                           Where a given number of days’ notice, or notice extending over any other period, is required to be given, the day of service shall, unless it is otherwise provided by these Articles or required by the Acts, be counted in such number of days or other period.

37.7                           A notice of every general meeting shall be given in any manner authorised pursuant to these Articles to:

(a)                                  every holder entitled to attend and vote thereat; and

(b)                                 every person upon whom the ownership of a Share devolves by reason of his being a personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy or liquidator of a holder, where the holder but for his or its death, bankruptcy, liquidation or disability would be entitled to receive notice of the meeting; and

(c)                                  the Auditors; and

(d)                                 every Director.

No other person shall be entitled to receive notices of general meetings. Every person entitled to receive notice of a general meeting shall be entitled to attend thereat.

38.                                 Winding-up

If the Company is wound up, the liquidator may, with the sanction of an ordinary resolution of the Company and any other sanction required by the Acts, divide among the contributories in specie or kind the whole or any part of the assets of the Company (whether or not they shall consist of property of the same kind) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid, and may determine how such division shall be carried out as between the holders or different classes of holders. The liquidator may, with a like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with a like sanction, shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no holder shall be compelled to accept any Shares or other securities whereon there is any liability.

39.                                 Indemnity

39.1                           Every Director, or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application under section 391 of the Act or section 42 of the 1983 Act in which relief is granted to him by the Court, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by section 200 of the Act.

39.2                           Subject to the provisions of the Acts the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any

34

time Directors, officers, employees or auditors of the Company or of any subsidiary undertaking of the Company, or who are or were at any time trustees of any pension or retirement benefit scheme for the benefit of any employees or ex employees of the Company or of any subsidiary undertaking, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in connection with their duties, powers or offices.

35

Exhibit 10.8

Execution Text

DATED	2005

(1)	AERCAP IRELANDLIMITED

(2)	INTERNATIONAL CARGO AIRLINES COMPANY KSC (trading as “LoadAir”)

(3)	AERVENTURE LIMITED

JOINT VENTURE AGREEMENT

McCann FitzGerald

Solicitors

2 Harbourmaster Place

International Financial Services Centre

Dublin 1

25.	Announcements	36

26.	Communications	37

27.	Assignment of Agreement	38

28.	General	40

29.	Governing law and jurisdiction	41

SCHEDULE 1

COMPANY INFORMATION

SCHEDULE 2

BUSINESS TO BE TRANSACTED AT COMPLETION

SCHEDULE 3

AERCAP WARRANTIES

SCHEDULE 4

RESTRICTED TRANSACTIONS

SCHEDULE 5

PART 1 DEED OF ADHERENCE

SCHEDULE 5

PART 2 DEED OF ADHERENCE FOR NOMINATED PARTY

SCHEDULE 6

SHAREHOLDER’S WRITTEN RESOLUTIONS

SCHEDULE 7

EQUITY DRAWDOWN SCHEDULE

AGREED FORM DOCUMENTS

Administrative Agency Agreement

Articles

Cash Management Agreement

Servicing Agreement

ANNEXED DOCUMENT

Aircraft Letter of Intent

THIS AGREEMENT is made on	2005

BETWEEN:

(1)                                 AERCAP IRELAND LIMITED, a company incorporated in Ireland (registered no. 51950), whose registered office is at debis AirFinance House, Shannon, Co. Clare, (“AerCap”);

(2)                                 INTERNATIONAL CARGO AIRLINES COMPANY KSC (trading as “LoadAir”), a company incorporated in Kuwait, registered no.109323 whose principal place of business is at Kuwait Free Trade Zone, Moevenpick Way, Kuwait City, P.O. Box 42433 Postal Code 70655 (“LoadAir”); and

(4)                                 AERVENTURE LIMITED, a company incorporated in Ireland (registered no. 410443) whose registered office is at debis AirFinance House, Shannon, Co. Clare (the “Company”).

RECITALS:

(A)                             The Company was incorporated on 7 November 2005 under the Companies Acts 1963 to 2005 and is a private company limited by shares.

(B)                               The Company has an authorised share capital of €100,000 divided into 100,000 ordinary shares of €1 one of which has been issued or allotted and is fully paid. Such share is currently held by AerCap.

(C)                               AerCap and LoadAir have agreed that the Company shall be a joint venture vehicle for the purpose of the acquisition and leasing of a fleet of new Airbus aircraft as described in this Agreement. AerCap and LoadAir wish to participate as shareholders in the Company in order to facilitate the achievement of this purpose on the terms set out in this Agreement.

(D)                              AerCap and LoadAir have further agreed that the Company shall enter into certain services agreements described in this Agreement with AerCap and certain members of the AerCap Group, being services described in the Servicing Agreement, the Administrative Agency Agreement and the Cash Management Agreement.

(E)                                This Agreement contains the terms upon which AerCap and LoadAir have agreed to invest in the Company and provisions governing the operation of the Company.

NOW IT IS AGREED as follows:

1.                                       Interpretation

1.1                                 Unless the context otherwise requires each of the following words and expressions shall have the following meanings:

“acting in concert” has the meaning set out in section 1(3) of the Irish Takeover Panel Act, 1997;

“Additional AerCap Loan Contribution” means the non-interest bearing loan of US$18,000,000 made by AerCap to the Company on the date hereof pursuant to

1

Clause 3.2 for the purposes described in that Clause and to be capitalised by the issue of Shares at Completion;

“Additional Aircraft” means any aircraft from time to time and at any time owned by a member of the Group other than the Initial Aircraft;

“Additional Shareholder Capital” means the nominal value of any Shares subscribed for pursuant to Clause 13.4;

“Additional Shareholder Capital Tranche” means in respect of a Financing Start Date:

(a)                                  the sum of:

(i)                                     the amount scheduled in the Equity Drawdown Schedule to be subscribed for in Shares (in cash at par) in the Relevant Quarter or such other amount (not being more than 115% of the scheduled amount) as the Cash Manager may determine; and

(ii)                                  any amount or amounts scheduled in the Equity Drawdown Schedule to be subscribed for in Shares (in cash at par) in the quarter immediately before or after the Relevant Quarter as the Cash Manager may determine provided that such amount(s) have not already been subscribed for pursuant to Clause 13.4 and the Cash Manager has confirmed to the Shareholders that such amount(s) are required to be postponed or brought forward as a result of any deferral or acceleration of the relevant payments under the Aircraft Purchase Agreement, less any amount scheduled in the Equity Drawdown Schedule to be subscribed for in Shares (in cash at par) in the Relevant Quarter which has already been subscribed for pursuant to Clause 13.4 in accordance with paragraph (ii) above; or

(b)                                 such greater amount as the Board may approve with the consent of the Significant Shareholders.

“Administrative Agency Agreement” means the agreement to be entered into between the Company and the Administrative Agent in the agreed form and comprising one of the Services Agreements;

“Administrative Agent” means AerCap Administrative Services Limited;

“AerCap Group” means the Shareholder Group of AerCap;

“AerCap Warranties” means the warranties contained in Schedule 3 and “AerCap Warranty” means any such warranty;

“Agreed Proportion” means, in respect of a Shareholder:

(a)                                  where the term is used in Clauses 13.4, 15.1 and 15.5(c), the percentage which the nominal value of the Shares beneficially owned by that Shareholder at the relevant time bears to the aggregate nominal value of all the issued Shares

2

from time to time (excluding any Defaulting Shares as defined in Article 17.3); and

(b)                                 where the term is used in any other provision of this Agreement, the percentage which the nominal value of the Shares beneficially owned by that Shareholder at the relevant time bears to the aggregate nominal value of all the issued Shares from time to time;

“Airbus” means Airbus SAS;

“Airbus Confidential Information” means any information subject to obligations of confidentiality in favour of Airbus under the Aircraft Letter of Intent or Airbus Purchase Agreement;

“Aircraft” means Initial Aircraft and Additional Aircraft;

“Aircraft Letter of Intent” means the letter of intent dated 23 November 2005 made between Airbus, the Company, and AerCap BV in respect of the Initial Aircraft, a copy of which is annexed hereto and initialled by the parties for the purposes of identification;

“Aircraft Purchase Agreement” means the agreement to be entered into between Airbus and the Company on the date of this Agreement inter alia for the purchase by the Company of the Initial Aircraft;

“Articles” means the articles of association of the Company in the agreed form to be adopted prior to Completion pursuant to the special resolutions set out in Schedule 6 (and as amended from time to time) and any reference in this Agreement to any Article shall be to that article of the Articles;

“Auditors” means the auditors of the Company for the time being;

“Board” means the board of Directors;

“Budget” means the first annual operating budget of the Company to be agreed at the first Board meeting of the Company after Completion based on an expansion in monthly format of the Model;

“Business” has the meaning set out in Clause 2.1;

“Business Day” means a day other than a Saturday or Sunday in Ireland on which banks are generally open for business in both Dublin and Kuwait;

“Business Plan” means, at the date of this Agreement, the Model and (when agreed) the Budget and, at any subsequent date, the most recent business plan of the Group containing the reports and other material referred to in Clause 10.5 and approved in accordance with Clause 10;

“Call Notice” has the meaning set out in Clause 13.4;

3

“Cash Management Agreement” means the agreement to be entered into between the Company and the Cash Manager in the agreed form and comprising one of the Services Agreements;

“Cash Manager” means AerCap Cash Manager II Limited;

“Chairman” means the chairman of the Board for the time being;

“Completion” means completion of the matters provided for in Clause 5 and Schedule 2 in accordance with that Clause and Schedule;

“Completion Date” means the date upon which Completion takes place;

“Companies Acts” means the Companies Acts 1963 to 2005 and any legislation in whatever form to be construed as one with those Acts;

“Condition Date” means in respect of a Condition, the date and time specified in that Condition;

“Conditions” means the conditions set out in Clause 4.1 (a)  and (b) and “Condition” means one such condition;

“Confidential Information” means:

(a)                                  any information, data, facts, intelligence and/or material relating to the Group and/or the Business;

(b)                                 any information, data, facts, intelligence and/or material relating to this Agreement and/or any document referred to in this Agreement; and

(c)                                  such information, data, facts, intelligence and/or material as a Shareholder may from time to time provide to any other Shareholder, whether orally or in writing, regarding the structure, business, assets, liabilities, operations, budgets and strategies of the first-mentioned Shareholder or its Shareholder Group;

“connected with”, in relation to two or more persons, means two or more persons who are connected with each other for the purposes of section 10 of the Taxes Consolidation Act 1997 and a “Connected Person” of any person means a person who is connected with that first-mentioned person;

“Deed of Adherence” means a deed in the form set out in Part 1 of Schedule 5;

“Deposit Loan” means the non-interest bearing loan of US$7,000,000 made to the Company by AerCap for the purposes of paying the partly non-refundable deposit of the same sum to Airbus pursuant to the Aircraft Letter of Intent and to be capitalised by the issue of Shares at Completion;

“Director” means a director of the Company for the time being;

“Draft Business Plan Date”  in respect of a draft Business Plan means 15 October in the year before the start of the financial year to which the draft Business Plan relates,

4

save in the case of the draft Business Plan for the year to 31 December 2007, in respect of which the Draft Business Plan Date shall be 31 July 2006;

“Eligible Bank” means a bank which is acceptable to Airbus in Airbus’ sole discretion;

“Encumbrance” includes any adverse claim or right or third party right or interest, any equity, any option or right of pre-emption or right to acquire or restrict, any mortgage, charge, assignment, hypothecation, pledge, lien or security interest or arrangement of whatsoever nature, any reservation of title, and any other encumbrance, priority or security interest or similar arrangement of whatever nature;

“Equity Drawdown Schedule” means the equity drawdown schedule of the Company contained in Schedule 7;

“euro” and “€” mean the lawful currency of Ireland;

“Event of Default” means in relation to a Shareholder (other than AerCap in the case of paragraph (c) below) the occurrence of any of the following:

(a)                                  that Shareholder fails to make on the due date any payment to the Company which it is required by the Cash Manager to make pursuant to Clause 13 or to deliver the Initial Shareholder Capital Security in accordance with Clause 13.2 provided that if by the Scheduled Date (as defined in Clause 13.3) the Cash Manager has received the Initial Call Amount (as defined in Clause 13.3) payable by a Shareholder pursuant to an exercise of the Initial Shareholder Capital Security in relation to that Shareholder, that Shareholder shall not be deemed to have failed to make payment of that Initial Call Amount for the purposes of this paragraph (a); or

(b)                                 an Insolvency Event occurring in relation to that Shareholder; or

(c)                                  a Relevant Change in Control of that Shareholder without the consent of the Significant Shareholders;

“Fair Value” in respect of any Shares, means the fair value of those Shares as determined in accordance with Article 16;

“Financing Event of Default” means an Event of Default of the type described in paragraph (a) of the definition of that term;

“Financing Start Date” means the date 45 days before the first date of a quarter as set out in the Equity Drawdown Schedule which shall be the “Relevant Quarter” in respect of that Financing Start Date;

 “Group” means the Company and its subsidiary undertakings from time to time (if any), or any of them, as the context requires and “member of the Group” shall have a corresponding meaning;

“Initial Aircraft” shall mean all of the Aircraft as defined in the Aircraft Purchase Agreement;

5

“Initial Shareholder Capital” means US$100,000,000, comprising the Loan Contributions and the Secured Initial Shareholder Capital;

“Initial Shareholder Capital Security” means:

(a)                                  in relation to LoadAir or any person to whom LoadAir or (save in the case of a Related Holder) AerCap has transferred Shares (a “Relevant Shareholder”) an irrevocable, standby letter of credit or other irrevocable financial instrument issued by an Eligible Bank in favour of the Company (and exercisable on behalf of the Company by the Cash Manager in accordance with Clause 13.3) or such other form of security in favour of the Company (and exercisable on behalf of the Company by the Cash Manager in accordance with Clause 13.3) as may be acceptable to Airbus in Airbus’ sole discretion in each case in a form acceptable to Airbus in Airbus’ sole discretion and on terms that secure payment by the Relevant Shareholder of the Agreed Proportion of the Secured Initial Shareholder Capital (based on shareholdings at the Security Delivery Date) pursuant to Clause 13.3,

(b)                                 in relation to AerCap (or any Related holder of AerCap) a guarantee of AerCap B.V. acceptable to Airbus issued in favour of the Company (and exercisable on behalf of the Company by the Cash Manager in accordance with Clause 13.3) on terms that secure payment by AerCap of the Agreed Proportion of the Secured Initial Shareholder Capital (based on shareholdings at the Security Delivery Date) pursuant to Clause 13.3 in each case to be delivered pursuant to Clause 13.2.

“Insolvency Event” means, in relation to a Shareholder:-

(a)                                  any distress, execution, sequestration or other process being levied or enforced upon or sued out against the property of the Shareholder which is not discharged within 10 Business Days; or

(b)                                 the inability of the Shareholder to pay its debts in accordance with Section 214 of the Companies Act 1963 or any equivalent provision of any applicable law;

(c)                                  the Shareholder ceasing or threatening to cease wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation without insolvency previously approved by the other Shareholders, (such approval not to be unreasonably withheld); or

(d)                                 any encumbrancer taking possession of or a receiver or trustee being appointed over the whole or any part of the undertaking, property or assets of the Shareholder; or

(e)                                  the making of an order or the passing of a resolution for the winding up of the Shareholder, otherwise than for the purpose of a reconstruction or amalgamation without insolvency previously approved by the other Shareholder (such approval not to be unreasonably withheld); or

6

(f)                                    any analogous event occurring in any jurisdiction in respect of the Shareholder;

“Insurance Servicer” means AerCap Cash Manager II Limited;

“Ireland” means the Republic of Ireland;

“LoadAir Group” means the Shareholder Group of LoadAir;

“LoadAir Loan Contribution” means the non-interest bearing loan of US$25,000,000 made by LoadAir to the Company on the date hereof pursuant to Clause 3.1 for the purposes described in that Clause and to be capitalised by the issue of Shares at Completion;

“Loan Contributions” means the Deposit Loan, the Additional AerCap Loan Contribution and the LoadAir Loan Contribution;

“Model” means the cashflow and financial projections for the Company covering the period from 2006 to 2014 as reviewed by KPMG and subsequently amended by mutual agreement as at the date hereof;

“Nominated Company” has the meaning given to it in Clause 27.2;

“Original holder” means a person who acquires Subscription Shares pursuant to paragraph (d) of Schedule 2 being AerCap or LoadAir as the case may be;

“Permitted Transferee” in relation to a Shareholder, means any person or persons to whom Shares formerly held by such Shareholder have been transferred (whether or not by such Shareholder) and held pursuant to Article 14.1 or Article 14.4;

“quarters” means consecutive three monthly periods ending on 31 March, 30 June, 30 September and 31 December in any year;

“Related Company” has the meaning given to it in the Articles;

“Related holders” means in respect of an Original holder any person holding Shares as a nominee of the Original holder pursuant to a transfer pursuant to Article 14.4 and any person holding Shares as a Related Company of the Original holder pursuant to a transfer pursuant to Article 14.1;

“Relevant Change in Control” shall be deemed to occur in relation to a Shareholder (other than AerCap) if any person or persons connected with each other or persons acting in concert with each other, any one or more of which (other than LoadAir) is an international aircraft operating lessor, obtains control over the Shareholder. For this purpose, “control” has the meaning given by section 432 of the Taxes Consolidation Act 1997;

“Relevant Number of Votes” in respect of a Director means a number of votes equal to A where A is calculated as follows:

A	=	B
C

7

where:

B                                        =              the nominal value of the Shares beneficially owned by the Significant Shareholder who appointed the Director;

C                                        =              the number of Directors appointed by the Shareholder who appointed the Director and who are present at the relevant meeting or whose alternate is present at the relevant meeting, in each case at the time the number of votes is being determined;

“Secured Initial Shareholder Capital” means US$50,000,000 which is to be contributed to the Company pursuant to Clause 13.3 and which is the subject of the Initial Shareholder Capital Security;

“Security Delivery Date” means 31 January 2006 save with respect to LoadAir if Airbus has declined to accept the guarantee from Al Fawares as the Initial Shareholder Capital Security in respect of LoadAir in which event the Security Delivery Date for LoadAir shall be the date which is six weeks after such decision is advised by Airbus to LoadAir;

“Service Providers” means the Administrative Agent, the Cash Manager and AerCap and the Insurance Servicer in their capacity as Servicers under the Services Agreements;

“Services Agreements” means the Administrative Agency Agreement, the Cash Management Agreement and the Servicing Agreement;

“Servicing Agreement” means the agreement to be made between the Company, AerCap, the Insurance Servicer, the Administrative Agent and the Cash Manager in the agreed form and comprising one of the Services Agreements;

“Servicer” means AerCap acting as Servicer under the Servicing Agreement;

“Shareholder” means a beneficial owner of Shares and “Shareholders” means all such beneficial owners from time to time and, upon the assignment of its interest by LoadAir to the Nominated Company under Clause 27 below, shall include that Nominated Company for so long as it continues to be a beneficial owner of Shares;

“Shareholder Capital” means the aggregate nominal value of all Shares in issue from time to time;

“Shareholder Group” means, in respect of a Shareholder, that Shareholder, its parent undertakings and subsidiary undertakings and any other subsidiary undertakings of such parent undertakings, from time to time or any of them as the context requires;

“Shares” means the ordinary shares in the capital of the Company from time to time;

“Significant Shareholder” means a Shareholder for the time being the beneficial owner of more than 10% in nominal value of all the issued Shares from time to time;

8

“Subscription Shares” means the 50,000,000 Shares the subscription for which by AerCap and LoadAir in equal proportions is provided for in Clause 5 and Schedule 2;

“Transfer Notice” has the meaning given to it in the Articles;

“US$” means US dollars;

“Valuer” has the meaning given to it in the Articles; and

1.2                                 In this Agreement, unless the context requires otherwise:

(a)                                  a reference to a “parent undertaking” and “subsidiary undertaking” is to be construed in accordance with the European Communities (Companies: Group Accounts) Regulations, 1992;

(b)                                 a reference to a document in the “agreed form” is a reference to a document in a form approved and for the purposes of identification signed by or on behalf of each party;

(c)                                  a reference to a person (including a party to this Agreement) includes a reference to that person’s legal personal representatives, successors and permitted assigns;

(d)                                 a reference to a document is a reference to that document as from time to time supplemented or varied;

(e)                                  any reference in this Agreement and/or in the Schedules to any statute or statutory provision shall be deemed to include any statute or statutory provision which amends, extends, consolidates, re-enacts or replaces same, or which has been amended, extended, consolidated, re-enacted or replaced (whether before or after the date of this Agreement) by same and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

(f)                                    words importing the singular shall include the plural number and vice versa and words importing a gender shall include each gender;

(g)                                 words and phrases the definitions of which are contained or referred to in the Companies Acts shall be construed as having the meanings thereby attributed to them;

(h)                                 any reference to any Clause, sub-Clause, paragraph, Schedule or Appendix shall be a reference to the Clause, sub-Clause, paragraph, Schedule or Appendix of this Agreement in which the reference occurs unless it is indicated that reference to some other provision is intended;

(i)                                     the provisions of the Schedules to this Agreement shall form an integral part of this Agreement and shall have as full effect as if they were incorporated in the body of this Agreement and the expressions “this Agreement” and “the Agreement” shall be deemed to include the Schedules to this Agreement;

9

(j)                                     any reference to a “person” shall be construed as a reference to any individual, firm, company, corporation, undertaking, government, state or agency of a state, or any association or partnership (whether or not having separate legal personality);

(k)                                  the headings contained in this Agreement and the Schedules are inserted for convenience of reference only and shall not in any way form part of nor affect nor be taken into account in the construction or interpretation of any provisions of this Agreement or the said Schedules;

(l)                                     all references in this Agreement to costs, charges and expenses include any value added tax or similar tax charged or chargeable in respect thereof;

(m)                               all references in this Agreement to “indemnify” and “indemnifying” any person against any circumstance include indemnifying and keeping that person harmless from all actions, claims and proceedings from time to time made against that person and all loss or damage and all payments, costs or expenses made or incurred by that person as a consequence of or which would not have arisen but for that circumstance;

(n)                                 references in this Agreement to a “company” shall be construed so as to include any company, corporation or body corporate, whenever and however established or incorporated;

(o)                                 the rule known as the ejusdem generis rule shall not apply to the interpretation of this Agreement and accordingly general words, including those introduced by “other” or followed by “including” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by general words;

(p)                                 any reference to an Irish legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than Ireland, be deemed to include a reference to what most nearly approximates in that jurisdiction to the Irish legal term;

(q)                                 a reference to the “other Shareholders” or any of them shall include a reference to the “other Shareholder” if there shall be only two Shareholders at the relevant time; and

(r)                                    if a payment would otherwise be required to be made on a day on which banks are not generally open for business in New York the payment shall be required to be made on the next following day which is a Business Day and on which banks are generally open for business in New York.

2.                                       Object of the Company

2.1                                 The primary object of the Company shall be to carry on the business of acquiring, leasing, selling or otherwise disposing of the Aircraft (the “Business”).

10

2.2                                 The Business shall be conducted in the best interests of the Company on sound commercial profit making principles, so as to maximise the risk adjusted present value of the cash flows over the life of the Aircraft from leasing and re-leasing or selling or otherwise disposing of the Aircraft taking into account the then existing and anticipated market conditions affecting the operating leasing of aircraft, the commercial aviation industry generally and any contractual restrictions imposed in any document executed in respect of the Aircraft and without prejudice to the generality of the foregoing in a manner which has as its objective, in so far as practicable, to:

(a)                                  maximise the use of cost effective third party funding;

(b)                                 lease the Aircraft on terms that optimise the balance between credit risk, lease term and remuneration; and

(c)                                  enable the portfolio of Aircraft to be actively traded at optimal values to enable the Shareholders to realise their financial benefits from the transaction.

2.3                                 The central management and control of the Company shall be exercised in Ireland and each of the Shareholders shall take such steps as are within its control to ensure that the Company is treated by all relevant authorities as being resident for taxation and other purposes in Ireland.

3.                                       Loan Contributions

3.1                                 In consideration for AerCap and the Company agreeing to enter into this Agreement LoadAir hereby pays to the Company the sum of US$25,000,000 on the following basis:

(a)                                  such amount comprises a non-interest bearing loan to the Company by LoadAir;

(b)                                 the Company hereby directs LoadAir to pay or to procure the payment of US$17,500,000 of such amount to Airbus on behalf of the Company and in part satisfaction of the Company’s obligations under the Aircraft Purchase Agreement to make a part payment of Predelivery Payments (as defined in the Aircraft Purchase Agreement) under the Aircraft Purchase Agreement (in this Clause 3, the “Aircraft Payments”); and

(c)                                  if each Condition is not satisfied or waived on or before the Condition Date the Company undertakes to repay the amount of US$25,000,000 to LoadAir in the case of $7,500,000 thereof within 3 Business Days of the Condition Date and in the case of US$17,500,000 thereof within 3 Business Days of the repayment by Airbus to the Company of the Aircraft Payments.

3.2                                 In consideration for LoadAir and the Company agreeing to enter into this Agreement, and in addition to the Deposit Loan, AerCap hereby pays to the Company the sum of US$18,000,000 on the following basis:

(a)                                  such amount and the Deposit Loan each comprises a non-interest bearing loan to the Company by AerCap; and

11

(b)                                 the Company hereby directs AerCap to pay or to procure the payment of US$10,500,000 of such amount to Airbus on behalf of the Company and in part satisfaction of the Company’s obligations under the Aircraft Purchase Agreement to make the Aircraft Payments; and

(c)                                  if each Condition is not satisfied or waived on or before the Condition Date the Company undertakes to repay the amount of US$25,000,000 (comprising the Deposit Loan and the Additional AerCap Loan Contribution) to AerCap in the case of US$7,500,000 thereof within 3 Business Days of the Condition Date and in the case of US$17,500,000 thereof within 3 Business Days of the repayment by Airbus to the Company of the Aircraft Payments.

3.3                                 The Company shall use its best endeavours to procure that Airbus repays to the Company any amount which falls due for repayment under Letter Agreement No 14 to the Aircraft Purchase Agreement.

3.4                                 The Loan Contributions shall not be repayable otherwise than as provided in Clause 3.1(c) and Clause 3.2(c).

3.5                                 On Completion the Loan Contributions shall be capitalised by way of subscription for Shares as set out in Schedule 2.

4.                                       Conditions

4.1                                 Except for Clauses 1, 3.1, 3.2 and 3.3, 4, 20, 21 and 25 to 29 (inclusive) this Agreement is conditional upon the following matters having been fulfilled or having been waived in accordance with Clause 4.4:

(a)                                  on or before 13 January 2006 (7pm CET) the conditions precedent to the Aircraft Purchase Agreement having been satisfied in accordance with the terms of the Aircraft Purchase Agreement; and

(b)                                 on or before 13 January 2006 (7pm CET) the Company having obtained a committed offer of a non-recourse borrowing facility from Calyon or another suitable provider of such finance that has been approved by said financiers’ credit committee and is subject only to documentation; such facility is to be of an amount that would fund at least 60% of the cost of the pre-delivery payments (including deposits) to be paid by the Company in respect of each of at least the first twenty (20) of the Initial Aircraft, and otherwise on terms at least as favourable to the Company as the following: an upfront fee of 1%, a margin of 1.1% and a commitment fee of the aggregate to 0.40% of the undrawn amount and US$20,000 per annum.

4.2                                 AerCap undertakes to LoadAir that it will use all reasonable endeavours to procure the satisfaction of each of the Conditions on or before the Condition Date provided that if either Condition is not satisfied or waived in accordance with Clause 4.4 before the Condition Date AerCap shall have no obligation after that date to use reasonable endeavours to procure the satisfaction of the other Condition.

4.3                                 If any Condition is not satisfied in full or waived in accordance with Clause 4.4 on or before the Condition Date, then no Clause of this Agreement other than this Clause 4

12

and those Clauses referred to in Clause 4.1 will have any effect and no party shall have any claim or liability to any other party, other than in respect of any breach of those Clauses.

4.4                                Each Condition may be waived with the agreement of AerCap and LoadAir on or before the Condition Date.

4.5                                 AerCap undertakes to LoadAir that it shall procure that prior to Completion the Company shall not carry out any material business or trading activities or incur any material liability or obligation, save for any activities described in paragraph 2.1 of Schedule 3 or any liability or obligation described in paragraph 2.2 of Schedule 3 or any activities carried on or any liability or obligation incurred in pursuance of any obligation of the Company under this Agreement or the Aircraft Purchase Agreement or to achieve satisfaction of the Conditions or which is the subject of an express provision in the Budget, without the prior written consent of LoadAir.

5.                                       Completion

5.1                                 Completion shall take place at the offices of McCann FitzGerald in Dublin immediately following all of the Conditions having been satisfied or waived (or at such other place or date as AerCap and LoadAir agree).

5.2                                 At Completion all, but not some only, of the actions set out in Schedule 2 shall be taken (to the extent that they have not taken place prior to Completion).

5.3                                 Subject to the Subscription Shares being allotted and issued in accordance with paragraph (d) of Schedule 2, AerCap and LoadAir consent to their names being entered in the register of members of the Company in respect of the Subscription Shares to be subscribed for by them and agree that they will take such Shares with the benefit of the rights and subject to the restrictions set out in the Articles.

5.4                                 The parties consent to the subscriptions provided for in this Clause 5 and Schedule 2 and made pursuant to Clause 13 and waive or agree to procure the waiver of any rights or restrictions which may exist in the Articles or otherwise which might prevent any such subscriptions.

5.5                                 Subject to Clauses 4.3, 7.10 and 19 this Agreement shall not be rescinded or terminated.

6.                                       Directors

6.1                                 Subject to Clause 9.1(a) the Board shall have responsibility for the supervision and management of the Company and its business.

6.2                                 For so long as each Shareholder beneficially owns the percentage of the issued Shares set out in column (1) below, it shall be entitled to appoint up to the number of persons set out in column (2) below as Directors and to remove from office any person so appointed and to appoint another person in his place.

13

(1)	(2)
Percentage of issued Shares held	Number of Directors
Equal to or greater than 50%	4
Equal to or greater than 25% but less than 50%	2
Greater than 10% but less than 25%	1
Equal to or less than 10%	None

6.3                                 Each Shareholder agrees with the other parties that if at any time the percentage of the issued Shares which it beneficially owns is reduced (by whatever means) such that the number of Directors which it is entitled to appoint under Clause 6.2 is thereby reduced, it shall forthwith upon such reduction procure the removal of such number of Directors appointed by it as is necessary to reflect this reduction. If any Shareholder fails immediately to procure the removal of a Director(s) as required under this Clause 6.3, the office of such Director(s) shall be automatically vacated.

6.4                                 Any Director appointed by a Shareholder (or his alternate) voting on a resolution at a meeting of Directors shall be deemed to exercise the Relevant Number of Votes.

6.5                                 Each Significant Shareholder shall have the right exercisable alternately for a period of one year of nominating one of the Directors to be the Chairman of meetings of the Board and Shareholders and a Chairman so appointed shall hold office as such until the termination of the next annual general meeting following his appointment or (if earlier) the first day after such appointment on which the Shareholder who has nominated such Chairman ceases to be a Significant Shareholder.

6.6                                 Notwithstanding the generality of Clause 6.5, the first Chairman shall be nominated by AerCap, and the second Chairman shall be nominated by LoadAir.

6.7                                 If the Chairman is unable to attend any meeting of the Board, then the Shareholder who nominated him shall be entitled to appoint another Director to act as chairman in his place at such meeting.

6.8                                 In the case of an equality of votes at any meeting of the Board the Chairman shall not be entitled to a second or casting vote and the Chairman shall not have a second or casting vote at any meeting of the Shareholders of the Company.

6.9                                 Any appointment or removal pursuant to this Clause shall be made by notice in writing served on the Company and the Company agrees to procure that such appointment and/or removal shall be effected as soon as possible following receipt of such notice.

6.10                           Notwithstanding any provision of the Articles, each Director and each person appointed to the board of directors of any subsidiary undertaking of the Company shall be entitled to appoint any person to be an alternate director, shall not be entitled to be paid any remuneration by any member of the Group, shall not be required to hold any share qualification, shall not be subject to retirement by rotation and shall

14

not be removed except by the Shareholder which appointed him or pursuant to Clause 6.3 or pursuant to Article 24.6(a), (c), (d), (e) or (g).

6.11                           Each Director shall have the right to be appointed to any committee or sub-committee of or established by the Board provided that this right may be waived by that Director or any other Director appointed by the same Shareholder on his behalf including by approving the establishment of such committee or sub-committee.

6.12                           Each Shareholder agrees with each of the parties that if it removes a Director appointed by it in accordance with this Clause 6 or if any such Director is removed pursuant to Clause 6.3 or Article 24.6 (a), (c), (d) (e) or (g) it shall be responsible for, and shall indemnify the Company and the other Shareholders against, any claims by such Director arising out of the Director’s removal or loss of office. Each Shareholder acknowledges that the Company shall not be obliged to procure any insurance in respect of its Directors and officers.

6.13                           A quorum for meetings of the Board shall comprise one Director appointed by each Significant Shareholder or their duly appointed alternates present in person, provided that if a quorum is not present the meeting shall be adjourned to the same time and place fourteen days later when the Directors present shall constitute a quorum.

6.14                           A meeting of the Board shall, unless otherwise agreed by at least one Director appointed by each of the Significant Shareholders, be called by notice in writing to all Directors of no less than 14 days (exclusive of the date of service or deemed service and the date of the meeting) or such lesser period as may be required to enable the Company to give any instructions, directions, consent or response to the Service Providers in accordance with the terms of the Servicing Agreements and such notice shall specify the place, the day and the hour of the meeting, and the nature of the business to be discussed thereat.

6.15                           This Clause 6 shall apply to any subsidiary undertaking of the Company mutatis mutandis provided that for such purposes the term “Shareholders” shall continue to have the meaning set out in Clause 2.

7.                                       AerCap Warranties

7.1                                 In consideration of LoadAir agreeing to enter into this Agreement, AerCap warrants to LoadAir in the terms of the AerCap Warranties.

7.2                                 Immediately prior to Completion, AerCap shall be deemed to warrant to LoadAir in the terms of the AerCap Warranties. For this purpose only, where in an AerCap Warranty there is an express or implied reference to “the date of this Agreement”, that reference is to be also construed as a reference to the “date of Completion”.

7.3                                 Each of the AerCap Warranties is to be construed separately, independently and without prejudice to any other AerCap Warranty and to any matter expressly provided for under this Agreement but is otherwise subject to no qualification whatever.

7.4                                 Subject to Clause 7.6, AerCap shall not be liable in respect of any claim pursuant to the AerCap Warranties (a “Relevant Claim”):

(a)                                  if the amount of the Relevant Claim does not exceed US$500,000;

15

(b)                                 unless the aggregate amount of all Relevant Claims for which AerCap would otherwise be liable exceeds US$1,000,000 and in the event that the aggregate amount exceeds US$1,000,000, AerCap shall be liable only for the excess; or

(c)                                  to the extent that the aggregate liability of AerCap in respect of all Relevant Claims would exceed US$50,000,000.

7.5                                 Subject to Clause 7.6, AerCap shall be not liable in respect of a Relevant Claim unless it has been given written notice of the Relevant Claim (containing reasonable details of the grounds on which the Relevant Claim is made) not later than 5 p.m. on the second anniversary of Completion. A Relevant Claim so notified and not satisfied settled or withdrawn shall be unenforceable against AerCap on the expiry of the period of nine months starting on the day of such notification unless proceedings in respect of the Relevant Claim have been issued and served on AerCap.

7.6                                 In the case of fraud by AerCap giving rise to a claim pursuant to the AerCap Warranties its liability in respect of such claim shall not be limited as set out in Clause 7.4 or Clause 7.5.

7.7                                 AerCap shall not be liable in respect of a Relevant Claim:

(a)                                  to the extent that the matter giving rise to the Relevant Claim would not have arisen but for an act, omission or transaction after Completion by a member, director, employee or agent of any member of the LoadAir Group;

(b)                                 to the extent that the matter giving rise to the Relevant Claim would not have arisen but for the passing of, or a change in, after the date of this Agreement a law, regulation or administrative practice of a government, governmental department, agency or regulatory body, in each case not actually or prospectively in force at the date of this Agreement;

(c)                                  to the extent that the matter giving rise to the Relevant Claim arises wholly or partially from an act, omission or transaction before or after Completion at the written request or with the written consent of a member of the LoadAir Group;

(d)                                 to the extent that the matter giving rise to the Relevant Claim would not have arisen but for any change in the rate of taxation and/or practice of any relevant tax or revenue authority made after the Completion Date with retroactive effect and not in force or announced as coming into force at the date of this Agreement; or

(e)                                  to the extent that the matter giving rise to the Relevant Claim is a matter in respect of which a member of the LoadAir Group or the Company has recovered any amount from a person other than AerCap whether under a provision of applicable law, insurance policy or otherwise.

7.8                                 If AerCap pays to LoadAir an amount in respect of a Relevant Claim and any member of the LoadAir Group or the Company (the “Recipient”) subsequently recovers from another person an amount which relates to the matter giving rise to the Relevant Claim:

16

(a)                                  if the amount paid by AerCap in respect of the Relevant Claim is equal to or more than the amount recovered, LoadAir shall immediately pay to AerCap an amount equal to the sum recovered (less reasonable costs incurred by LoadAir in recovering such amount); and

(b)                                 if the amount paid by AerCap in respect of the Relevant Claim is less than the amount recovered, LoadAir shall, within 10 Business Days of the date of recovery pay to AerCap an amount equal to the amount paid by AerCap (less reasonable costs incurred by the Recipient in recovering such amount).

7.9                                 AerCap undertakes to LoadAir that it will disclose forthwith (after becoming aware of it) in writing to LoadAir any matter or thing which may arise or become known to it after the date of this Agreement and before Completion which would be inconsistent with any of the AerCap Warranties as if they were repeated on Completion.

7.10                           (a)                                  If any of the AerCap Warranties is not or was not true, complete, accurate in all material respects at the date of this Agreement or immediately prior to Completion such that the aggregate liability of AerCap in respect of a claim on foot of such breach would exceed US$50,000,000, LoadAir shall have a right to terminate this Agreement. If LoadAir does not exercise this right, each party shall proceed to Completion as far as is practicable but without prejudice to its rights (whether under this Agreement, generally, or under this clause).

(b)                                 LoadAir shall not have the right to terminate this Agreement in the event of any breach of the AerCap Warranties other than as provided in Clause 7.10(a).

(c)                                  The rights and remedies of LoadAir in respect of a breach of any of the AerCap Warranties shall not be affected:

(i)                                     by Completion; or

(ii)                                  by LoadAir terminating this Agreement pursuant to Clause 7.10(a),

except by a specific and duly authorised written waiver or release by LoadAir.

7.11                           Each Party warrants to each other Party that:

(a)                                  it is validly incorporated with limited liability and is duly incorporated or organised and validly existing under the applicable laws of its jurisdiction of incorporation or organisation and has the power and all necessary governmental and other consents, approvals, licences and authorities under any applicable jurisdiction to own its material assets and carry on its business substantially as it is conducted on the date of this Agreement;

(b)                                 it has full power and authority to enter into and perform this Agreement and any other agreements referred to in this Agreement to which it is a party and no limits on its powers will be exceeded as a result of the taking of any action contemplated by any such agreement;

(c)                                  all actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents and approvals), in order to enable it lawfully to enter into, exercise its rights and perform and comply

17

with its obligations contained in this Agreement and any other agreements referred to in this Agreement to which it is a party have been so taken, fulfilled or done and the requisite resolutions of its board of directors have been duly and properly passed at a duly convened and constituted meetings at which all statutory and other relevant formalities were observed to authorise its execution and performance of this Agreement and any other agreements referred to in this Agreement to which it is a party and such resolutions are in full force and effect and have not been varied or rescinded;

(d)                                 when executed, this Agreement and any other agreements referred to in this Agreement to which it is a party, will constitute legal, valid and binding obligations on it in accordance with their terms; and

(e)                                  neither the execution nor the delivery of this Agreement and any other agreements referred to in this Agreement to which it is a party, nor the carrying out of any transaction or the exercise of any rights or the performance of any obligations contemplated by this Agreement and any other agreements referred to in this Agreement to which it is a party will result in:-

(i)                                     violation of any law to which it is subject;

(ii)                                  any breach of any of its constitutional documents;

(iii)                               any breach of any deed, agreement, instrument or obligation made with or owed to any other person; or

(iv)                              any breach of any order, judgment or decree of any Court or governmental agency to which it is a party or by which it is bound; and

(f)                                    it is not involved in or engaged in any litigation, arbitration or other legal proceedings of a litigious nature (whether as plaintiff, claimant or defendant and whether civil, criminal or administrative) which is likely to be adversely determined and, if adversely determined, would have an adverse effect on its ability to perform its obligations under this Agreement and any other agreements referred to in this Agreement to which it is a party.

7.12                           No person to whom AerCap transfers or disposes of Shares shall have any liability under or in respect of the AerCap Warranties whether under a Deed of Adherence or otherwise.

8.                                       Provision of information to the Shareholders

8.1                                 The Company shall supply the Shareholders with the following information (in addition to the information referred to in Clause 10):

(a)                                  the audited accounts of the Company and the audited consolidated accounts of the Group for each financial year (together with copies of any management letters produced by the Auditors in connection with the annual audit) as soon as practical, and at the latest by four months after the end of that financial year; and

18

(b)                                 quarterly management accounts for the Group consisting of a balance sheet, profit and loss account, cashflow statement and cashflow forecast for the following three months together with a review of the relevant Business Plan, a comparison against actual results and a summary of material contracts entered into by the Group in that quarter as soon as practical, and at the latest by six weeks after the end of each quarter.

8.2                                 Each Shareholder and each Director shall be entitled to examine the books and accounts kept by each member of the Group during normal business hours and on reasonable prior notice and shall be permitted to take and remove copies of such books and accounts.

8.3                                 Each Director appointed by a Significant Shareholder shall be entitled to exercise all rights of the Company under the Services Agreement to make enquiries of and receive information from the Service Providers.

8.4                                 Each Shareholder and Director shall be entitled to have at all reasonable times the facility of remote electronic access to the contract management and other appropriate systems of the AerCap Group relating to the Aircraft and the Business but only to the extent that those systems give access to information relating solely to the Aircraft and the Business.

8.5                                 (a)           Subject to Clause 8.5(b) a Director may pass any information received from the Group or a party to the Services Agreement to a Shareholder and a Shareholder may pass any information received from the Group or a Director to:

(i)                                     any member of the Shareholder Group;

(ii)                                  any adviser to, trustee or manager of any member of the Shareholder Group;

(iii)                               the Shareholder’s investment adviser and any of its other professional advisers; and

(iv)                              any prospective purchaser of the Shares of the Shareholder or any investor or prospective investor in any member of the Shareholder Group.

(b)                                 No information which comprises Airbus Confidential Information shall be disclosed to a person pursuant to Clause 8.5(a) unless that person shall have entered in a confidentiality agreement with respect to such information either with Airbus or, if Airbus so agrees, with the Company and in either case in a form satisfactory to Airbus.

9.                                       Conduct of the Company’s affairs

9.1                                 Each Shareholder undertakes to each other Shareholder that it shall comply with its obligations under this Agreement and shall exercise all voting rights and other powers of control available to it in relation to the Company and the Directors or otherwise so as to procure (insofar as it is able by the exercise of such rights and powers) that at all times during the term of this Agreement:

19

(a)                                  no member of the Group undertakes any matter referred to in Part A, Part B or Part C of Schedule 4 unless the consent requirements in respect of that matter specified to Schedule 4 have been satisfied;

(b)                                 full effect is given to the terms and conditions of this Agreement;

(c)                                  the business of the Group:

(i)                                     consists exclusively of the Business;

(ii)                                  is properly managed and carried on in an effective and businesslike manner in accordance with Clause 2.2;

(iii)                               is carried on in compliance with all applicable laws;

(d)                                 the operation, expansion and development of the Business is controlled by the Company and that the Company does not enter into any contract or transaction whereby the Business would or might be controlled otherwise than by the Board;

(e)                                  subject to the Services Agreements, each member of the Group keeps books of account and makes true and complete entries in those books of all its dealings and transactions of and in relation to its business and, where applicable, the business of any other relevant member of the Group;

(f)                                    each Shareholder is supplied with information and access in accordance with Clause 8;

(g)                                 each member of the Group complies with the provisions of its memorandum and articles of association;

(h)                                 at least 4 Board meetings are held each year and that, in any case, the intervals between Board meetings shall not exceed 4 months;

(i)                                     subject to Clause 6.12 each member of the Group is insured with an insurer approved by the Insurance Servicer under the Servicing Agreement against appropriate risks to the extent and in accordance with good commercial practice in each case as recommended by the Insurance Servicer and remains so insured at all times;

(j)                                     no disposal of Shares is made or registered other than in compliance with Clause 15 and the Articles, as applicable; and

(k)                                  the Company is managed and controlled in Ireland and that all Board meetings are held in Ireland.

9.2                                 Clause 9.1(a) shall have effect notwithstanding, and prevail over, any other provision of this Agreement and, as between the Shareholders, any provision of the Articles.

9.3                                 Neither the entry by any party into, nor the performance by it of its obligations or the exercise by it of its rights or entitlements under, the Services Agreements or any of them shall constitute a breach of any term or provision of this Agreement.

20

9.4                                 To the extent to which it is able to do so by law, the Company undertakes with each of the Shareholders that it will comply with each of the provisions of this Agreement and that it will procure that no matter set out in Part B or Part C of Schedule 4 occurs unless the consent requirements applicable to that matter pursuant to Schedule 4 have been satisfied. Each undertaking by the Company in respect of each provision of this Agreement shall be construed as a separate undertaking and if any of the undertakings is unlawful or unenforceable the remaining undertakings shall continue to bind the Company.

10.                                 Business Plan

10.1                           No later than the Draft Business Plan Date the Company shall procure that there shall be prepared in accordance with the Services Agreements and delivered to the Board and each Shareholder a draft Business Plan for that financial year which shall contain the information set out in Clause 10.5. Unless the Board otherwise determines the financial year end of the Company shall be 31 December and if the financial year end of the Company is changed to a date other than 31 December, the dates referred to in Clause 10.1 and 10.2 shall be changed to permit the same period of time for consideration and approval of the draft Business Plan.

10.2                           Within 10 Business Days of receiving a draft Business Plan, or, if later, the date (being no later than 30 November in the year before the start of the financial year) on which each Director receives reasonably satisfactory responses to any reasonable queries on the draft Business Plan which may have been raised by the Board or any Director, the Board shall approve the draft Business Plan subject to any amendment which it deems appropriate, whereupon it shall become the Business Plan for the next financial year.

10.3                           Any Director may exercise any rights of the Company pursuant to the Services Agreement to seek clarification of any matter included in a draft Business Plan.

10.4                           The Board may make written changes to a Business Plan at any time during the financial year to which that Business Plan relates and such changes shall be dealt with in accordance with the Servicing Agreement.

10.5                           The information to be contained in a draft Business Plan includes:

(a)                                  a strategy paper recommending how to develop the current and future aircraft portfolio of the Company in terms of additions, disposals and possible deferrals in order to achieve the objectives of the Business;

(b)                                 a marketing plan prepared by the Servicer showing the macro and micro situation for the financial year to which the draft Business Plan relates in detail and the following two years in prospect insofar as it will affect placement of the Aircraft being delivered or in respect of which the leases are due to terminate or expire during such period, together with a commentary on the outlook for the Aircraft and any other relevant facts or analysis;

(c)                                  a technical report covering macro and micro developments affecting the portfolio Aircraft and future deliveries, including details of any significant developments of the Airbus and competing narrowbody families, plus any

21

widebody market sectors in which current or future Aircraft types will compete;

(d)                                 details of any actual or anticipated legal disputes involving a Group Member as lessor and a Lease (as defined in the Servicing Agreement) and the extent to which they are expected to affect the Aircraft and Business Plan (net of insurance recoveries);

(e)                                  the proposed budgets specified in Clause 7.3(d) of the Servicing Agreement;

(f)                                    a set of projected servicing fees for the applicable period, together with a good faith estimate of the additional reimbursable expenses to be charged to the Company;

(g)                                 an update of the annual projected results for the Company’s portfolio of Aircraft to 2014 (or to such other date as may be communicated by the Company to the Administrative Agent by 1 July in the year before the start of the relevant financial year) based on the Model whose assumptions shall have been amended to reflect the latest anticipated market conditions and the recommendations submitted to the Board by the Cash Manager; and

(h)                                 such additional analysis, facts or data as the Service Providers in their sole discretion consider the Board should consider or be aware of or which the Board has requested the Service Providers to provide in accordance with the Services Agreements.

11.                                 Staff

The Company shall have no staff.

12.                                 Dividend policy

12.1                           Subject to Clause 18, the Shareholder shall procure that the profits of the Company available for distribution in accordance with law shall be distributed to the maximum amount permissible by law provided that the Board shall have formed the view that the payment of any such distribution can reasonably be made having regard to the Company’s then current and prospective obligations and in accordance with the Company’s obligations to third party lenders.

12.2                           The Shareholders shall procure that the Board shall not declare any other dividend in respect of a Share before it has paid the Initial Dividend (including any accrued Initial Dividend) in accordance with this Clause 12 provided that the declaration of the Initial Dividend shall be subject to the restrictions and considerations set out in Clause 12.1.

12.3                           In Clause 12.2 the Initial Dividend shall mean an annual cumulative dividend payable on a Share at the rate of 8% per annum of the nominal value of that Share with effect from the date of issue of that Share.

12.4                           Clause 12.1 shall apply to any subsidiary undertaking of the Company mutatis mutandis, provided that for such purposes, the term “Shareholders” shall mean the parent undertaking of such subsidiary undertaking.

22

13.                                 Financing of the Company

13.1                           The Shareholder Capital shall be applied by the Company in accordance with the Business Plan.

13.2                           Each Shareholder shall deliver the Initial Shareholder Capital Security to the Company on or before the Security Delivery Date. AerCap will use its reasonable endeavours to seek to persuade Airbus to accept a guarantee from Al Fawares in suitable form as the Initial Shareholder Capital Security in relation to LoadAir, it being accepted by each of AerCap and LoadAir that Airbus may decide in its sole discretion not to accept such a guarantee for such purposes.

13.3                           (a)           The Shareholders and the Company shall procure that on or before the date by which any tranche of the Secured Initial Shareholder Capital is scheduled in the Equity Drawdown Schedule to be contributed (the “Scheduled Date”):

(i)                                     the Cash Manager shall:

(A)                              not less then 45 days before the Scheduled Date issue a notice in writing requiring each Shareholder to pay to the Company the Agreed Proportion of that tranche of the Secured Initial Shareholder Capital (the “Initial Call Amount”) by a date no more than 10 Business Days before the Scheduled Date (the “Required Payment Date”); and

(B)                                if any Shareholder fails to pay the Initial Call Amount by the Required Payment Date, make a call on the Initial Shareholder Capital Security provided by that Shareholder for the Initial Call Amount; and

(ii)                                  on the later of the date of receipt of an Initial Call Amount by the Company and the Scheduled Date, the Board shall issue to the Shareholder in respect of which the Initial Call Amount has been paid, Shares fully paid at par having a nominal value equal to the amount of that Initial Call Amount.

(b)                                 In the event that:

(i)                                     the Secured Initial Shareholder Capital is to be called in more than one tranche pursuant to Clause 13.3(a); and

(ii)                                  a Shareholder who has provided Third Party Security in respect of its obligation to pay the Secured Initial Shareholder Capital pays the Initial Call Amount in respect of that tranche and the Cash Manager is not required to make a call on such Third Party Security in respect thereof, the Shareholder shall be entitled to reduce the amount to which such Third Party Security relates by the amount of the Initial Call Amount.

13.4                           (a)           On any date on or before a Financing Start Date the Cash Manager shall by notice in writing (the “Call Notice”) require that each Shareholder shall pay to

23

the Company no later than ten Business Days before the Relevant Quarter (the “Due Date”), the Agreed Proportion of the Additional Shareholder Capital Tranche (the “Call Amount”) provided that the Agreed Proportion shall be determined by reference to the shareholdings in the Company as at the date of the Call Notice.

(b)                                 Each Shareholder undertakes to each other Shareholder to pay the Call Amount as set out in any such Call Notice in the manner specified in the Call Notice.

(c)                                  The Board shall issue to a Shareholder who pays a Call Amount, Shares fully paid at par having a nominal value equal to the Call Amount.

(d)                                 Each Shareholder shall provide to the Cash Manager no later than 30 Business Days prior to any quarter specified in the Equity Drawdown Schedule proof that it has sufficient liquid funds or committed funding in an amount sufficient to discharge the amount specified in the Call Notice.

13.5                           The Shareholders shall ensure that the Company uses all reasonable endeavours to procure that its requirements for capital to finance the Business in excess of the Initial Shareholder Capital and the Additional Shareholder Capital are met as far as practicable by borrowings on a non-recourse basis to the Shareholders from banks, financial institutions and other customary sources of aviation finance including the Export Credit Agencies. Such borrowings shall be sought and obtained in accordance with the Cash Management Agreement.

13.6                           Notwithstanding any other provision of this Clause 13, the provisions of Clause 13 do not constitute any undertaking from any Shareholder to the Company or the Group to provide the Additional Shareholder Capital or any part thereof or any funds (other than the Initial Shareholder Capital) to the Company or the Group or to give any guarantee, security, indemnity or other support in respect of any of the liabilities or obligations of any member of the Group.

14.                                 Distressed Aircraft

14.1                           The Company shall procure that the Servicer shall:

(a)                                  notify each Shareholder if the Company becomes entitled under the Aircraft Purchase Agreement to acquire a distressed aircraft (the “Distressed Aircraft”); and

(b)                                 prepare and provide to each Shareholder a summary of the terms of the proposed acquisition, a summary of the Distressed Aircraft specification and a proposal for such changes to the Business Plan as appear to the Servicer to be required in order for the Company to be able to acquire the Distressed Aircraft (the “Business Plan Changes”)

in each case within three Business Days of such entitlement arising.

14.2                           AerCap shall provide to each other Shareholder full details of any data procured or any analysis prepared by it for the purposes of its own evaluation of any entitlement

24

which may accrue to it pursuant to Clause 14.5(a) on the same day such details become available to AerCap.

14.3                           Provided that all Shareholders expressly approve the Business Plan Changes within 6 Business Days of receipt of notification and the proposal for the Business Plan Changes, the Company shall exercise the entitlement of the Company to acquire the Distressed Aircraft.

14.4                           The Shareholders shall within 10 Business Days from the date that all Shareholders have approved the Business Plan Changes (or so much earlier as the Business Plan Changes provide) provide any Additional Shareholder Capital required pursuant to the Business Plan Changes in accordance with Clause 13 (mutatis mutandis) and for the avoidance of doubt a failure to provide such Additional Shareholder Capital shall be a Financing Event of Default.

14.5                           If any one or more Shareholders (“Declining Shareholder”) shall not approve the Business Plan Changes within the time limit set out in Clause 14.3 AerCap and LoadAir (provided that either of them is not a Declining Shareholder) will enter into good faith negotiations and use reasonable endeavours to agree terms on the basis of which they would acquire the Distressed Aircraft together and if they fail to agree such terms:

(a)                                  in the case of the first Distressed Aircraft to be considered under this Clause 14, AerCap (provided that it was not a Declining Shareholder) shall be entitled to acquire the Distressed Aircraft provided that if AerCap was a Declining Shareholder or does not wish to exercise its entitlement as aforesaid LoadAir shall be entitled to acquire the Distressed Aircraft; and

(b)                                 in the case of the second Distressed Aircraft to be considered under this Clause 14, LoadAir (provided that it was not a Declining Shareholder) shall be entitled to acquire the Distressed Aircraft provided that if LoadAir was a Declining Shareholder or does not wish to exercise its entitlement as aforesaid AerCap shall be entitled to acquire the Distressed Aircraft; and

provided that paragraph (a) shall apply to the third Distressed Aircraft to be considered under this Clause 14 and paragraph (b) shall apply to the Fourth Distressed Aircraft and so forth in sequence thereafter and in each case the Company will procure that Airbus is notified in a timely fashion of the identity of the acquirer of the Distressed Aircraft.

14.6                           In the event that the exercise (the “Exercise”) by a Shareholder of any rights under Clause 14.5 alone (“Sole Reconfirmation Right”) or together with the acquisition by the Company of a Distressed Aircraft and/or with exercise by another Shareholder of a right under Clause 14.5 (“Joint Reconfirmation Right”) entitles the Company to a Reconfirmation Right under the Aircraft Purchase Agreement and the Company does not exercise that reconfirmation right the Company shall pay to that Shareholder within 7 Business Days from the last day such Reconfirmation Right was exercisable, in case of a Sole Reconfirmation Right, the Reconfirmation Right Compensation and in case of a Joint Reconfirmation Right, a proportionate share of the Reconfirmation Right Compensation provided for the avoidance of doubt that the Company shall not be entitled to any part of the Reconfirmation Right Compensation and further

25

provided that a Shareholder shall not be entitled to any part of the Reconfirmation Right Compensation unless:

(a)                                  as at the date of the Exercise the Company has earned and not exercised less than 10 (ten) Reconfirmation Rights under the Aircraft Purchase Agreement; and

(b)                                 any Reconfirmation Rights which have been earned by the Company as at the date of the Exercise through the acquisition by the Company of Distressed Aircraft under the Aircraft Purchase Agreement have been used by the Company (that is they shall not be exercised by the Company) before any Reconfirmation Rights accruing to the Company as a result of an exercise by a Shareholder of its rights under Clause 14.5 are used by the Company.

14.7                           In this clause “Reconfirmation Right Compensation” means US$500,000.

14.8                           The rights of AerCap and LoadAir under Clauses 14.5 and 14.6 are personal to each of them and their Related holders (including in the case of Load Air the Nominated Company) and no person (other than a Related holder) to which AerCap or LoadAir transfers Shares shall become entitled to such rights whether by entry into a Deed of Adherence or otherwise.

15.                                 Issues and Transfers of Shares

15.1                           Unless each Significant Shareholder agrees otherwise in writing, the Agreed Proportion of all new Share issues shall before issue be offered to each Shareholder.

15.2                           Each Shareholder undertakes to each other Shareholder that it will not, without the prior written consent of each other Significant Shareholder (subject to Clause 15.3) dispose of any interest in or create any Encumbrance over the Shares registered in his name other than transfers permitted or required by this Agreement and (save to the extent that they are modified or qualified by this Agreement) the Articles and made in compliance with this Clause 15.

15.3                           For the purposes of Clause 15.2, each Shareholder undertakes with and covenants to the other Shareholder that it will not withhold its consent to the granting of a mortgage, charge or other security interest (a “Security Interest”) over the Shares held by that Shareholder where:-

(a)                                  the person in whose favour the Security Interest is to be granted satisfies the minimum net worth criteria set out in Article 15.9(a)(i) provided that the reference to the number of Sale Shares in the definition of “Relevant Amount” shall be deemed to be a reference to the number of Shares in respect of which the Security Interest is to be granted;

(b)                                 the Security Interest is granted only for the purposes of raising finance; and

(c)                                  the Security Interest only permits the exercise by a person, other than the Shareholder, of the Relevant Rights attaching to the Shares if there has been an event of default under the document by which the Security Interest has been granted where “Relevant Rights” means any right to attend at any meeting, to vote (whether in a show of hands or on a poll and whether

26

exercisable at a general meeting of the Company or at a separate meeting of the class in question) or to appoint any director.

15.4                           Except with the consent of each Significant Shareholder, no Shares shall be allotted, issued or transferred to any person who is not already a party to this Agreement (a “New Shareholder”) unless:-

(a)                                  such allotment, issue or transfer is in compliance with this Agreement and (save to the extent that they are modified and qualified by this Agreement) the Articles; and

(b)                                 at the time of or prior to such allotment, issue or transfer the New Beneficial Owner (being the New Shareholder or, if it is a nominee of another person, that other person) enters into a Deed of Adherence and if the Secured Initial Shareholder Capital has not been paid in full to the Company provides Initial Shareholder Capital Security in respect of the Agreed Proportion of the Secured Initial Shareholder Capital (the “Replacement Security”), provided that in the case of a transfer of Shares which complies with the provisions of this Clause 14.5, the transferor of the Shares shall be entitled to a release (or, as the case may be, the partial release) of the Initial Shareholder Capital Security in the amount of the Replacement Security.

15.5                           Each of AerCap and LoadAir or, as the case may be, its Related holders (a “Transferor”)  may transfer Shares to one or more persons by way of one or more transactions in the period to two years after Completion without being required to comply with Article 15 provided that:

(a)                                  the aggregate number of Shares which a Transferor may transfer pursuant to this Clause 15.5 shall not comprise more than 25% of the total number of Shares in issue;

(b)                                 the requirements of Article 15.9(a)(i), 15.9(a)(ii) (where the relevant Original Holder is LoadAir), 15.9(a)(iii) (where the relevant Original Holder is AerCap) and 15.9(iv) are met; and

(c)                                  where AerCap is the Transferor, AerCap shall procure, before the transfer is made and lodged for registration, that the proposed transferee (the “Transferee”) has made an unconditional offer (the “Tag-Along Offer”) to each of the other Shareholders to purchase from that Shareholder such number of Shares as represents the Agreed Proportion in respect of that Shareholder of the number of Shares which AerCap proposes to transfer (the “Transfer Number”) to the Transferee on the same terms and conditions (including as to price) as shall have been agreed between AerCap and the Transferee (the “Agreed Terms”) and the Tag-Along Offer shall remain open for acceptance for not less than 15 Business Days (the “Acceptance Period”) PROVIDED THAT:

(i)                                     if the Tag-Along Offer is accepted by a Shareholder (an “Accepting holder”) to which it is made within the Acceptance Period the number of Shares which AerCap shall transfer to the Transferee shall be reduced accordingly so that the aggregate number of Shares transferred

27

by AerCap and all of the Accepting Holders to the Transferee on foot of the foregoing provisions shall equal the Transfer Number; and

(ii)                                  if the Tag-Along Offer is not accepted by the Shareholders to which it is made within the Acceptance Period AerCap may proceed with the transfer to the Transferee of the Transfer Number of Shares;

(iii)                               in determining the price paid or agreed to be paid for the relevant Shares under the Agreed Terms, there shall be included in each case an amount equal to the relevant proportion of any other consideration (in cash or otherwise) received or receivable by AerCap (or persons connected with it, or persons acting in concert with it) which, having regard to the substance of the transaction as a whole, can reasonably be regarded as forming part of the consideration for the Shares to be transferred and AerCap shall be obliged to disclose details of such other consideration to the other Shareholders; and

(iv)                              in the event of disagreement in relation to identification of the Agreed Terms (including disagreement as to the price paid or agreed to be paid for the relevant Shares), the identification of the Agreed Terms shall be referred to the Valuers at the request of any of the parties concerned. The Valuers shall act as experts and not as arbitrators and their determination shall be final and binding. Each of the parties concerned shall provide the Valuers with whatever information they reasonably require for the purpose of their determination.

15.6                           Article 17.1 shall apply mutatis mutandis for the purposes of determining whether a Tag-Along Offer is required to be or ought to have been made by AerCap. If the Board makes an enquiry pursuant to Article 17.1 and the purpose of the enquiry was to establish whether a Tag-Along Offer is required to be or ought to have been made, and the Board determines to its reasonable satisfaction, on the basis of the information or evidence furnished to it pursuant to Article 17.1, that a Tag-Along Offer is required or ought to have been made, the Board shall give written notice to the Shareholder or Shareholders which are required to or ought to have made the Tag-Along Offer (the “Defaulting Holder(s)”) requiring that Defaulting Holder(s) make such a Tag-Along Offer within 14 days of the date of the notice. If such a Tag-Along Offer is not made within that 14 day period, then any Shares held by the Defaulting Holder(s) (other than any Shares held by the Defaulting Holder(s) prior to the obligation to make a Tag-Along Offer arising) shall immediately cease to confer upon the Defaulting Holder(s) (or any proxy) any rights:-

(a)                                  to vote (whether on a show of hands or on a poll and whether exercisable at a general meeting of the Company or at a separate meeting of the class in question); or

(b)                                 to receive dividends or other distributions (other than the nominal value of such shares upon a return of capital),

otherwise attaching to such Shares or to any further Shares issued in right of such Shares or in pursuant of an offer made to the Defaulting Holder(s) PROVIDED THAT such rights shall be immediately re-instated in respect of any such Shares upon

28

the Tag-Along Offer having been made in accordance with Clause 15.5 (save for the timing of the making of the Tag-Along Offer).

15.7                           AerCap covenants with LoadAir that it will not without the prior written consent of LoadAir in its sole discretion sell or otherwise dispose of any Shares or any interest in Shares, whether under the provisions of this Clause, under the Articles or otherwise if as a result of such sale or disposal the Shares held by it and its Related holders (in aggregate) would fall below 25% of all of the issued Shares from time to time.

15.8                           Each of AerCap and LoadAir acknowledge that the other of them intends to sell or transfer Shares to one or more third parties in accordance with Clause 15.5. Each of them agrees to co-operate and to co-ordinate in good faith with the efforts of the other to identify and negotiate with suitable third parties for such purposes in so far as is reasonably practicable and to the extent consistent with its own objectives and requirements and to act reasonably in considering amendments to this Agreement or the Articles proposed by the other for the purposes of such a sale or transfer. In particular AerCap shall procure that the Service Providers will provide such information and support in relation to any proposed sale by LoadAir or by LoadAir and AerCap together as they would be required to provide under 2.3 of the Services Agreement to the extent applicable provided that:

(a)                                  AerCap shall not be obliged to procure that the Service Providers shall provide such information and support more than twice in the two year period commencing on the date hereof, or more than once per year at any time after the expiry of such period provided that on any one such occasion physical presentations to potential investors shall be provided for a period of no more than one week unless otherwise agreed between AerCap and LoadAir;

(b)                                 if the proposed transaction involves the sale of Shares by both LoadAir and AerCap, AerCap and LoadAir shall reimburse the Service Providers for all out of pocket expenses incurred by them arising from the provision of such information and support in the proportion to the number of Shares sold by each of them;

(c)                                  if the proposed transaction involves the sale of Shares by LoadAir but not AerCap, LoadAir shall reimburse the Service Providers for all out of pocket expenses incurred by them arising from the provision of such information and support, plus a further fee equal to 5% of the amount by which the price paid to LoadAir for such sale (in respect of which information and support are provided) exceeds an amount equal to the nominal value of the relevant Shares compounded at the rate of 25% per annum from the date of issue of such Shares and provided that in determining the price so paid Clause 15.5(c)(iii) and 15.5(c)(iv) shall apply mutatis mutandis; and

(d)                                 if LoadAir requests the assistance of AerCap or the Service Providers more frequently than that outlined in Clause 15.8(a), any payment to be made by LoadAir therefor shall be agreed at the relevant time.

29

16.                                 Default

16.1                           Each of the Shareholders undertakes that it shall notify the Company and the other Shareholders as soon as reasonably practicable after it becomes aware that it has committed or suffered an Event of Default.

16.2                           If a Shareholder (the “Defaulting Shareholder”) commits or suffers a Financing Event of Default Article 17.3 shall have effect.

16.3                           If a Shareholder (the “Defaulting Shareholder”) commits or suffers an Event of Default other than a Financing Event of Default at any time within six months of becoming aware of the Event of Default, any other Shareholder may serve a written notice on the Defaulting Shareholder requiring that the Defaulting Shareholder and each of its Permitted Transferees offer to transfer all of their Shares in accordance with Article 15. Upon service of such a notice, the Defaulting Shareholder and each of its Permitted Transferees shall immediately be deemed to have given a Transfer Notice in accordance with Article 15 and the provisions of Article 15 shall apply accordingly, provided that:

(a)                                  the Transfer Notice shall be deemed to be in respect of all (but not part only) of the Shares held or beneficially owned by the Defaulting Shareholder or the Permitted Transferee (as the case may be) (the “Sale Shares”);

(b)                                 the Transfer Price shall be the Fair Value of the Sale Shares;

(c)                                  if the offer made pursuant to Article 15.5(a) is not accepted within the period referred to in Article 15.5(a), the Transfer Notice shall be deemed to have been withdrawn.

16.4                           The application of this Clause 16 shall be without prejudice to any other rights which the Shareholders other than the Defaulting Shareholder or any of them may have against the Defaulting Shareholder in relation to the relevant Event of Default.

16.5                           If a Transfer Notice is deemed to have been given in accordance with Clause 16.3, the Transfer Notice shall be deemed to have been given:-

(a)                                  in cases within paragraph (b) of the definition of “Event of Default”, immediately prior to the occurrence of the relevant Insolvency Event; and

(b)                                 in all other cases within the definition of “Event of Default”, upon the occurrence of the relevant event.

17.                                 Deadlock

17.1                           Where a proposed transaction or course of action by the Company requires the consent of the Shareholders pursuant to this Agreement or otherwise and:-

(a)                                  a Shareholder refuses to provide the consent within ten Business Days of being first asked to do so; and

(b)                                 in the reasonable opinion of any Shareholder which is, or Shareholders which together are, the beneficial owner(s) of 50% or more in nominal value of the

30

Shares or, if the Shares are beneficially owned by two Shareholders equally, either such Shareholder, the inability of the Company to proceed with the proposed transaction or course of action has the effect of preventing the Company from continuing to effectively carry on the Business, any Shareholder may give the other Shareholders written notice (a “Deadlock Notice”) to the effect that a deadlock exists.

17.2                           Within twenty Business Days of the service of a Deadlock Notice, each of the Shareholders shall cause its appointees on the Board to prepare and circulate to the other Shareholders and the other Directors a written statement setting out its position on the matter in dispute and its reasons for adopting such position (each a “Position Statement”). Each Position Statement shall be considered by the Chief Executive Officer of each Shareholder then holding office who shall respectively use their reasonable endeavours to resolve such dispute. If they agree upon a resolution or disposition of the matter, they shall jointly execute a statement setting forth the terms of such resolution or disposition and the Shareholders shall exercise the voting rights and other powers of control available to them in relation to the Company to procure that such resolution or disposition is fully and promptly carried into effect.

17.3                           If a resolution or disposition is not agreed in accordance with the provisions of Clause 17.2 within 14 days after delivery of the last of the Position Statements, or such longer period as the Shareholders may agree in writing, then any Shareholder may require that the matter(s) in dispute be the subject of a mediation in accordance with the Model Mediation Procedure and Agreement (the “Mediation Rules”) of the Centre for Effective Dispute Resolution (“CEDR Solve”) by serving written notice to this effect on the other Shareholders (a “Mediation Notice”).

17.4                           A mediation under this Agreement (a “Mediation”) shall be conducted in accordance with the procedure in the Mediation Rules amended to take account of any relevant provisions of this Agreement including, without limitation, the provisions of this Clause 17. If the Shareholders are unable to agree on any such amendment within 10 Business Days of the date of the Mediation Notice, such terms shall be decided by CEDR Solve after consultation with the Shareholders.

17.5                           A Mediation shall commence not later than 28 days after the date of the Mediation Notice.

17.6                           No party may commence any court proceedings in relation to any matter which is the subject of a Deadlock Notice unless such matter has been the subject of a Mediation and such Mediation has terminated without the conclusion of a binding settlement agreement between the Shareholders resolving the dispute which is the subject of the Deadlock Notice.

17.7                           Any Mediation Notice served under this Agreement shall be copied to CEDR Solve within five Business Days of service.

17.8                           Any Mediation shall take place in London and the language of the mediation will be English. The courts of Ireland have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with any Mediation and any settlement agreement entered into as a result

31

of any Mediation and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of Ireland.

17.9                           If a Mediation is terminated without resolution of the matter which was the subject of the relevant Deadlock Notice, for the period of 30 days following such termination (the “Dissolution Period”) the Shareholders shall attempt to reach agreement on the most appropriate mechanism to dissolve the joint venture between them in a manner satisfactory to the Shareholders, either by the transfer of all of the Shares of one or more of the Shareholders, the transfer of all of the issued Shares or the splitting of the Group’s business, assets and liabilities between the Shareholders or on any other basis considered acceptable by the Shareholders.

17.10                     If no agreement is reached pursuant to Clause 17.9, the issued Shares shall be valued in accordance with Article 16. Each Shareholder shall be entitled, within 20 Business Days of notification of the Fair Value of the Shares, to make an offer to purchase all of the Shares of the other Shareholders (an “Offer”) at a price per Share to be stated in a notice in writing to each other Shareholder (the “Offer Notice”). In the event that:

(a)                                  any one or more Offers equals or exceeds the Fair Value, the highest Offer shall be deemed to be accepted by each of the Shareholders other than the Shareholder who made that Offer and the Shareholders shall complete the sale and purchase of the Shares on the earlier of:

(i)                                     the day 40 Business Days after the notification of the Fair Value of the Shares; and

(ii)                                  the date on which any consent permission or approval of any regulatory authority required by law for the sale and purchase have been obtained provided that the provisions of Article 15.6 shall apply to transfers of Shares pursuant to such deemed acceptance mutatis mutandis; and

(b)                                 no Offer exceeds the Fair Value, the Shareholders shall be free to accept any Offer which has been made at any time during the period of 20 Business Days after the date of the Offer Notice containing that Offer provided that all of the Shareholders (other than the Shareholder who made that Offer) accept such Offer during that period and in that event the Shareholders shall complete the sale and purchase of the Shares on the earlier of:

(i)                                     the day 30 Business Days after the date of the Offer Notice; and

(ii)                                  the date on which any consent permission or approval of any regulatory authority required by law for the sale and purchase have been obtained,

provided that the provisions of Article 15.6 shall apply to transfers of Shares pursuant to such acceptances mutatis mutandis.

32

17.11                     If no Shareholder makes an offer pursuant to Clause 17.10 any Shareholder may by notice in writing to the other Shareholders require that the Shareholders procure that their appointees on the Board shall, at the earliest practicable date:

(a)                                  make or concur in the making of a statutory declaration in the terms mentioned in Section 256 of the Companies Act, 1963 (if the state of the Company’s affairs admits of the making of such a declaration); and

(b)                                 where the state of the Company’s affairs enables the making of the declaration referred to in paragraph (a) above convene an extraordinary general meeting of the Company to consider:

(i)                                     the matter from which the deadlock arose; and

(ii)                                  the passing of a special resolution to place the Company in members’ voluntary liquidation,

(iii)                               such meeting or meetings to be held within 5 weeks after the making of any declaration made pursuant to Clause 17.11(a); and

(c)                                  where the state of the Company’s affairs does not enable the making of the declaration referred to paragraph (a) above, convene a meeting of the Company’s creditors in accordance with Section 266 of the Companies Act, 1963.

17.12                     If, at an extraordinary general meeting referred to in Clause 17.11(b), no resolution is carried in relation to the matter from which the deadlock arose by reason of an equality of votes for and against any proposal for dealing with such matter, the Shareholders shall vote in favour of the special resolution for winding up the Company.

18.                                 Facilitation Fee

18.1                           The Company shall pay to AerCap the Facilitation Fee in accordance with this Clause 18 in consideration for introducing the Company to Airbus and facilitating the negotiation of the Aircraft Letter of Intent.

18.2                           The Facilitation Fee shall comprise the aggregate of the Relevant Fee Amounts.

18.3                           Each Shareholder other than AerCap hereby irrevocably waives in favour of the Company an amount of each Extra ROE Distribution equal to 10% of that Extra ROE Distribution.

18.4                           Each Relevant Fee Amount shall be paid to AerCap at the same time as the Payable Extra ROE Distribution is paid to the Shareholder to whom it is payable.

18.5                           The Facilitation Fee shall continue to accrue to AerCap if it transfers or disposes of Shares to any other person and no person to whom AerCap transfers or disposes of Shares shall have any right to receive any part of the Facilitation Fee whether under a Deed of Adherence or otherwise.

33

18.6                           In this Clause 18 the following words and expressions shall have the following meanings:

“Relevant Fee Amount” means an amount equal to 10% of any Extra ROE Distribution;

“Extra ROE Distribution” means, in respect of a Shareholder (other than AerCap), the amount of any distribution (or portion of a distribution) in excess of the ROE Distribution which (save for the provisions of Clause 18.3 and any deduction of withholding tax made) would have been paid to that Shareholder;

“ROE Distribution” means, in respect of a Shareholder, an aggregate amount of distributions, dividends, redemption payments, or other payments by the Company in respect of Shares (or portions thereof) other than the proceeds of the sale of Shares which (save for any deduction of withholding tax made) have been received by such Shareholder equal to (x) 108% multiplied by (y) the amount invested in Shares by such Shareholder; and

“Payable Extra ROE Distribution” means, in respect of a Relevant Fee Amount, the Extra ROE Distribution to which it relates less the amount of that Extra ROE Distribution waived pursuant to Clause 18.3.

19.                                 Termination

19.1                           This Agreement shall cease and determine:

(a)                                  on the passing of an effective resolution to wind up the Company or the issue of a binding order for the winding up of the Company;

(b)                                 in respect of a Shareholder, upon the Shareholder ceasing to be beneficial owner of any Shares provided that, the transferee of such Shares shall have entered into a Deed of Adherence;

(c)                                  if all the Shares are held by a single Shareholder.

19.2                           Any cessation and determination pursuant to Clause 19.1 shall be without prejudice to the rights, obligations or liabilities of any party which shall have accrued or arisen prior to such cessation and determination.

20.                                 Confidential Information

20.1                           Each Shareholder undertakes to the other Shareholders and to the Company that:

(a)                                  it shall keep in strict confidence and shall not disclose to any third party any Confidential Information;

(b)                                 it shall not use any Confidential Information for any purpose other than in connection with the Group and its Business or as otherwise contemplated by this Agreement; and

34

(c)                                  it shall require that all of its employees, agents and any other person it authorises to have access to any Confidential Information will maintain the confidentiality required by its obligations under this Clause.

20.2                           Subject to Clause 20.3 the obligations in Clause 20.1 shall not apply where the Shareholder wishing to disclose the Confidential Information can prove that the Confidential Information:

(a)                                  is in the public domain otherwise than as a result of a breach of this Agreement;

(b)                                 was obtained by that party other than pursuant to this Agreement free from restriction from a source permitted to disclose the same;

(c)                                  was developed by an officer, employee or agent of that party independently of and without reference to the Confidential Information;

(d)                                 is required be disclosed pursuant to a statutory obligation, the order of a court of competent jurisdiction or that of a competent regulatory body; or

(e)                                  is to be disclosed to a bona fide current and/or potential purchaser of any Shares, an investor in or lender to the Company or a Shareholder, and any legal and/or professional representatives thereof, provided that any such person is be subject to a confidentiality agreement (on terms usual to such transactions) covering such Confidential Information.

20.3                           Each Shareholder undertakes to the other Shareholders and to the Company that it keep all Confidential Information which comprises Airbus Confidential Information in strict confidence and shall not disclose to any third party any such Confidential Information other than as agreed between that Shareholder and Airbus.

20.4                           For the avoidance of doubt, Confidential Information shall not be deemed to be in the public domain merely because it is known to a limited number of third parties having experience in the relevant field. In addition, any combination of elements of the Confidential Information shall not be deemed to be within the foregoing exceptions merely because individual elements of the Confidential Information are in the public domain but only if the combination is in the public domain.

20.5                           The obligations imposed by this Clause 20 shall continue to apply after the expiration or sooner termination of this Agreement without limit in time.

21.                                 Costs

21.1                           Each party shall pay its own costs relating to the negotiation, preparation, execution and implementation by it of this Agreement and of each agreement to be entered into pursuant to this Agreement.

21.2                           For the avoidance of doubt all out-of-pocket costs of the Company relating to the negotiation, preparation, execution and implementation by it of the Aircraft Purchasing Agreement shall be borne by the Company.

35

22.                                 Shareholders’ consents and enforcement

22.1                           If a proposed transaction or matter requires the consent or approval of the Shareholders under more than one provision of this Agreement, then a single consent or approval given by each Shareholder to that proposed transaction or matter shall be deemed to cover all consents and approvals required under this Agreement from the Shareholders in respect of that proposed transaction or matter.

22.2                           The Shareholders may authorise any person (including a Director) to give written consents and approvals on its behalf and such authorisation may be specific or general in nature and may be revoked at any time and notice of such authorisation or revocation must be communicated in writing to the Company.

22.3                           The Company shall supply to the Shareholders all information and documents necessary to enable them to give proper consideration over a reasonable period to any proposed transaction or matter on which their approval is required pursuant to this Agreement taking into account any time limits within which a decision regarding the proposed transaction or matter must be taken.

22.4                           Any consent or approval or agreement given or made by or on behalf of a Shareholder shall be given or made in writing.

23.                                 Continuing obligations

23.1                           Each of the obligations and undertakings given by the Company and the Shareholders pursuant to this Agreement shall continue in full force and effect notwithstanding Completion.

23.2                           Any party who has the beneficial interest in Shares held by a nominee who is not a party to this Agreement undertakes to the other parties to this Agreement to procure that the nominee observes the provisions of this Agreement which would be binding on it if it were named in this Agreement as a Shareholder.

24.                                 Acknowledgements

Each party acknowledges that damages would not be an adequate remedy for any breach of the undertakings by that party contained in this Agreement and that any other party shall be entitled (in addition to damages) to the remedies of injunction, specific performance and other equitable remedy for any threatened or actual breach of any such undertakings.

25.                                 Announcements

25.1                           Subject to Clause 25.2, no party may, either before or after Completion, make or send a public announcement, communication or circular concerning the transactions referred to in this Agreement unless it has first obtained the other parties’ written consent (not to be unreasonably withheld or delayed) and, if the proposed announcement, communication or circular contains any Airbus Confidential Information, the written consent of Airbus.

25.2                           Clause 25.1 does not apply to a public announcement, communication or circular to the extent that it is required by law or by any panel or regulatory body which any

36

party to this Agreement is a member of or otherwise regulated by or subject to provided that if a party becomes aware of any such requirement to which it is subject it will promptly notify the other parties in writing of that fact and of the nature and extent of the requirement.

26.                                 Communications

26.1                           Notices or other communications given pursuant to this Agreement shall be in writing and shall be sufficiently given:

(a)                                  if delivered by hand or by courier to the address and for the attention of the person set forth in this Clause of the party to which the notice or communication is being given or, subject to Clause 26.2, to such other address and for the attention of such other person as such party shall communicate to the party giving the notice or communication; or

(b)                                 if sent by facsimile to the facsimile number and for the attention of the person set forth in this Clause of the party to which the notice or communication is being given or, subject to Clause 26.2, to such other facsimile number and for the attention of such other person as such party shall communicate to the party giving the notice or communication.

26.2                           Every notice or communication given in accordance with this Clause shall be deemed to have been received as follows:

Means of Dispatch	Deemed Received

Delivery by hand or courier:	the day of delivery; and

Facsimile:	when sender receives a completed transmission sheet or otherwise receives a mechanical confirmation of transmission

Provided that if, in accordance with the above provisions, any such notice or other communication would otherwise be deemed to be given or made outside working hours (being 9 a.m. to 5 p.m. on a Business Day) such notice or other communication shall be deemed to be given or made at the start of working hours on the next Business Day.

26.3                           The relevant addressee, address and facsimile number of each party for the purposes of this Agreement, subject to Clause 27.4 are:

Name of Party	Address/Fax no

AerVenture Limited	debis AirFinance House
Shannon
Ireland
FAO: Company Secretary
Fax: +353 61 723850

37

AerCap Ireland Limited	debis AirFinance House
Shannon
Ireland
FAO: Company Secretary
Fax: +353 61 723850

International Cargo Airlines Company KSC	Kuwait Free Trade Zone
Moevenpick Way
Kuwait City
P.O. Box 42433
Postal Code 70655
FAO: Chairman and CEO
Fax:+965 4613179/4613180

26.4                           A party shall notify the other of a change to its name, relevant addressee or address, facsimile number for the purposes of Clause 27.2. Such notification shall only be effective on:

(a)                                  the date specified in the notification as the date on which the change is to take place; or

(b)                                 if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

27.                                 Assignment of Agreement

27.1                           Subject to Clauses 27.2 - 27.12 this Agreement is personal to the parties and shall not be capable of assignment by any party without the prior written consent of the others except in the case of a Shareholder to the successors in title of its Shares pursuant to a transfer permitted and effective in accordance with this Agreement and the Articles and in accordance with a Deed of Adherence entered into by those successors in title.

27.2                           LoadAir may at any time, by not less than three days notice in writing to AerCap and the Company, nominate a wholly owned subsidiary of LoadAir (the “Nominated Company”) to which it is to assign all of its interest under this Agreement on the terms set out below in this Clause 27.

27.3                           The Nominated Company and the parties hereto shall enter into a Deed of Adherence in the form set out in Part 2 of Schedule 5 so that the Nominated Company shall become a party to this Agreement under the terms thereof.

27.4                           LoadAir irrevocably and unconditionally guarantees the due and punctual performance of each of the obligations of the Nominated Company under this Agreement (the “Obligations” and each an “Obligation”) to each person to whom they are owed (each an “Obligee” and together the “Obligees”).

27.5                           LoadAir shall pay to each Obligee from time to time on demand by the Obligee or any of them any sum of money which the Nominated Company is at any time liable to pay to that Obligee under or pursuant to the Obligations and which has not been paid at the time the demand is made and LoadAir will in the case of default by the Nominated

38

Company in the performance of any of the Obligations duly perform or procure the performance of the Obligations.

27.6                           If any of the Obligations is void or unenforceable for any reason, LoadAir’s liability under Clauses 27.4 and 27.5 is unaffected and LoadAir shall perform the Obligations as if it were primarily liable for the performance thereof.

27.7                           LoadAir’s liability under Clauses 27.4 and 27.5 is a continuing liability and is not satisfied, discharged or affected by an intermediate payment or settlement of account by, or a change in the constitution or control of, or the insolvency of, or bankruptcy, winding up or analogous proceedings relating to the Nominated Company.

27.8                           The Obligees or any of them may at any time as they or it think(s) fit and without reference to LoadAir:

(a)                                  grant time for payment or grant another indulgence or agree to an amendment, variation, waiver or release in respect of any of the Obligations;

(b)                                 give up, deal with, vary, exchange or abstain from perfecting or enforcing other securities or guarantees held by the Obligees or any of them;

(c)                                  discharge a party to all or any other securities or guarantees held by the Obligees or any of them and realise all or any of those securities or guarantees; and

(d)                                 compound with, accept compositions from and make other arrangements with the Nominated Company or a person or persons liable on other securities or guarantees held or to be held by the Obligees or any of them.

27.9                           So long as the Nominated Company is under an actual or contingent obligation under the Obligations LoadAir shall not exercise a right which it may at any time have by reason of the performance of its obligations under Clauses 27.4 and 27.5 to be indemnified by the Nominated Company, to claim a contribution from another surety of the Obligations or to take the benefit (wholly or partly and by way of subrogation or otherwise) of any of the rights of any Obligee under the Obligations or of any other security taken by any Obligee in connection with the Obligations.

27.10                     LoadAir’s liability under Clauses 27.4 and 27.5  is not affected by the avoidance of an assurance, security or payment or a release, settlement or discharge which is given or made on the faith of an assurance, security or payment, in either case, under an enactment relating to bankruptcy or insolvency.

27.11                     Each payment to be made by LoadAir under this Clause 27 shall be made in the same currency as the relevant payment was due to be made by the Nominated Company in accordance with the terms of the relevant Obligation. If any sums payable under this Clause 27 by LoadAir shall be or become subject to any deduction or withholding, the amount of such payments shall be increased so that LoadAir will pay all monies due free and clear of and without deduction for or on account of any or all present or future taxes, levies, imposts, charges, fees, deductions or withholdings so that the net amount received by the relevant Obligee shall equal the amount which, but for such

39

deduction or withholding, would have been receivable by the relevant Obligee under this Clause from LoadAir.

27.12                     In the event that LoadAir transfers some part of the shares of the Nominated Company to one or more other persons or than a person connected with LoadAir the Shareholders agree that LoadAir shall be entitled to require that its obligations under Clauses 27.4 and 27.5 would be replaced with identical undertakings from LoadAir and such other persons save that such undertakings would be given on a several basis with the result that LoadAir and such other person shall be liable under such undertakings in proportion to their shareholdings in the Nominated Company.

28.                                 General

28.1                           This Agreement and any document referred to in this Agreement constitute the entire agreement, and supersede any previous agreement, between the parties relating to the subject matter of this Agreement. Each party acknowledges that in entering into this Agreement and the agreements into which it is required to enter hereunder (the “Transaction Documents”), it is not relying on any agreement, undertaking, representation, warranty, promise or assurance of any nature whatsoever which is not expressly set out in the Transaction Documents.

28.2                           In the event of any conflict or inconsistency between the provisions of this Agreement and the Articles, the provisions of this Agreement shall prevail as between the Shareholders and the parties shall procure that, if required, the terms of the Articles are amended so as to accord with the provisions of this Agreement.

28.3                           A variation of this Agreement or agreement of the Parties made pursuant to this Agreement is valid only if it is in writing and signed by or on behalf of each party.

28.4                           A failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of that right or remedy or the exercise of another right or remedy.

28.5                           Except where this Agreement provides otherwise the rights and remedies contained in this Agreement are cumulative and not exclusive of rights or remedies provided by law.

28.6                           Each of the Shareholders hereby declares for the purposes of the Financial Transfers Act 1992 that

(a)                                  it is not resident in any jurisdiction to which financial transfers (within the meaning of that Act) are restricted by order of the Minister for Finance in accordance with the provisions of that Act;

(b)                                 it does not hold and will not hold any Shares subscribed pursuant to this Agreement as nominee for any person so resident; and

(c)                                  it is not, to its knowledge, controlled directly or indirectly by persons so resident.

40

28.7                           No provision of this Agreement creates a partnership between any of the parties or makes a party the agent of another party for any purpose. A party has no authority or power to bind, to contract in the name of, or to create a liability for, another party in any way or for any purpose.

28.8                           If at any time any provision of this Agreement (or any part of a provision of this Agreement) is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(a)                                  the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement (including the remainder of a provision, where only part thereof is or has become illegal, invalid or unenforceable); or

(b)                                 the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

28.9                           This Agreement may be executed in any number of counterparts each of which when executed and delivered by one or more of the parties to this Agreement is an original, but all the counterparts together constitute the same document provided that this Agreement shall not be effective until each party has executed and delivered at least one counterpart.

28.10                     A waiver by a party of any of the terms, provisions or conditions of this Agreement or the acquiescence of a party in any act (whether commission or omission) which but for such acquiescence would be a breach as aforesaid shall not constitute a general waiver of such term, provision or condition or of any subsequent act contrary thereto. Save as expressly provided in this Agreement Completion shall not constitute a waiver by that party of any breach of any provision of this Agreement whether or not known to that party at the date of Completion.

28.11                     Any liability to any party under the provisions of this Agreement may in whole or in part be released, varied, compounded or compromised by such party in its absolute discretion as regards any party under such liability without in any way prejudicing or affecting its rights against any other party under the same or a like liability whether joint and several or otherwise.

29.                                 Governing law and jurisdiction

29.1                           This Agreement is governed by, and shall be construed in accordance with, the laws of Ireland.

29.2                           The courts of Ireland have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (“Proceedings”) and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of Ireland.

29.3                           Each party irrevocably waives any objection which it might at any time have to the courts of Ireland being nominated as the forum to hear and decide any Proceedings and agrees not to claim that the courts of Ireland are not a convenient or appropriate forum.

41

29.4                           LoadAir hereby irrevocably authorises and appoints Matheson Ormsby Prentice Solicitors, 30 Herbert Street, Dublin 2 (or such other address as may from time to time be notified to the parties) as its authorised agent to accept service of all legal process in Ireland on its behalf and service on such appointee shall be deemed to be service on LoadAir as the case may be. LoadAir agrees that any failure by its process agent to notify it of the legal process shall not invalidate the proceedings concerned. Nothing contained in this Clause 29 affects the right to serve process in another manner permitted by law.

IN WITNESS WHEREOF the parties have executed this Agreement on the date written above.

42

/s/ AERCAP IRELAND LIMITED /s/

a duly authorised representative of
AERCAP IRELAND LIMITED
in the presence of:

Witness:	M.J. Wills

Address:	Seabury Group, Amerstam

Occupation:	Consultant	]

/s/ INTERNATIONAL CARGO AIRLINES COMPANY
KSC /s/

a duly authorised representative of
INTERNATIONAL CARGO AIRLINES COMPANY
KSC (trading as “LoadAir”)
in the presence of:

Witness:	M.J. Wills

Address:	Seabury Group, Amsterdam

Occupation:	Consultant	]

/s/ AERVENTURE LIMITED /s/

a duly authorised representative of
AERVENTURE LIMITED
in the presence of:

Witness:	M.J. Wills

Address:	Searbury Group, Amsterdam

Occupation:	Consultant	]

43